EXHIBIT 4.1.2

MACROSHARES HOUSING DEPOSITOR, LLC,
as Depositor,

STATE STREET BANK AND TRUST COMPANY, N.A.
as Trustee,

MACROMARKETS LLC,
as Administrative Agent

and

MACRO FINANCIAL, LLC,
as Marketing Agent

AMENDED AND RESTATED MACROSHARES
MAJOR METRO HOUSING UP TRUST AGREEMENT

TABLE OF CONTENTS

Page

ARTICLE 1

DEFINITIONS

Section 1.1

Definitions

1

Section 1.2

Other Definitional Provisions

19

ARTICLE 2

FORM OF THE CERTIFICATES;
DELIVERY AND REGISTRATION OF TRANSFER
OF UP MACROSHARES

Section 2.1

Redemption of Founders' Shares

19

Section 2.2

Acceptance by Trustee

20

Section 2.3

Limited Purpose of the Up Trust

20

Section 2.4

Representations and Warranties of the Depositor

20

Section 2.5

Form of Shares; Book-Entry System; Transferability of Up MacroShares

22

ARTICLE 3

APPOINTMENT OF THE TRUSTEE,
ADMINISTRATIVE AGENT AND MARKETING AGENT;
ESTABLISHMENT OF ACCOUNTS

Section 3.1

Acceptance of Appointment and Matters Relating to the Trustee

26

Section 3.2

Representations, Warranties and Covenants of the Trustee

26

Section 3.3

Acceptance of Appointment and Matters Relating to the Administrative Agent
and the Marketing Agent

28

Section 3.4

Representations, Warranties and Covenants of the Administrative Agent and the
Marketing Agent

29

Section 3.5

Establishment of the Securities Account

32

Section 3.6

Establishment of the Distribution Account

33

Section 3.7

Establishment of the Netting Account

34

Section 3.8

Establishment of the Fee Payment Account

35

ARTICLE 4

CALCULATIONS

Section 4.1

Calculations on Each Business Day

36

Section 4.2

Calculation on Distribution Dates, on Redemption Dates, on an Early
Termination Date and on the Final Scheduled Termination Date

36

i

ARTICLE 5

DISTRIBUTIONS ON THE UP MACROSHARES

Section 5.1

Rights of Holders of the Up MacroShares

37

Section 5.2

Priority of Payments

37

Section 5.3

Payment of Expenses

39

Section 5.4

Payment of Fees

40

Section 5.5

Payments under the Income Distribution Agreement

40

Section 5.6

Payments under the Settlement Contracts

41

Section 5.7

Withholding

41

ARTICLE 6

REDEMPTIONS AND ISSUANCES OF SHARES;
THE ADMINISTRATION AND REINVESTMENT OF THE ELIGIBLE TREASURIES

Section 6.1

Paired Optional Redemptions

42

Section 6.2

Paired Issuances

44

Section 6.3

Settlement of the Settlement Contracts; Adjustments to the Notional Amount of
the Income Distribution Agreement

45

Section 6.4

Settlement of Redemptions

46

Section 6.5

Settlement of Issuances

47

Section 6.6

Suspension or Delay of Settlement

47

Section 6.7

The Participants Agreements

48

Section 6.8

Administration of Eligible Treasuries

48

ARTICLE 7

CAPITAL ACCOUNTS OF HOLDERS
AND OPERATION THEREOF; TAX ALLOCATIONS

Section 7.1

Capital Contributions

50

Section 7.2

Capital Accounts; Allocations

50

Section 7.3

Regulatory and Related Allocations

51

Section 7.4

Transfer of or Change in Up MacroShares

53

Section 7.5

Tax Allocations

53

Section 7.6

Determination of Certain Matters

55

Section 7.7

No Deficit Makeup

55

Section 7.8

U.S. Partnership Tax Treatment

55

Section 7.9

Definitions

56

ARTICLE 8

REPORTING

Section 8.1

Calculations for the Up MacroShares

57

Section 8.2

Periodic Reports

59

Section 8.3

Form 8-K Disclosure

60

Section 8.4

Disclosure Controls and Procedures

60

Section 8.5

Trust Accounting Agent Responsibilities

60

ARTICLE 9

OTHER MATTERS RELATING TO THE DEPOSITOR

Section 9.1

Liability of the Depositor

61

Section 9.2

Limitations on Liability of the Depositor, MacroMarkets LLC and Macro Financial, LLC

61

Section 9.3

Liabilities; Indemnification

61

Section 9.4

Covenant of the Depositor

62

ARTICLE 10

MATTERS RELATING TO THE
ADMINISTRATIVE AGENT AND THE MARKETING AGENT

Section 10.1

Role of the Administrative Agent

62

Section 10.2

Liability of the Administrative Agent

62

Section 10.3

Limitation on Liability of the Administrative Agent

62

Section 10.4

Administrative Agent Indemnification of the Up Trust and the Trustee

63

Section 10.5

Delegation of Duties by Administrative Agent; Assignment of Fees

63

Section 10.6

Resignation or Removal of Administrative Agent

64

Section 10.7

Role of the Marketing Agent

65

Section 10.8

Liability of the Marketing Agent

65

Section 10.9

Limitation on Liability of the Marketing Agent

65

Section 10.10

Marketing Agent's Indemnification of the Up Trust, the Depositor and the Trustee

65

Section 10.11

Delegation of Duties by Marketing Agent; Assignment of Fees

66

ARTICLE 11

EARLY TERMINATION

Section 11.1

Termination Triggers

66

ARTICLE 12

TRUSTEE TERMINATION EVENTS

Section 12.1

Trustee Termination Events

68

Section 12.2

Force Majeure

69

Section 12.3

Notification to Holders of the Up MacroShares

69

ARTICLE 13

THE TRUSTEE

Section 13.1

Duties of Trustee

69

Section 13.2

Rights of the Trustee

71

Section 13.3

Trustee Not Liable for Recitals in Up MacroShares

72

Section 13.4

Holders May Direct Trustee

72

Section 13.5

Compensation

72

Section 13.6

Indemnification

72

Section 13.7

Eligibility Requirements

73

Section 13.8

Resignation or Removal of Trustee

73

Section 13.9

Successor Trustee

74

Section 13.10

Merger or Consolidation

75

Section 13.11

Appointment of Co-Trustee or Separate Trustee

75

Section 13.12

Books, Records; Taxes; Audit

76

Section 13.13

Trustee May Enforce Claims Without Possession of Up MacroShares

78

Section 13.14

Suits for Enforcement

78

Section 13.15

Maintenance of Office or Agency

79

ARTICLE 14

TERMINATION

Section 14.1

Termination of Trust

79

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.1

Amendment; Waiver of Past Defaults and Termination

79

Section 15.2

Registration (Initial and Continuing) of Up MacroShares; Certain Securities Law Filings

81

Section 15.3

Prospectus Delivery

81

Section 15.4

Protection of Right, Title and Interest to Trust Assets

82

Section 15.5

Limitation on Rights of Holders of the Up MacroShares

82

Section 15.6

Certain Rights of Holders of Up MacroShares; Voting

83

Section 15.7

MacroShares Licensing Agreement

83

Section 15.8

Governing Law; Jurisdiction

83

Section 15.9

Notices

84

Section 15.10

Severability of Provisions

85

Section 15.11

Up MacroShares Nonassessable and Fully Paid

85

Section 15.12

Further Assurances

86

Section 15.13

Non-Petition Covenant; No Proceedings

86

Section 15.14

No Waiver; Cumulative Remedies

86

Section 15.15

Counterparts

86

Section 15.16

Third-Party Beneficiaries

86

Section 15.17

Actions or Notices by Holders of the Up MacroShares

86

Section 15.18

Merger and Integration

87

Section 15.19

Headings

87

EXHIBITS

EXHIBIT A	FORM OF UP MACROSHARE
EXHIBIT B	FORM OF INCOME DISTRIBUTION AGREEMENT
EXHIBIT C	FORM OF SETTLEMENT CONTRACT
EXHIBIT D	FORM OF PARTICIPANTS AGREEMENT
EXHIBIT E	FORM OF MACROSHARES LICENSING AGREEMENT
EXHIBIT F	FORM OF STANDARD & POOR'S SUBLICENSING AGREEMENT
EXHIBIT G	MARKETING AGENT DUTIES
EXHIBIT H	AFFILIATED PERSON VERIFICATION GUIDELINES

v

This AMENDED AND RESTATED TRUST AGREEMENT, dated as of June 29, 2009 (this "Trust Agreement"), is hereby entered into among MACROSHARES HOUSING DEPOSITOR, LLC, a Delaware limited liability company, as depositor (the "Depositor"), STATE STREET BANK AND TRUST COMPANY, N.A., not in its individual capacity but solely as trustee (the "Trustee"), MACROMARKETS LLC, not in its individual capacity but solely as administrative agent (in such capacity, the "Administrative Agent"), and MACRO FINANCIAL, LLC, as marketing agent (in such capacity, the "Marketing Agent").

WHEREAS, the Depositor and the Trustee have entered into a trust agreement, dated as of July 11, 2008 (the "Original Trust Agreement"), pursuant to which a trust was formed under the laws of the State of New York, which is known as the "MacroShares Major Metro Housing Up Trust," and which is hereafter referred to as the "Up Trust";

WHEREAS, concurrently with the formation of the Up Trust, the Depositor and the Trustee also entered into a trust agreement, dated as of July 11, 2008, pursuant to which a trust was formed under the laws of the State of New York, which is known as the "MacroShares Major Metro Housing Down Trust," and which is hereafter referred to as the "Down Trust"; and

WHEREAS, the parties now wish to amend and restate in its entirety the Original Trust Agreement to provide for the issuance of the "MacroShares Major Metro Housing Up Shares," referred to herein as the "Up MacroShares," and to specify, among other things, the respective powers and duties of the Trustee, the Administrative Agent, the Marketing Agent and the Depositor; and the parties to the original trust agreement for the Down Trust are, concurrently, amending and restating such agreement to provide for the issuance of the "MacroShares Major Metro Housing Down Shares," referred to herein as the "Down MacroShares", and to make other related amendments;

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1

Definitions

.  Whenever used in this Trust Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

"Account" or "Accounts" shall mean any or all of the Securities Account, the Distribution Account, the Netting Account and/or the Fee Payment Account, as applicable.

"Acquisition Guidelines" shall have the meaning set forth in Section 6.8(a).

"Administrative Agent" shall mean MacroMarkets LLC, in its capacity as administrative agent hereunder, and its successors and assigns.

"Administrative Agent Indemnified Party" shall have the meaning set forth in Section 10.4.

"Affiliate" shall mean with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing.  A company is assumed to be an Affiliate if the parent corporation owns 20 percent or more of the outstanding shares.

"Affiliated Person" shall have the meaning assigned to such term in Section 2(a)(3) of the Investment Company Act.

"Aggregate Par Amount" shall mean, (i) with respect to any Up MacroShares, an amount equal to the number of such Up MacroShares multiplied by the Up Stated Par Amount, and (ii) with respect to any Down MacroShares, an amount equal to the number of such Down MacroShares multiplied by the Down Stated Par Amount.

"Asset Allocation Percentage" shall have the meaning set forth in Section 6.8 of this Trust Agreement.

"Authorized Participant" shall mean any entity that (i) is a registered broker-dealer and a member in good standing with FINRA, or a participant in the securities markets such as a bank or other financial institution that is not required to register as a broker-dealer or be a member of FINRA in order to engage in securities transactions, (ii) is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC Participant and (iii) has entered into a Participants Agreement.

"Available Income" shall mean the Up Available Income or the Down Available Income, as applicable.

"Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as amended from time to time, and at codified as 11 U.S.C. Section 101 et seq.

"Beneficial Owner" shall mean, with respect to a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by the Depository as set forth in Section 2.5 of this Trust Agreement, a Person who is the beneficial owner of such interest in a Global Certificate, as reflected on the books of the Depository, or on the books of a Person maintaining an account with the Depository (directly as a DTC Participant or as an Indirect Participant, or in each case in accordance with the rules of the Depository).

"Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

"Business Office" shall mean the primary business office of the Administrative Agent, as communicated to the Trustee from time to time.

"Calculation Period" shall mean with respect to any Distribution Date, the period from but excluding the second Business Day preceding the last Distribution Date (or, in the case of the first Distribution Date, from and including the first Issuance Date) to and including the second Business Day preceding the current Distribution Date (or, in the case of the last Distribution Date, to but excluding the Distribution Payment Date that follows the Final Scheduled Termination Date or Early Termination Date).  The Calculation Period that precedes a particular Distribution Date is referred to herein as being "related" to such Distribution Date.

"Cash Netting Subaccount" shall have the meaning set forth in Section 3.7(c) of this Trust Agreement.

"CEAct" shall mean the United States Commodity Exchange Act, as amended.

"CFTC" shall mean the United States Commodity Futures Trading Commission.

"Closing Date" shall mean June 29, 2009.

"Code" shall mean U.S. Internal Revenue Code of 1986, as amended.

"Corporate Trust Office" shall have the meaning set forth under Section 13.15.

"Creation Order" shall have the meaning set forth in Section 3(b) of the Participants Agreements.

"Custodian" shall mean State Street Bank and Trust Company, N.A., in its capacity as custodian of the Trust Assets hereunder on behalf of the Up Trust.

"Daily Fee Accrual Rate" shall mean, with respect to each day occurring during a Calculation Period, a rate equal to 1.25% per annum, divided by, in each case, the actual number of days in the current calendar year (as calculated to the tenth decimal place).

"Daily Yield Rate" shall mean, with respect to any date of determination and each Eligible Treasury on deposit in the Up Trust or the Down Trust, as applicable, the applicable per annum Yield Rate for that Eligible Treasury divided by the actual number of days in the current calendar year (as calculated to the tenth decimal place).

"Depositor" shall mean MacroShares Housing Depositor, LLC and its successors and assigns.

"Depositor Indemnified Party" shall have the meaning set forth in Section 9.3(c).

"Depository" shall mean The Depository Trust Company, its nominees, and its successors and assigns.

"Depository Agreement" shall mean the Blanket Issuer Letter of Representations dated on or about the Closing Date and delivered by the Trustee, on behalf of the Up Trust, to the Depository.

"Distribution Account" shall have the meaning set forth in Section 3.6(a).

"Distribution Date" shall mean the second Business Day preceding each Record Date.

"Distribution Payment Date" means the third Business Day of the month immediately following the month in which the related Distribution Date occurred.

"Down Aggregate Par Amount" shall mean, with respect to any date of determination, the product of (i) the aggregate number of Down MacroShares that are Outstanding on such date and (ii) the Down Stated Par Amount.

"Down Asset Amount" shall mean, (i) with respect to any Distribution Date, the aggregate amount of funds on deposit in the Down Trust on such Distribution Date, including, without limitation, all of the maturity proceeds of the Eligible Treasuries held by the Down Trust during the preceding Calculation Period, and (ii) with respect to any other date of determination occurring during a Calculation Period, an amount equal to:  (A) the Down Investment Amount plus (B) the sum of the Down Available Income Accruals for each day that has elapsed during such Calculation Period (not including the date of determination) minus (C) the portion of those Down Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during such Calculation Period prior to the date of determination plus (D) (x) the sum of the Income Component of each Down MacroShare and the Income Component of each Up MacroShare that was issued during such Calculation Period prior to the date of determination, divided by (y) 2, which represents the aggregate available income that would have accrued on the Aggregate Par Amount of the Down MacroShares that were created in such Paired Issuances if cash equal to that amount had been invested on the preceding Distribution Date.

"Down Available Income" shall mean with respect to any Distribution Date and the related Calculation Period, the funds remaining on deposit in the Down Distribution Account after payment priorities first through fourth of Section 5.2(a) of the Down Trust Agreement have been satisfied in full.

"Down Available Income Accrual" shall mean, for each day occurring during any Calculation Period, (i) the sum of, for each Eligible Treasury on deposit in the Down Trust on such day, the product of (x) the purchase price at which the Down Trust acquired that Eligible Treasury multiplied by (y) the Daily Yield Rate applicable to that Eligible Treasury minus (ii) the Down Daily Fee Accrual.  If the result of the foregoing calculation is a negative number then the Down Available Income Accrual shall be equal to zero.

The Down Available Income Accrual for each Calculation Period shall be equal to the sum of the Down Available Income Accruals for each day of that Calculation Period.

"Down Daily Fee Accrual" shall mean, for any date of determination occurring during any Calculation Period, (i) the product of the Daily Fee Accrual Rate and the Down Asset Amount on such day, plus (ii) the Down Fixed Expense Estimate divided by 365 or 366, depending on the number of days in the current year; provided, that, for any partial years, which consist of 2009, during which the initial issuance will occur, and either (i) 2014, during which the Final Scheduled Termination Date will occur, or (ii) any year during which an Early Termination Date is expected to occur on any Distribution Date other than the Distribution Date in December, the Down Fixed Expense Estimate will be divided by the number of days in the relevant year during which the Paired Shares are outstanding.

"Down Distribution Account" shall mean the distribution account for the Down Trust established pursuant to the Down Trust Agreement.

"Down Earned Income Accrual" shall mean, with respect to each calendar day occurring during any Calculation Period:

•

if on such day the Leveraged Settlement Factor is less than 1, the Down Available Income Accrual for that day plus the product of (x) the Up Available Income Accrual for that day and (y) 1 minus such Leveraged Settlement Factor;

•

if on such day the Leveraged Settlement Factor is greater than 1, the Down Available Income Accrual for that day minus the product of (x) such Down Available Income Accrual and (y) such Leveraged Settlement Factor minus 1; and

•

if on such day the Leveraged Settlement Factors is equal to 1, the Down Available Income Accrual for that day;

plus, if the date of determination is also an Issuance Date on which a Net Par Amount Increase occurred, the product of the number of Down MacroShares created on such date that are part of such Net Par Amount Increase and the Income Component of each such share, minus, if the date of determination is also a Redemption Date on which a Net Par Amount Decrease occurred, the product of the number of Down MacroShares redeemed on such date that are part of such Net Par Amount Decrease and the Income Component of each such share.

The Down Earned Income Accrual for each Calculation Period shall be equal to the sum of the Down Earned Income Accruals for each day of that Calculation Period.

"Down Expenses" shall have the meaning specified in Section 5.3 of the Down Trust Agreement.

"Down Fee Deduction Amount" shall mean, with respect to any Calculation Period, an amount equal to the sum of the Down Daily Fee Accruals for each day during that Calculation Period.

"Down Fees" shall have the meaning specified in Section 5.4 of the Down Trust Agreement.

"Down Fixed Expense Estimate" shall mean, for each calendar year, the aggregate estimated fixed fees and expenses that are expected to be incurred during that calendar year by the Down Trust, as adjusted from time to time by the Administrative Agent based upon actual fixed fees and expenses that have been or are expected to be incurred by the Down Trust.  The initial Down Fixed Expense Estimate will be $600,000.  In the event that the fee payable to the Down Trustee for any Calculation Period is equal to the minimum fixed amount, as specified in more detail in the Down Trust Agreement, the difference between such fixed amount and the amount accrued at the variable rate at which the fee payable to the Down Trustee accrues will be added to the Down Fixed Expenses Estimate.

"Down Income Distribution Payment" shall mean, with respect to any Distribution Date:

(i)

if the Down Earned Income Accrual for the preceding Calculation Period exceeds the Down Available Income with respect to such Distribution Date, a payment equal to zero; and

(ii)

if the Down Available Income with respect to such Distribution Date is greater than the Down Earned Income Accrual for the preceding Calculation Period, a payment equal to the difference between such Down Available Income and such Down Earned Income Accrual.

"Down Investment Amount" shall mean, (i) with respect to any Distribution Date, an amount equal to the amount reinvested in Eligible Treasuries pursuant to Section 5.2(a)(iv) of the Down Trust Agreement and (ii) with respect to any other day occurring during any Calculation Period, an amount equal to the amount in clause (i) for the preceding Distribution Date divided by the number of Down MacroShares Outstanding on that Distribution Date multiplied by the number of Down MacroShares Outstanding on that date of determination.

"Down MacroShare" shall have the meaning set forth in the Recitals to this Trust Agreement.

"Down Redemption Percentage" shall mean (i) with respect to any Redemption Order Date, a fraction, expressed as a percentage, the numerator of which is the aggregate number of Down MacroShares that are being redeemed and the denominator of which is the aggregate number of Down MacroShares that are Outstanding prior to giving effect to the redemption and prior to giving effect to any Creation Orders that may also have been placed on such date, and (ii) with respect to an Early Termination Date or the Final Scheduled Termination Date, 100%.

"Down Settlement Payment" shall mean, with respect to any Redemption Date, an Early Termination Date or the Final Scheduled Termination Date, an amount equal to:

(a)

if, on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date, the Down Underlying Value is greater than or equal to the Down Asset Amount on such day, zero; and

(b)

if, on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date, the Down Underlying Value is less than the Down Asset Amount on such day, an amount equal to (i) the excess of such Down Asset Amount over such Down Underlying Value multiplied by (ii) the Down Redemption Percentage for such Final Scheduled Termination Date, Early Termination Date or Redemption Date, as applicable.

"Down Stated Par Amount" shall mean the stated par amount of $25 per Down MacroShare.

"Down Trust" shall have the meaning set forth in the Recitals to this Trust Agreement.

"Down Trust Agreement" shall mean the Amended and Restated Down Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agent and the Down Trustee.

"Down Trustee" shall mean State Street Bank and Trust Company, N.A., not in its individual capacity but solely as trustee of the Down Trust.

"Down Underlying Value" shall mean, with respect to any calendar day occurring during any Calculation Period:

(a)

if the Leveraged Settlement Factor is less than one, an amount equal to (i) the sum of the Down Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant calendar day plus (ii) the Down Investment Amount on such calendar day plus (iii) the product of (x) the Up Investment Amount on such calendar day and (y) 1 minus the Leveraged Settlement Factor;

(b)

if the Leveraged Settlement Factor is greater than one, an amount equal to (i) the sum of the Down Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant calendar day plus (ii)(x) the Down Investment Amount on such calendar day minus (y) the product of (1) such Down Investment Amount and (2) the Leveraged Settlement Factor minus 1; and

(c)

if the Leveraged Settlement Factor is equal to one, an amount equal to the sum of the Down Earned Income Accruals for each day that has elapsed during such Calculation Period, up to and including the relevant calculation day plus the Down Investment Amount on such calendar day.

The Down Underlying Value for each calendar day will be calculated using the Reference Value of the Index on each such calendar day.  The Down Income Accruals for each calendar day will be calculated using the Reference Value of the Index on each such calendar day.

"DTC" shall mean The Depository Trust Company.

"DTC Participant" shall mean a participant of the Depository.

"Early Termination Date" shall mean, with respect to any date of determination, the next Distribution Date that follows the occurrence of a Termination Trigger.

"Eligible Deposit Account" shall mean either (a) a segregated non-interest bearing trust account with an Eligible Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from a nationally recognized rating agency in one of its generic credit rating categories which signifies investment grade.

"Eligible Institution" shall mean a depository institution (which may be the Trustee or an Affiliate thereof) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of "A2" or better by Moody's Investors Service, Inc. or (y) a certificate of deposit rating of "P-1" by Moody's Investors Service, Inc., (ii) has either (x) a long-term unsecured debt rating of "AAA" by Standard & Poor's Rating Service or (y) a certificate of deposit rating of "A-l+" by Standard & Poor's Rating Service and (iii) is a member of the Federal Deposit Insurance Corporation.

"Eligible Treasury" shall mean (i) any Eligible Treasury Security or (ii) any Eligible Treasury Repurchase Agreement.

"Eligible Treasury Repurchase Agreement" shall mean any repurchase agreement (i) referencing Eligible Treasury Securities and under which the obligation of the seller thereof to repurchase such Eligible Treasury Securities is "fully collateralized" (as defined in Rule 5b-3 under the Investment Company Act) by such Eligible Treasury Securities, (ii) terminating within 24 hours following its execution, (iii) denominated in U.S. dollars, and (iv) entered into with a counterparty that is (x) a bank with at least 1 billion U.S. dollars in assets or (y) a registered securities dealer that is deemed creditworthy by the Administrative Agent.

"Eligible Treasury Security" shall mean any bill, note or bond issued and guaranteed by the United States Department of the Treasury that matures prior to the next scheduled Distribution Date.  "Eligible Treasury Security" shall not include any treasury inflation-protected securities, I bonds, EE/E bonds, HH/H bonds or any other financial product of the United States Department of the Treasury that is issued as a physical certificate.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Event of Bankruptcy" shall occur with respect to any specified Person, if:

(a)

a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b)

such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(c)

the board of directors (or similar body) of such Person or the trustee for such Person (in the case of a business or statutory trust) shall vote to implement any of the actions set forth in clause (b) above.

"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

"Fee Payment Account" shall have the meaning specified in Section 3.8(a) of this Trust Agreement.

"Final Distribution" shall mean any distribution made in redemption of all or a portion of the Up MacroShares pursuant to Section 5.2(a) or 5.2(c) on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date.

"Final Scheduled Termination Date" shall mean the Distribution Date scheduled to occur on November 25, 2014.

"FINRA" shall mean the Financial Industry Regulatory Authority.

"Form 8-K" shall mean a report on Form 8-K required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

"Form 10-K" shall mean the current annual report on Form 10-K required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

"Form 10-Q" shall mean the current quarterly report on Form 10-Q required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

"Founders' Shares" shall mean 40 shares with a par value of $25 per share, 20 of which were issued to MacroShares Housing Depositor, LLC and 20 of which were issued to MacroMarkets LLC in exchange for the Initial Deposit.

"Global Certificate" shall have the meaning set forth in Section 2.5(a) of this Trust Agreement.

"Governmental Authority" shall mean any federal, state, local or foreign court or arbitrator or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

"Holder" shall mean any Beneficial Owner of an Up MacroShare or a Down MacroShare, as the context requires.

"Income Component" shall mean, for any Issuance Date or any Redemption Date occurring during any Calculation Period, the portion of the Per Share Underlying Value of each Up or Down MacroShare to be issued on that Issuance Date or redeemed on that Redemption Date that represents the Up or Down Earned Income Accrual allocable to such share during the period from the last preceding Distribution Date to but not including the related Issuance Valuation Date or Redemption Valuation Date, as applicable.

"Index" means the S&P/Case-Shiller® Composite-10 Home Price Index, as established and reported by Standard & Poor’s on each Index Publication Day.

"Income Distribution Agreement" shall mean the confirmation to the Master Agreement, substantially in the form attached hereto as Exhibit B, to be dated as of the Closing Date, and each amendment thereto to be made in connection with each Issuance Date or Redemption Date, pursuant to which the Paired Trusts will be obligated to make payments to each other on each Distribution Date based upon the Up Earned Income Accruals and Down Earned Income Accruals, respectively, for the preceding Calculation Period.

"Income Distribution Payment" shall mean, with respect to any Distribution Date, (i) if a payment is required to be made by the Up Trust to the Down Trust under the Income Distribution Agreement, an Up Income Distribution Payment or (ii) if a payment is required to be made by the Down Trust to the Up Trust under the Income Distribution Agreement, a Down Income Distribution Payment.

"Independent" shall mean, as to any Person, any other Person (including a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) is not Affiliated with a Person who fails to satisfy the criteria set forth in clauses (i) and (ii).  "Independent" when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

Whenever any Independent Person's opinion, certificate or report is to be furnished hereunder, such document shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

"Index Publication Day" shall mean the Business Day in each month on which the Index is calculated and published by the Reference Index Provider.

"Indirect Participant" shall mean a Person who is not a participant of the Depository but who is a Beneficial Owner through a DTC Participant, either directly or indirectly.

"Initial Deposit" shall mean the initial deposit by the Depositor and the Administrative Agent of the aggregate sum of $1,000 into the Up Trust in connection with the formation thereof.

"Investment Company Act" shall mean the United States Investment Company Act of 1940, as amended.

"IRS" shall mean the United States Internal Revenue Service.

"Issuance Date" shall have the meaning set forth in Section 6.5(a) hereof.

"Issuance Order Date" shall have the meaning set forth in Section 6.2(b) hereof.

"Issuance Valuation Date" shall mean the last calendar day, whether or not such day is a Business Day, that precedes any Issuance Date.  In the case of any Creation Order placed (i) on a Distribution Date, or (ii) on the Business Day succeeding a Distribution Date, the Issuance Date shall occur on the third Business Day that follows the related Issuance Order Date and, accordingly, the related Issuance Valuation Date shall occur on the last calendar day preceding such third Business Day.

"Launch Cost Recovery Fee" shall mean a fee equal to $0.05 per share for each Up MacroShare and each Down MacroShare issued in a Paired Issuance, which shall be payable as described in Section 6.5(a).

"Leverage Factor" shall mean 3.

"Leveraged Settlement Factor" shall mean, on any date, (i) (x) the Leverage Factor multiplied by (y) (the Settlement Factor minus 1) plus (ii) 1.

"Listing Agency Agreement" shall mean the Listing Agency Agreement, dated as of the date hereof, by and among the Trustee, the Down Trustee, and NYSE Arca, pursuant to which NYSE Arca shall render listing services to the Macro Trusts.

"Listing Agent" shall mean NYSE Arca in its role as listing agent under the Listing Agency Agreement.

"Loss" shall have the meaning set forth in Section 9.3(a).

"Macro Trusts" shall mean, as the context requires, either or both of the Up Trust and/or the Down Trust, as applicable.

"MacroShare" shall mean, as the context requires, any or all of the Up MacroShares and/or the Down MacroShares, as applicable.

"MacroShares Licensing Agreement" shall mean the licensing agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit E, among MacroMarkets LLC, the Up Trust and the Down Trust, pursuant to which MacroMarkets LLC shall license its patented MacroShares technology to each of the Paired Trusts.

"MacroShares Unit" shall mean 10,000 Up MacroShares and 10,000 Down MacroShares.

"MacroShares Website" shall mean the website maintained by the Administrative Agent at http://www.macromarkets.com.

"Marketing Agent" shall mean Macro Financial, LLC, in its capacity as marketing agent hereunder, and its successors and assigns.

"Marketing Agent Indemnified Party" shall have the meaning set forth in Section 10.10.

"Master Agreement" shall mean the ISDA Master Agreement, dated as of the Closing Date, between the Trustee, acting on behalf of the Up Trust and the Down Trustee, acting on behalf of the Down Trust, as amended and supplemented by the schedule relating thereto.

"Net Par Amount Decrease" shall mean, with respect to any Business Day, the net decrease in the Up Aggregate Par Amount after giving effect to any Paired Issuances or Paired Optional Redemptions occurring on that Business Day.

"Net Par Amount Increase" shall mean, with respect to any Business Day, the net increase in the Up Aggregate Par Amount after giving effect to any Paired Issuances or Paired Optional Redemptions occurring on that Business Day.

"Netting Account" shall have the meaning specified in Section 3.7(a) of this Trust Agreement.

"New York City Time" shall mean the current local time in New York, New York.

"Notices" shall have the meaning set forth in Section 15.9(a) hereof.

"Officer's Certificate" shall mean a certificate signed by an officer of the Depositor that is authorized to make such certification.

"Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and which opinion shall be reasonably acceptable in form and substance to the Trustee.

"Outstanding" shall mean, with respect to the Up MacroShares or the Down MacroShares, as applicable, and any date of determination, an amount equal to the aggregate number of Up MacroShares or Down MacroShares, as applicable, issued by the Up Trust or the Down Trust, as applicable, in Paired Issuances occurring prior to such date of determination minus any such Paired Shares redeemed prior to such date of determination in Paired Optional Redemptions.

"Paired Issuance" shall have the meaning set forth in Section 6.2(a) hereof.

"Paired Optional Redemption" shall have the meaning set forth in Section 6.1(a) hereof.

"Paired Shares" shall mean the Up MacroShares and the Down MacroShares.

"Paired Trusts" shall mean the Up Trust together with the Down Trust.

"Participant Custodian Account" shall have the meaning set forth in the Participants Agreements.

"Participants Agreements" shall mean each participants agreement substantially in the form attached hereto as Exhibit D that is entered into among the Depositor, the Macro Trusts, the Administrative Agent and an entity that will act as an Authorized Participant for the Macro Trusts and shall comply with the procedures for the Paired Issuance and Paired Optional Redemption of Paired Shares that are specified therein.

"Per Share Underlying Value" means, with respect to each calendar day occurring during any Calculation Period and (i) each Up MacroShare, an amount calculated by dividing the Up Underlying Value by the number of Up MacroShares Outstanding on that day and (ii) each Down MacroShare, an amount calculated by dividing the Down Underlying Value by the number of Down MacroShares Outstanding on that day.

"Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, limited liability partnership, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

"Prospectus" shall mean the prospectus, in the form filed by the Depositor on behalf of the Up Trust with the SEC on or before the second Business Day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement on and after the date on which such Registration Statement becomes effective.

"Quarterly Distribution" shall mean with respect to each Distribution Date, the distribution to be made to the Holders of the Up MacroShares that are Outstanding on that Distribution Date pursuant to priority sixth of Section 5.2(a), which shall consist of the cash on deposit in the Up Trust after it makes or receives a payment under the Income Distribution Agreement and makes all other payments or investments in Eligible Treasuries that it is required to make pursuant to such Section 5.2(a).

"Record Date" shall mean the last Business Day of March, June, September and December of each year, commencing in June of 2009.

"Redemption Cash Component" shall have the meaning set forth in Section 6.1(d)(ii) hereof.

"Redemption Date" shall have the meaning set forth in Section 6.4 of this Trust Agreement.

"Redemption Order" shall have the meaning set forth in Section 4(b) of each Participants Agreement.

"Redemption Order Date" shall have the meaning set forth in Section 6.1(b) of this Trust Agreement.

"Redemption Valuation Date" shall mean the last calendar day, whether or not such day is a Business Day, that precedes the final scheduled termination date, an early termination date or any Redemption Date.  In the case of any Redemption Order placed (i) on a Distribution Date, or (ii) on the Business Day succeeding a Distribution Date, the Redemption Date shall occur on the third Business Day that follows the related Redemption Order Date, and, accordingly, the related Redemption Valuation Date shall occur on the last calendar day that precedes such third Business Day.

"Reference Value of the Index" shall mean the value of the Index, as calculated and published by Standard & Poor's on each Index Publication Day; provided that, prior to the occurrence of an Early Termination Date, the Reference Value of the Index shall be determined in accordance with Section 4.2(a) or (b) in the event that the Paired Trusts are no longer permitted to use the Index or if the Reference Index Provider ceases publication of the Index.

"Reference Index Provider" shall mean Standard & Poor's or any other entity responsible for the calculation and publication of the Index in the future.

"Registered Owner" shall mean the Depository or a nominee thereof in whose name the Up MacroShares are registered in the Share Register.

"Registration Statement" means the registration statement, file no. 333-151522, relating to the Up MacroShares which has been filed with the SEC, as amended, supplemented or otherwise modified from time to time.

"Requirements of Law" shall mean with respect to any Person, the certificate of incorporation, articles of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

"SEC" shall mean the United States Securities and Exchange Commission.

"Securities Account" shall have the meaning set forth in Section 3.5(a) hereof.

"Securities Act" shall mean the United States Securities Act of 1933, as amended.

"Settlement Contract" shall mean the master confirmation, dated as of the Closing Date, and each supplemental confirmation thereto, each relating to one MacroShares Unit and each dated as of the date on which such MacroShares Unit was issued by the Paired Trusts.  Such master confirmation and each supplemental confirmation thereto shall reference the Master Agreement, shall be substantially in the form attached hereto as Exhibit C, and shall provide for payments between the Paired Trusts on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, which payments are calculated by reference to the Up Underlying Value and the Down Underlying Value on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date, as applicable.  One Settlement Contract may be issued on the Closing Date which represents an equal number Up and Down MacroShares, but that together constitute less than a MacroShares Unit.

“Settlement Factor” shall mean, on any calendar day, (RVIt / RVI0), where RVIt equals the Reference Value of the Index on such day and RVI0 equals the designated Index starting level of 162.17, which was the Reference Value of the Index published on the February 24, 2009 Index Publication Day.  For the avoidance of doubt, (i) RVIt during the period from the Closing Date through the June 30, 2009 Index Publication Day will be equal to the Reference Value of the Index published on the May 26, 2009 Index Publication Day, and (ii) RVIt for purposes of calculating the Final Distribution on the Final Scheduled Termination Date will be equal to the Reference Value of the Index on the preceding calendar day, November 24, 2014, and not the Reference Value of the Index that is expected to be published on November 25, 2014.

"Settlement Payment" shall mean an Up Settlement Payment or a Down Settlement Payment, as applicable.

"Share Netting Subaccount" shall have the meaning set forth in Section 3.7(d) of this Trust Agreement.

"Share Register" shall have the meaning set forth in Section 2.5(e)(i) hereof.

"Standard & Poor's" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

"Standard & Poor's License" shall mean the licensing agreement, dated as of July 9, 2008, between MacroMarkets LLC and Standard & Poor's, pursuant to which Standard & Poor's has licensed to MacroMarkets LLC the right to use and sublicense the Index.

"Standard & Poor's Sublicensing Agreement" shall mean the sublicensing agreement, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F, among MacroMarkets LLC, the Depositor and the Macro Trusts, pursuant to which MacroMarkets LLC will sublicense to the Depositor and the Macro Trusts the right to use the Index.

"Successor Administrative Agent" shall have the meaning set forth in Section 10.6(b) hereof.

"Successor Trustee" shall have the meaning set forth in Section 13.8(b) hereof.

"Termination Trigger" shall have the meaning set forth in Section 11.1(a) hereof.

"Transaction Documents" shall mean this Trust Agreement, the Down Trust Agreement, the Master Agreement, the Income Distribution Agreement, the Settlement Contracts, the Participants Agreements the MacroShares Licensing Agreement, the Standard & Poor's Sublicensing Agreement, and the Listing Agency Agreement.

"Transfer Agent and Registrar" shall have the meaning set forth in Section 2.5(e)(i) hereof.

"Trust Accounting Agent" shall mean State Street Bank and Trust Company, N.A., in its capacity as a calculation and accounting agent pursuant to Sections 4.1 and 8.1 of this Trust Agreement.

"Trust Assets" shall have the meaning set forth in Section 2.1 hereof.

"Trust Officer" shall mean any officer or employee of the Trustee, in each case having responsibility for the administration of this Trust Agreement or authority to execute any documents on behalf of the Trustee, in its capacity as Trustee hereunder.

"Trustee" shall mean State Street Bank and Trust Company, N.A., not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

"Trustee Indemnified Party" shall have the meaning set forth in Section 13.6 hereof.

"Trustee Termination Event" shall have the meaning set forth in Section 12.1 hereof.

"Trustees" shall mean, collectively, the Trustee and the Down Trustee.

"UCC" shall mean the Uniform Commercial Code as amended and in effect from time to time in the State of New York.

"Up Administration Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.25% multiplied by the Up Asset Amount on such day, which shall be the fee payable to MacroMarkets LLC, for services rendered to the Up Trust in its capacity as Administrative Agent and for sublicensing to the Up Trust the right to reference the Index.

"Up Advertising Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.05% multiplied by the Up Asset Amount on such day, which shall be payable to the Marketing Agent and applied for the purposes specified in Exhibit G hereto.

"Up Aggregate Par Amount" shall mean, with respect to any date of determination, the product of (i) the aggregate number of Up MacroShares that are Outstanding on such date and (ii) the Up Stated Par Amount.

"Up Asset Amount" shall mean, (i) with respect to any Distribution Date, the aggregate amount of funds on deposit in the Up Trust on such Distribution Date, including, without limitation, all of the maturity proceeds of the Eligible Treasuries held by the Up Trust during the preceding Calculation Period, and (ii) with respect to any other date of determination occurring during a Calculation Period, an amount equal to:  (A) the Up Investment Amount plus (B) the sum of the Up Available Income Accruals for each day that has elapsed during such Calculation Period (not including the date of determination) minus (C) the portion of those Up Available Income Accruals that were distributed in connection with all Paired Optional Redemptions that have occurred during such Calculation Period prior to the date of determination, plus (D) (x) the sum of the Income Component of each Up MacroShare and the Income Component of each Down MacroShare that was issued during such Calculation Period prior to the date of determination, divided by (y) 2, which represents the aggregate available income that would have accrued on the Aggregate Par Amount of the Up MacroShares that were created in such Paired Issuances if cash equal to that amount had been invested on the preceding Distribution Date.

"Up Available Income" shall mean with respect to any Distribution Date and the related Calculation Period, the funds remaining on deposit in the Distribution Account after payment priorities first through fourth of Section 5.2(a) hereof have been satisfied in full.

"Up Available Income Accrual" shall mean for each day occurring during any Calculation Period, (i) the sum of, for each Eligible Treasury on deposit in the Up Trust on such day, the product of (x) the purchase price at which the Up Trust acquired that Eligible Treasury multiplied by (y) the Daily Yield Rate applicable to that Eligible Treasury minus (ii) the Up Daily Fee Accrual.  If the result of the foregoing calculation is a negative number then the Up Available Income Accrual shall be equal to zero.

The Up Available Income Accrual with respect to each Calculation Period shall be equal to the sum of the Up Available Income Accruals for each day of that Calculation Period.

"Up Daily Fee Accrual" shall mean, for any date of determination occurring during any Calculation Period, (i) the product of the Daily Fee Accrual Rate and the Up Asset Amount on such day, plus (ii) the Up Fixed Expense Estimate divided by 365 or 366, depending on the number of days in the current year; provided, that, for any partial years, which consist of 2009, during which the initial issuance will occur, and either (i) 2014, during which the Final Scheduled Termination Date will occur, or (ii) any year during which an Early Termination Date is expected to occur on any Distribution Date other than the Distribution Date in December, the Up Fixed Expense Estimate will be divided by the number of days in the relevant year during which the Paired Shares are outstanding.

"Up Earned Income Accrual" shall mean, with respect to each calendar day occurring during any Calculation Period:

•

if on such day the Leveraged Settlement Factor is greater than 1, the Up Available Income Accrual for that day plus the product of (i) the Down Available Income Accrual for that day and (ii) such Leveraged Settlement Factor minus 1;

•

if on such day the Leveraged Settlement Factor is less than 1, the Up Available Income Accrual for that day multiplied by such Leveraged Settlement Factor; and

•

if on such day the Leveraged Settlement Factor is equal to 1, the Up Available Income Accrual for that day;

plus, if the date of determination is also an Issuance Date on which a Net Par Amount Increase occurred, the product of the number of Up MacroShares created on such date that are part of such Net Par Amount Increase and the Income Component of each such share, minus, if the date of determination is also a Redemption Date on which a Net Par Amount Decrease occurred, the product of the number of Up MacroShares redeemed on such date that are part of such Net Par Amount Decrease and the Income Component of each such share.

The Up Earned Income Accrual for each Calculation Period shall be equal to the sum of the Up Earned Income Accruals for each day of that Calculation Period.

"Up Expenses" shall have the meaning specified in Section 5.3 of this Trust Agreement.

"Up Fee Deduction Amount" shall mean, with respect to any Calculation Period, an amount equal to the sum of the Up Daily Fee Accruals for each day during that Calculation Period.

"Up Fees" shall have the meaning specified in Section 5.4 of this Trust Agreement.

"Up Fixed Expense Estimate" shall mean, for each calendar year, the aggregate estimated fixed fees and expenses that are expected to be incurred during that calendar year by the Up Trust, as adjusted from time to time by the Administrative Agent based upon actual fixed fees and expenses that have been or are expected to be incurred by the Up Trust.  The initial Up Fixed Expense Estimate will be $600,000.  In the event that the fee payable to the Trustee for any Calculation Period is equal to the minimum fixed amount, as specified in the definition of "Up Trustee Fee," the difference between such fixed amount and the amount accrued at the variable rate at which the Up Trustee Fee accrues will be added to the Up Fixed Expenses Estimate.

"Up Income Distribution Payment" shall mean, with respect to any Distribution Date:

(i)

if the Up Earned Income Accrual for the preceding Calculation Period exceeds the Up Available Income with respect to such Distribution Date, a payment equal to zero; and

(ii)

if the Up Available Income with respect to such Distribution Date is greater than the Up Earned Income Accrual for the preceding Calculation Period, a payment equal to the difference between such Up Available Income and such Up Earned Income Accrual.

"Up Investment Amount" shall mean, (i) with respect to any Distribution Date, an amount equal to the amount reinvested in Eligible Treasuries pursuant to Section 5.2(a)(iv) and (ii) with respect to any other date of determination occurring during any Calculation Period, an amount equal to the amount in clause (i) for the last preceding Distribution Date divided by the number of Up MacroShares Outstanding on that Distribution Date multiplied by the number of Up MacroShares Outstanding on the relevant date of determination.

"Up Licensing Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.20% multiplied by the Up Asset Amount on such day, which shall be payable to MacroMarkets LLC pursuant to the MacroShares Licensing Agreement.

"Up MacroShares" shall have the meaning specified in the Recitals to this Trust Agreement.

"Up Marketing Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.43% multiplied by the Up Asset Amount on such day, which shall be payable to Macro Financial, LLC for services rendered by it to the Up Trust in its capacity as Marketing Agent hereunder.

"Up Redemption Percentage" shall mean (i) with respect to any Redemption Order Date, a fraction, expressed as a percentage, the numerator of which is the aggregate number of Up MacroShares that are being redeemed and the denominator of which is the aggregate number of Up MacroShares that are Outstanding on such date prior to giving effect to the redemption and prior to giving effect to any Creation Orders that may also have been placed on such date and (ii) with respect to an Early Termination Date or the Final Scheduled Termination Date, 100%.

"Up Settlement Payment" shall mean, with respect to any Redemption Date, an Early Termination Date or the Final Scheduled Termination Date, an amount equal to:

(a)

if, on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date, the Up Underlying Value is greater than or equal to the Up Asset Amount on such day, zero; and

(b)

if, on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date or the relevant Redemption Date, the Up Underlying Value is less than the Up Asset Amount on such day, an amount equal to (i) the excess of such Up Asset Amount over such Up Underlying Value multiplied by (ii) the Up Redemption Percentage for such Redemption Date, such Early Termination Date or the Final Scheduled Termination Date.

"Up Stated Par Amount" shall mean the stated par amount of $25 per Up MacroShare.

"Up Structuring Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to the product of a per annum rate of 0.20% and the Up Asset Amount on such day, which shall be payable to MacroMarkets LLC for services rendered by it to the Up Trust.

"Up Trust" shall have the meaning specified in the Recitals to this Trust Agreement.

"Up Trustee Fee" shall mean, with respect to any Distribution Date, the greater of (i) the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.12% multiplied by the Up Asset Amount on such day, and (ii) $150,000 divided by 4, which shall be the fee payable to the Trustee for the custodial, trust administration, trust accounting and other related services rendered to the Up Trust in its capacity as Trustee.

"Up Underlying Value" shall mean, with respect to any calendar day occurring during any Calculation Period:

(a)

if the Leveraged Settlement Factor on that day is greater than 1, an amount equal to (i) the sum of the Up Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current calendar day plus (ii) the Up Investment Amount on that calendar day plus (ii) (x) the Down Investment Amount on that calendar day multiplied by (y) the Leveraged Settlement Factor minus 1;

(b)

if the Leveraged Settlement Factor on that day is less than 1, an amount equal to (i) the sum of the Up Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current calendar day plus (ii) the Up Investment Amount on that calendar day multiplied by such Leveraged Settlement Factor; and

(c)

if the Leveraged Settlement Factor on that day is equal to 1, an amount equal to the sum of the Up Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current calculation day plus the Up Investment Amount on that calendar day.

The Up Underlying Value for each calendar day will be calculated using the Reference Value of the Index on each such calendar day.  The Up Income Accruals for each calendar day will be calculated using the Reference Value of the Index on each such calendar day.

"Value" shall mean, with respect to any Eligible Treasury Security on deposit at any time in either of the Paired Trusts, the purchase price at which the applicable Paired Trust acquired that Eligible Treasury Security plus all interest and/or discount accrued on that Eligible Treasury Security since its acquisition date.

"Yield Rate" shall mean, (i) with respect to any Eligible Treasury Security on deposit at any time in either of the Paired Trusts, the stated or implied interest rate of such Eligible Treasury, if any, or any discount rate applicable to such Eligible Treasury, based on the purchase date and purchase price at which the applicable Paired Trust acquired that Eligible Treasury, and (ii) with respect to any Eligible Treasury Repurchase Agreement, the difference between the repurchase price and the purchase price paid by the Up Trust under such agreement, with such difference expressed as a percentage of such purchase price.

Section 1.2

Other Definitional Provisions.

(a)

All terms defined in this Trust Agreement shall have the defined meanings when used in any share, certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

(b)

As used in this Trust Agreement and in any share, certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such share, certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such share, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in effect in the United States at the time of application thereof.  To the extent that the definitions of accounting terms in this Trust Agreement or in any such share, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such share, certificate or other document shall control.

(c)

The agreements, representations and warranties of MacroShares Housing Depositor, LLC in this Trust Agreement in its capacity as Depositor shall be deemed to be the agreements, representations and warranties of MacroShares Housing Depositor, LLC solely in such capacity for so long as MacroShares Housing Depositor, LLC acts in such capacity under this Trust Agreement.

(d)

Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(e)

The words "hereof," "herein" and "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Trust Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

ARTICLE 2

FORM OF THE CERTIFICATES;
DELIVERY AND REGISTRATION OF TRANSFER
OF UP MACROSHARES

Section 2.1

Redemption of Founders' Shares

.  Concurrently with the first Paired Issuance of Paired Shares in accordance with the terms of this Trust Agreement and the terms of the Down Trust Agreement, the portion of the Initial Deposit made into the Up Trust by the Depositor and the Administrative Agent shall be transferred to each of them in redemption of their respective Founders’ Shares and such Founders' Shares shall thereafter be cancelled and shall not be reissued.  At no time shall the Initial Deposit be included in the calculation of the Up Asset Amount or any other calculation performed at any time pursuant to Article 4 or Article 8 of this Trust Agreement.  The Securities Account and the Eligible Treasuries on deposit therein from time to time, the Distribution Account, the Fee Payment Account and the Netting Account and all monies and any other assets on deposit from time to time therein, the Up Trust's rights under the Master Agreement, the schedule related thereto and the confirmations thereto constituting the Income Distribution Agreement and the Settlement Contracts, the SNIR Service Agreement, the MacroShares Licensing Agreement, the Standard & Poor's Sublicensing Agreement and the Listing Agency Agreement, shall collectively constitute the assets of the Up Trust (the "Trust Assets").

Section 2.2

Acceptance by Trustee.  The Trustee hereby (i) acknowledges its acceptance on behalf of the Up Trust of all right and title to and interest in the Trust Assets, both now existing and hereafter created, and (ii) declares that it shall maintain such right, title and interest, upon the Up Trust herein set forth, for the benefit of all Holders of the Up MacroShares.

The Trustee agrees that, at the direction of the Administrative Agent, the Trustee shall enter into (i) one Settlement Contract with the Down Trust for each MacroShares Unit of Paired Shares created on any Issuance Date that are part of a Net Par Amount Increase on such Issuance Date, and (ii) any other agreements that the Administrative Agent or the Depositor deems necessary to continue the limited purposes of the Up Trust; provided, that the Administrative Agent and the Depositor shall not direct the Trustee to cause the Up Trust to enter into agreements that would cause the Up Trust to violate the provisions of Section 2.3 or Section 15.1 of this Trust Agreement.

Section 2.3

Limited Purpose of the Up Trust.  The Up Trust shall not engage in any business or activity other than those specified in this Section 2.3 or any activity that is incidental and necessary to carrying out the business or activities enumerated by this Section 2.3 The exclusive purposes and functions of the Up Trust consist of:

(i)

redeeming the Founders' Shares on the first Issuance Date;

(ii)

issuing Up MacroShares in Paired Issuances and redeeming Up MacroShares in Paired Optional Redemptions on a continuous basis in accordance with the provisions and subject to the conditions set forth in this Trust Agreement;

(iii)

entering into the Income Distribution Agreement and the Settlement Contracts with the Down Trust;

(iv)

entering into the other Transaction Documents with the other parties thereto; and

(v)

investing cash available from time to time in the Distribution Account in Eligible Treasuries.

Section 2.4

Representations and Warranties of the Depositor.  The Depositor hereby makes the following representations and warranties to the Up Trust and agrees that the Trustee may rely on each such representation and warranty as of the Closing Date and each Issuance Date:

(a)

Organization and Good Standing.  The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Trust Agreement.

(b)

Due Qualification.  The Depositor is duly qualified to do business and is in good standing as a foreign company (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would result in the performance by the Depositor of its obligations under this Trust Agreement to violate any applicable law and would have a material adverse effect on the interests of the Holders of the Up MacroShares hereunder.

(c)

Due Authorization.  The execution, delivery and performance of this Trust Agreement by the Depositor, the execution and delivery to the Trustee of the Up MacroShares by the Depositor and the consummation by the Depositor of the transactions provided for in this Trust Agreement and the performance of its obligations hereunder have been duly authorized by the Depositor by all necessary action on the part of the Depositor and this Trust Agreement will remain, from the time of its execution, an official record of the Depositor.

(d)

No Conflict.  The execution and delivery by the Depositor of this Trust Agreement and the Up MacroShares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and the fulfillment by the Depositor of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Depositor is a party or by which it or any of its properties are bound.

(e)

No Violation.  The execution and delivery by the Depositor of this Trust Agreement and the Up MacroShares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and its obligations hereunder and the fulfillment by the Depositor of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Depositor.

(f)

No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of the Depositor, threatened against the Depositor before any Governmental Authority (i) asserting the invalidity of this Trust Agreement or the Up MacroShares, (ii) seeking to prevent the issuance of the Up MacroShares or the consummation of any of the transactions contemplated by this Trust Agreement or the Up MacroShares, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Trust Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement or the Up MacroShares or (v) seeking to affect adversely the income tax attributes of the Up Trust under the federal or applicable state income or franchise tax systems.

(g)

All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Depositor of this Trust Agreement and the Up MacroShares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and its obligations hereunder and the Up MacroShares and the fulfillment by the Depositor of the terms hereof and thereof have been obtained.

(h)

Bankruptcy; Insolvency.  No Event of Bankruptcy with respect to the Depositor has occurred which would materially and adversely affect the validity or enforceability of this Trust Agreement or the Up MacroShares.

(i)

Binding Obligation.  This Trust Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect which affect the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(j)

No Conflicting Claim.  Neither the Depositor nor any Person claiming through or under the Depositor has any claim to or interest in the Securities Account, the Distribution Account or the Netting Account.

The representations and warranties of the Depositor set forth in this Section 2.4 shall survive following the execution of this Trust Agreement and shall be deemed to be made on each Issuance Date.  Upon discovery by the Depositor, the Trustee or the Administrative Agent of a breach of any of the representations and warranties by the Depositor set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties hereto.  The Depositor agrees to cooperate with the Trustee and the Administrative Agent in attempting to cure any such breach.

Section 2.5

Form of Shares; Book-Entry System; Transferability of Up MacroShares.

(a)

Form of Shares.  The Up MacroShares shall be evidenced by one or more global certificates substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions as hereinafter provided (each such certificate, a "Global Certificate").  No Up MacroShare shall be entitled to any benefits under this Trust Agreement or be valid or obligatory for any purpose unless a Global Certificate evidencing those Up MacroShares has been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and countersigned by the manual or facsimile signature of a duly authorized officer of the Depositor.  The Trustee shall maintain books on which the registered ownership of each Global Certificate and transfers, if any, of such registered ownership shall be recorded.  Global Certificates evidencing the Up MacroShares bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and the manual or facsimile signature of a duly authorized officer of the Depositor, if applicable, who was, at the time such Global Certificates were executed, a proper signatory of the Trustee or the Depositor, as applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Global Certificates.  The Global Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Trust Agreement as may be required by the Trustee or required to comply with any applicable law or regulations promulgated thereunder or with the rules and regulations of any securities exchange upon which the Up MacroShares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Up MacroShares are subject.

The Founders' Shares and the beneficial ownership thereof by the Depositor and the Administrative Agent shall be recorded on the books and records maintained by the Trustee on behalf of the Up Trust and no physical certificates shall be issued in respect of such Founders' Shares.  Concurrently with the first Paired Issuance of Paired Shares, the Founders' Shares shall be cancelled and shall not thereafter be reissued.

(b)

Book-Entry Settlement.  The Depositor and the Trustee shall apply to the Depository for acceptance of the Global Certificates in its book-entry settlement system.  The Global Certificates shall be deposited with the Trustee, as the custodian for the Depository, shall be registered in the name of Cede & Co., as nominee for the Depository, and shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE AGENT AUTHORIZED BY THE DEPOSITOR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

So long as the Up MacroShares are eligible for book-entry settlement with the Depository, (i) no Beneficial Owner of Up MacroShares will be entitled to receive a physical certificate evidencing those shares, (ii) the interest of a Beneficial Owner in the Up MacroShares will be shown only on, and transfer of that interest will be effected only through, records maintained by the Depository or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (iii) the rights of a Beneficial Owner of Up MacroShares will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and the Depository or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in the Up MacroShares.

As provided in the Depository Agreement, upon the settlement date for any creation, transfer or redemption of the Up MacroShares, the Depository will credit or debit, on its book-entry registration and transfer system, the amount of Up MacroShares so created, transferred or redeemed to the accounts of the appropriate DTC Participants.  The accounts to be credited and charged shall be designated by the Trustee, as instructed by the Administrative Agent and the applicable Holder of Up MacroShares.  The Beneficial Owners of the Up MacroShares will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants.  Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Up MacroShares a written confirmation relating to their purchase of Up MacroShares.

Upon the settlement date for any creation or redemption of Up MacroShares, the Trustee shall make a notation on Schedule A attached to the Global Certificate indicating the resulting Net Par Amount Increase or Net Par Amount Decrease in the Aggregate Par Amount of Outstanding Up MacroShares represented by such Global Certificate.  Upon the settlement date for a transfer of a Global Certificate to a new Registered Owner as described in clause (e)(ii) of this Section 2.5, the Trustee shall cancel such Global Certificate and issue a new Global Certificate in the name of such transferee Registered Owner.

The Depository may discontinue providing its services with respect to the Up MacroShares by giving notice to the Trustee, the Administrative Agent and the Depositor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law.  In such event, the Trustee, the Administrative Agent and the Depositor shall seek to find a replacement for the Depository to perform the functions thereof on terms acceptable to the Administrative Agent and the Depositor.  If no such replacement can be found or is willing to assume the duties of the Depository, then a Termination Trigger will occur pursuant to Section 11.1 of this Trust Agreement.

(c)

Notices to Beneficial Owners.  As described above, the Trustee will recognize the Depository or its nominee as the owner of all Up MacroShares for all purposes except as expressly set forth in this Trust Agreement.  Conveyance of all notices, statements and other communications required to be delivered to Beneficial Owners will be effected as follows:  The Administrative Agent shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Up MacroShares, directly or indirectly, through such DTC Participant.  The Administrative Agent shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners.  In addition, the Up Trust shall reimburse each such DTC Participant for the expenses attendant to such transmittal, subject to applicable statutory and regulatory requirements.

(d)

Distributions on Book-Entry Certificates.  All distributions on the Up MacroShares shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Up MacroShares.  The Trustee and the Depositor expect that the Depository or its nominee, upon receipt of any distributions made in respect of the Up MacroShares, shall credit immediately the DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Up MacroShares as shown on the records of the Depository or its nominee.  The Trustee and the Depositor also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and shall be the responsibility of such DTC Participants and Indirect Participants.  None of the Trustee, the Depositor or the Administrative Agent shall have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in the Up MacroShares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any Person by or through which such Beneficial Owner is considered to own Up MacroShares.

(e)

Registration of Transfer; Restrictions on Transfer.

(i)

The Trustee shall cause to be kept at its Corporate Trust Office a register (the "Share Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (the "Transfer Agent and Registrar") shall provide for the registration of the Up MacroShares in the Share Register and of transfers and exchanges of such shares as herein provided.  The Transfer Agent and Registrar shall initially be the Trustee.  The Depositor may revoke such appointment and remove any Transfer Agent and Registrar if the Depositor determines in its sole discretion that such Transfer Agent and Registrar failed to perform the responsibilities of the Transfer Agent and Registrar set forth in this Trust Agreement in any material respect.  Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days' notice to the Depositor and the Trustee; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Depositor.

(ii)

Transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.  When a Global Certificate is presented for registration of transfer, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall register one or more new Global Certificates in the name of the designated transferee or transferees.  Each Global Certificate presented for registration of transfer shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Registered Owner or the attorney-in-fact thereof duly authorized in writing.  No service charge shall be made for any registration of transfer or exchange of Up MacroShares, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

(f)

Mutilated, Destroyed, Lost or Stolen Shares.  If (a) any mutilated Global Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Global Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Trustee that such Global Certificate has been acquired by a bona fide purchaser, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Global Certificate, a new Global Certificate of like tenor and aggregate beneficial interest.  In connection with the issuance of any new Global Certificate under this Section 2.5(f), the Trustee or the Transfer Agent and Registrar may require the payment by the Registered Owner of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith.  Any duplicate Global Certificate issued pursuant to this Section 2.5(f) shall constitute complete and indefeasible evidence of ownership in the Up Trust, as if originally issued, whether or not the lost, stolen or destroyed Global Certificate shall be found at any time.

ARTICLE 3

APPOINTMENT OF THE TRUSTEE,
ADMINISTRATIVE AGENT AND MARKETING AGENT;
ESTABLISHMENT OF ACCOUNTS

Section 3.1

Acceptance of Appointment and Matters Relating to the Trustee.

(a)

State Street Bank and Trust Company, N.A. agrees to act as Trustee, Trust Accounting Agent, Custodian, Transfer Agent, Verification Agent and Registrar under this Trust Agreement and has concurrently agreed to act as the Down Trustee under the Down Trust Agreement.  The Holders of the Up MacroShares, by their acceptance of their shares, consent to State Street Bank and Trust Company, N.A. acting as Trustee under this Trust Agreement and as trustee for the Down Trust under the Down Trust Agreement.

(b)

Subject to the limited purposes and functions of the Up Trust specified in Section 2.3 hereof, the Trustee is hereby authorized, instructed and empowered (i) to make withdrawals and payments or to instruct any paying agent or custodian appointed by the Trustee to make withdrawals and payments from the Securities Account, the Distribution Account, the Fee Payment Account and the Netting Account as set forth in this Trust Agreement, (ii) to enter into the Income Distribution Agreement, the Settlement Contracts, the Participants Agreements, the MacroShares Licensing Agreement, the Standard & Poor's Sublicensing Agreement and any other agreement relating to the powers and purposes of the Up Trust, (iii) to purchase Eligible Treasuries (including entering into Eligible Treasury Repurchase Agreements) on behalf of the Up Trust at the direction of the Administrative Agent, (iv) to make daily, quarterly and annual calculations on behalf of the Up Trust, and (v) to take any action required or permitted under the Income Distribution Agreement, the Settlement Contracts, the Participants Agreements, the MacroShares Licensing Agreement and the Standard & Poor's Sublicensing Agreement and any action needed for the daily operation of the Up Trust.  Without limiting the generality of the foregoing and with the prior written consent and direction of the Depositor, the Trustee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the SEC and any state securities authority on behalf of the Up Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements; provided, however, that, the Depositor shall make all filings with the SEC and under state securities laws on behalf of the Up Trust to the extent required to do so in accordance with applicable law.

(c)

The Trustee shall be entitled to be reimbursed for any expenses incurred by it, with the prior approval of the Depositor or the Administrative Agent, which approval shall not be unreasonably withheld or delayed in connection with the performance of its duties under this Trust Agreement, including, without limitation, the fees and disbursements of any custodian, Transfer Agent and Registrar, the reasonable fees and expenses of its legal counsel, the fees and disbursements of Independent accountants, and the expenses associated with failed Creation Orders or Redemption Orders under the Participants Agreements.  If so requested by the Depositor or the Administrative Agent, the Trustee may expend its own funds on behalf of the Up Trust (but shall not be obligated to do so) and shall be reimbursed therefor on the next scheduled Distribution Payment Date.

Section 3.2

Representations, Warranties and Covenants of the Trustee.  State Street Bank and Trust Company, N.A., in its capacity as initial Trustee under this Trust Agreement, hereby makes, and any successor Trustee by its appointment hereunder shall make, on the Closing Date (or on the applicable date of appointment), the following representations, warranties and covenants to the Up Trust (and agrees that the Depositor, the Administrative Agent and the Holders of the Up MacroShares may rely on each such representation, warranty and covenant):

(a)

Organization and Good Standing.  The Trustee is a national bank chartered by the Office of the Comptroller of the Currency (or with respect to any successor Trustee, such other corporate entity as may be applicable), duly organized, validly existing and in good standing under the federal laws of the United States of America (or with respect to any successor Trustee, under the laws of the applicable jurisdiction of organization), and has full trust power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

(b)

Due Qualification.  The Trustee is duly qualified to do business and is in good standing as a foreign trust company (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up MacroShares hereunder.

(c)

Due Authorization.  The execution, delivery, and performance of this Trust Agreement has been duly authorized by the Trustee by all necessary trust action on the part of the Trustee.

(d)

Binding Obligation.  This Trust Agreement constitutes a legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(e)

No Violation.  The execution and delivery of this Trust Agreement by the Trustee, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Trustee, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Trustee or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Trustee is a party or by which it or any of its properties are bound.

(f)

No Proceedings.  There are no proceedings or investigations pending or threatened against the Trustee before any Governmental Authority seeking to prevent the issuance of the Up MacroShares or the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Trustee, would materially and adversely affect the performance by the Trustee of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

(g)

Compliance with Requirements of Law.  The Trustee shall duly satisfy all of its obligations and duties under this Trust Agreement and shall maintain in effect all qualifications and will comply in all material respects with all of the Requirements of Law in connection with its duties hereunder, inasmuch as a failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Up MacroShares.

(h)

Protection of the Rights of Holders of the Up MacroShares.  The Trustee shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Holders of the Up MacroShares, nor shall it revise amounts to be distributed on the Up MacroShares, unless otherwise directed by the Administrative Agent, the Depositor or 66 and 2/3% of the Holders of the Up MacroShares.

(i)

All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Trustee of this Trust Agreement, the performance by the Trustee of the transactions contemplated by this Trust Agreement and the fulfillment by the Trustee of the terms hereof, have been obtained; provided, however, that the Trustee makes no representation or warranty regarding federal securities laws or state securities or "blue sky" laws in connection with the distribution of the Up MacroShares or their registration under applicable federal or state securities laws.

(j)

No Affiliation.  The Trustee is not an Affiliated Person with respect to the Depositor, either of the Paired Trusts, the Administrative Agent, the Marketing Agent or any Authorized Participant, and it is not an Affiliated Person with respect to any Person who is an Affiliated Person with respect to any of the foregoing entities; further, the Trustee does not, and will not for so long as it acts as Trustee hereunder, offer or provide credit or credit enhancement to either of the Macro Trusts, except to the extent that the Trustee provides overdraft liquidity in the normal course of its custody services hereunder.

(k)

Eligibility Requirements.  The Trustee meets, and shall at all times during which it acts as Trustee hereunder meet, the eligibility requirements set forth in Section 13.7 hereof.

(l)

No Holding of MacroShares.  The Trustee shall not, for so long as it acts as Trustee hereunder, acquire any Up MacroShares or Down MacroShares for its own account.

(m)

Maintenance of Records and Books of Account.  The Trustee shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing any transaction entered into by the Up Trust in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable.  Such documents, books and computer records shall reflect all facts giving rise to such transactions, all payments and credits with respect thereto, and, to the extent required, such documents, books and computer records shall indicate the interests of the Up Trust in such transactions.

Section 3.3

Acceptance of Appointment and Matters Relating to the Administrative Agent and the Marketing Agent.

(a)

MacroMarkets LLC agrees to act as Administrative Agent under this Trust Agreement, and as administrative agent for the Down Trust under the Down Trust Agreement.  Macro Financial, LLC agrees to act as a Marketing Agent under this Trust Agreement and as a marketing agent for the Down Trust under the Down Trust Agreement.

(b)

The Administrative Agent shall direct the Trustee (i) in investing all cash on deposit from time to time in the Distribution Account and cash received from Authorized Participants in connection with Paired Issuances in Eligible Treasuries, (ii) in investing the proceeds from such Eligible Treasuries and (iii) in selecting Eligible Treasuries for delivery to the Down Trust to make settlement payments under the Settlement Contracts and to Holders to make a Final Distribution in accordance with the terms set forth in this Trust Agreement and its customary and established procedures relating to administering Eligible Treasuries and other comparable investments.  The Administrative Agent shall also direct the Trustee (i) in amending the Income Distribution Agreement pursuant to Section 6.3(c) and (d), and (ii) in settling and terminating Settlement Contracts in connection with Paired Optional Redemptions and entering into new Settlement Contracts in connection with Paired Issuances, in each case, on a net basis, as determined pursuant to Section 6.3(c).  The Administrative Agent shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with instructing the Trustee in the administration, reinvestment, and delivery of the Eligible Treasuries which it may deem necessary or desirable.  The Administrative Agent shall not be obligated to use separate offices, employees or accounts for directing the administration of the Eligible Treasuries.  The Depositor and the Trustee shall furnish to the Administrative Agent any powers of attorney or other documents necessary or appropriate to enable the Administrative Agent to carry out its administrative duties hereunder.

(c)

The Administrative Agent shall comply with and perform its administrative obligations (i) with respect to the Eligible Treasuries in accordance with Section 6.1 and Section 6.8 and (ii) set forth in the Down Trust Agreement in accordance with the terms of such agreement, and the Holders of the Up MacroShares shall be third-party beneficiaries of the Administrative Agent's covenants to perform its obligations under such agreement.  The Administrative Agent shall also at all times maintain the MacroShares Website.

(d)

The Marketing Agent shall perform the duties and obligations with respect to the marketing of the Up MacroShares that are set forth in Exhibit G hereto and such other duties as the Depositor may from time to time request and the Marketing Agent may agree to assume.

(e)

As compensation for acting as the Administrative Agent, MacroMarkets LLC will be entitled to receive the Up Administration Fee, which shall be payable to it in arrears on each Distribution Payment Date.  The Administrative Agent shall not be liable for the transaction costs incurred in connection with the acquisition of the Eligible Treasuries, which shall be payable out of the Fee Deduction Amount.

(f)

As compensation for acting as a Marketing Agent, Macro Financial, LLC will be entitled to receive the Up Marketing Fee, which shall be payable to it in arrears on each Distribution Payment Date.

Section 3.4

Representations, Warranties and Covenants of the Administrative Agent and the Marketing Agent.

i)

MacroMarkets LLC, in its capacity as the Administrative Agent, hereby makes, and any successor Administrative Agent by its appointment hereunder shall make, on the date hereof (or on the date of any such appointment), the following representations, warranties and covenants to the Up Trust (and agrees that the Depositor and the Trustee may rely on each such representation, warranty and covenant in fulfilling their respective duties hereunder):

(i)

Organization and Good Standing.  The Administrative Agent is a Delaware limited liability company (or, with respect to any successor Administrative Agent, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the State of Delaware (or with respect to any successor Administrative Agent, the applicable jurisdiction of its organization), and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

(ii)

Due Qualification.  The Administrative Agent is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up MacroShares hereunder.

(iii)

Due Authorization.  The execution, delivery and performance of this Trust Agreement has been duly authorized by the Administrative Agent by all necessary corporate action on the part of the Administrative Agent.

(iv)

Binding Obligation.  This Trust Agreement constitutes a legal, valid and binding obligation of the Administrative Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(v)

No Violation.  The execution and delivery of this Trust Agreement by the Administrative Agent, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Administrative Agent will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Administrative Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Administrative Agent is a party or by which it or any of its properties are bound.

(vi)

No Proceedings.  There are no proceedings or investigations pending or threatened against the Administrative Agent before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Administrative Agent, would materially and adversely affect the performance by the Administrative Agent of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

(vii)

Compliance with Requirements of Law.  The Administrative Agent shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Eligible Treasuries and the Securities Account, will maintain in effect all qualifications required under Requirements of Law in order to properly service the Eligible Treasuries and the Securities Account and will comply in all material respects with all other Requirements of Law in connection with servicing the Eligible Treasuries and the Securities Account, inasmuch as the failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Up MacroShares.

(viii)

Protection of the Rights of the Holders of the Up MacroShares.  The Administrative Agent shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the Holders of the Up MacroShares in any Eligible Treasury.

(ix)

All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Administrative Agent of this Trust Agreement, the performance by the Administrative Agent of the transactions contemplated by this Trust Agreement and the fulfillment by the Administrative Agent of the terms hereof, have been obtained; provided, however, that the Administrative Agent makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up MacroShares.

(x)

Additional Registration of Shares.  The Administrative Agent shall make commercially reasonable efforts to maintain a sufficient number of Paired Shares registered pursuant to the Securities Act available for the fulfillment of Creation Orders as they are received.

(b)

Macro Financial, LLC, in its capacity as a Marketing Agent hereunder, hereby makes, and any successor Marketing Agent by its appointment hereunder shall make, on the Closing Date (or on the date of any such appointment), the following representations, warranties and covenants to the Up Trust (and agrees that the Depositor and the Trustee may rely on each such representation, warranty and covenant in fulfilling their respective duties hereunder):

(i)

Organization and Good Standing.  Macro Financial, LLC is a Delaware limited liability company (or with respect to any successor Marketing Agent, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the State of Delaware (or with respect to any successor Marketing Agent, the applicable jurisdiction of its organization), and has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

(ii)

Due Qualification.  The Marketing Agent is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up MacroShares hereunder.

(iii)

Due Authorization.  The execution, delivery and performance of this Trust Agreement has been duly authorized by the Marketing Agent by all necessary corporate or other action.

(iv)

Binding Obligation.  This Trust Agreement constitutes a legal, valid and binding obligation of the Marketing Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(v)

No Violation.  The execution and delivery of this Trust Agreement by the Marketing Agent, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Marketing Agent, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Marketing Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Marketing Agent is a party or by which it or any of its properties are bound.

(vi)

No Proceedings.  There are no proceedings or investigations pending or threatened against the Marketing Agent before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Marketing Agent, would materially and adversely affect the performance by it of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

(vii)

All Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Marketing Agent of this Trust Agreement, the performance by the Marketing Agent of the transactions contemplated by this Trust Agreement and the fulfillment by the Marketing Agent of the terms hereof, have been obtained; provided, however, that the Marketing Agent makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up MacroShares.

Section 3.5

Establishment of the Securities Account.

(a)

The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Up Trust and for the benefit of the Holders of the Up MacroShares, an Eligible Deposit Account bearing a designation clearly indicating that the Eligible Treasuries deposited therein are held for the benefit of the Holders of the Up MacroShares (the "Securities Account").

(b)

The Securities Account shall initially be established with the Trustee.  The Trustee shall possess all right, title and interest in and to all of the Eligible Treasuries on deposit from time to time in the Securities Account and in all proceeds thereof for the benefit of the Holders of the Up MacroShares.

(c)

The Securities Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders of the Up MacroShares.  Except as expressly provided in this Trust Agreement, each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds or assets held in the Securities Account for any amount owed to it by the Up Trust or any Holder of Up MacroShares.  If at any time the Securities Account ceases to be an Eligible Deposit Account, the Trustee shall within twenty (20) Business Days establish a new account, transfer any cash or any investments to such new account, and from the date such new account is established it shall be the "Securities Account" for purposes of this Trust Agreement.

(d)

The Trustee shall, in accordance with instructions received from the Administrative Agent, invest the funds of the Up Trust in Eligible Treasuries and deposit such Eligible Treasuries into the Securities Account, (i) on each Distribution Date, using the maturity proceeds of the Eligible Treasuries on deposit in the Distribution Account on such Distribution Date in the amount specified in Section 5.2(a)(iv), (ii) on each Issuance Date, using the funds delivered to the Trustee by Authorized Participants in connection with the Paired Issuance that is being effected on such Issuance Date, but excluding funds that are required to remain in the Netting Account pursuant to Section 3.7 hereof to be used for effecting Paired Optional Redemptions and (iii) on any other day during the course of any Calculation Period, using any proceeds of the Eligible Treasuries received on or prior to that day.

(e)

On each Distribution Date, the Trustee shall transfer to the Distribution Account all of the maturity proceeds of the Eligible Treasuries that were on deposit in the Securities Account during the preceding Calculation Period.

(f)

On any Redemption Date occurring on a date that is not a Distribution Date, the Trustee shall, if so instructed by the Administrative Agent, withdraw the portion of the Eligible Treasuries on deposit in the Securities Account that is specified by the Administrative Agent with respect to such Redemption Date, as determined by the Administrative Agent pursuant to Section 6.4 hereof, and shall deliver such assets in the amounts and to the parties entitled thereto, as specified in Section 5.2(c).

Section 3.6

Establishment of the Distribution Account.

(a)

The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Up Trust and for the benefit of the Holders of the Up MacroShares, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the Up MacroShares (the "Distribution Account").

(b)

The Distribution Account shall initially be established with the Trustee.  The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Distribution Account and in all proceeds thereof.  The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders of the Up MacroShares.

(c)

Except as expressly provided in this Trust Agreement, each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Distribution Account for any amount owed to it by the Up Trust or any Holder of Up MacroShares.  If, at any time, the Distribution Account ceases to be an Eligible Deposit Account, the Trustee shall within twenty (20) Business Days establish a new account, transfer any cash or any investments to such new account, and from the date such new account is established, it shall be the "Distribution Account" for purposes of this Trust Agreement.

(d)

The Trustee shall deposit into the Distribution Account on or prior to each Distribution Date, on each Redemption Date and on each Issuance Date, as applicable, (i) all maturity proceeds, interest and other income received on the Eligible Treasuries held in the Securities Account during any Calculation Period, (ii) all payments received by the Up Trust under the Income Distribution Agreement, (iii) all payments received by the Up Trust under the Settlement Contracts, and (iv) funds delivered by Authorized Participants in connection with Paired Issuances and Redemption Cash Components delivered in connection with Paired Optional Redemptions, which are not immediately used to acquire Eligible Treasuries, other than any amounts constituting Launch Cost Recovery Fees, which shall be delivered to Macro Financial, LLC upon receipt thereof.

(e)

Not later than the Distribution Payment Date that follows each Distribution Date, including any Distribution Date that is also the Final Scheduled Termination Date or an Early Termination Date, the Trustee shall withdraw all funds on deposit in the Distribution Account and shall apply such funds for the purposes and in accordance with the priorities specified in Section 5.2(a).  On each Redemption Date, the Trustee shall withdraw cash on deposit in the Distribution Account and deliver it to the Authorized Participant or Authorized Participants who directed the Paired Optional Redemption to the extent directed to do so by the Administrative Agent and in the amount that is determined by the Administrative Agent pursuant to Section 6.4 hereof.

Section 3.7

Establishment of the Netting Account.

(a)

The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Up Trust and for the benefit of the Holders of the Up MacroShares, an Eligible Deposit Account bearing a designation that the funds deposited therein are held for the benefit of the Holders of the Up MacroShares (the "Netting Account"), which shall consist of the Cash Netting Subaccount and the Share Netting Subaccount.

(b)

The Netting Account shall initially be established with the Trustee.  The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Netting Account and in all proceeds thereof.  The Netting Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders of the Up MacroShares.

(c)

On any Issuance Date that is also a Redemption Date, the Trustee shall deposit all cash received from the Authorized Participants who directed the Paired Issuance into a subaccount of the Netting Account (the "Cash Netting Subaccount") and shall distribute such funds as follows:

(i)

On any Issuance Date that was also a Redemption Date, in the event of a Net Par Amount Decrease, all cash deposited and, in the event of a Net Par Amount Increase, the difference between the aggregate funds delivered by Authorized Participants in connection with such Paired Issuances and the Net Par Amount Increase that will result after giving effect thereto will be delivered by the Trustee, at the direction of the Administrative Agent pursuant to Section 6.4 of this Trust Agreement, to the Authorized Participants who directed Paired Optional Redemptions as part of the Final Distribution on the Up MacroShares that is required to be made on such Redemption Date.

(ii)

On any Issuance Date that was also a Redemption Date, the Trustee shall withdraw funds from the Cash Netting Subaccount in an amount equal to the Net Par Amount Increase that occurred on such Issuance Date and it shall invest such funds in Eligible Treasuries, on behalf of the Up Trust and at the direction of the Administrative Agent.  Pending such investment, such funds will be deposited into the Distribution Account.

(d)

On any Issuance Date that is also a Redemption Date, the Trustee shall credit all Up MacroShares to be redeemed to a subaccount of the Netting Account (the "Share Netting Subaccount") and shall net such Up MacroShares against the Up MacroShares to be issued as follows:

(i)

if there is a positive difference between the number of shares to be redeemed and the number of shares to be issued, the Trustee shall cancel the number of Up MacroShares equal to such positive difference and deliver all remaining Up MacroShares credited to the Share Netting Account to the Authorized Participants who directed the issuance of such shares; or

(ii)

if there is a positive difference between the number of shares to be issued and the number of shares to be redeemed, the Trustee shall cause the Up Trust to issue new Up MacroShares in the amount of such positive difference and deliver such newly-issued Up MacroShares and all Up MacroShares credited to the Share Netting Account to the Authorized Participants who directed the issuance of such shares.

(e)

No cash and no Up MacroShares shall remain on deposit in the Netting Account at the end of each Business Day.

Section 3.8

Establishment of the Fee Payment Account.

(a)

The Trustee shall establish and maintain in the name of the Trustee, on behalf of the Up Trust, an Eligible Deposit Account bearing a designation that the funds deposited therein are held for the benefit of the Depositor (the "Fee Payment Account").

(b)

The Fee Payment Account shall initially be established with the Trustee.  The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Fee Payment Account and in all proceeds thereof.  The Fee Payment Account shall be under the sole dominion and control of the Trustee for the benefit of the Depositor.

(c)

On each Distribution Date, the Trustee shall deposit into the Fee Payment Account an amount equal to the Up Fee Deduction Amount and shall use such funds, based on standing instructions from the Depositor, to pay all Up Expenses and all Up Fees pursuant to priorities first and second of Section 5.2(a) on the related Distribution Payment Date or, at the direction of the Administrative Agent, on any Business Day occurring during each Calculation Period.

(d)

On the Distribution Payment Date that follows an Early Termination Date or on the Final Scheduled Termination Date, all funds remaining on deposit in the Fee Payment Account after the Up Expenses and Up Fees have been paid in full as of such Distribution Payment Date shall be delivered by the Trustee to the Depositor and be retained by the Depositor.

ARTICLE 4

CALCULATIONS

Section 4.1

Calculations on Each Business Day.

(a)

With respect to each calendar day, the Trustee shall calculate the following data and shall provide it to the Administrative Agent, on the last Business Day that preceded such calendar day at such time on such Business Day as has been mutually agreed upon by the Trustee and the Administrative Agent:

(i)

the sum of the Up Earned Income Accruals for each day that has elapsed during the current Calculation Period;

(ii)

the Up Investment Amount for that day; and

(iii)

the estimated Up Available Income Accrual for that calendar day and for any intervening non-Business Days between the Business Day on which such amounts are provided to the Administrative Agent and the next succeeding Business Day.

(b)

At the close of each Business Day, the Trustee shall calculate and provide to the Administrative Agent for posting on the MacroShares Website, the Per Share Underlying Value of one Up MacroShare on that Business Day or, if that Business Day is followed by one or more intervening non-business days, for the last calendar day preceding the next Business Day, based in each case upon (i) the Reference Value of the Index for such Business Day or such last calendar day, as applicable, and (ii) the calculations of the Down Trustee pursuant to Section 8.1 of the Down Trust Agreement.

For purposes of calculating the foregoing amounts on any Business Day, any Paired Optional Redemptions or Paired Issuances scheduled to settle on such Business Day shall be taken into account.

(c)

The Trustee's calculations, pursuant to clauses (a) and (b) of this Section 4.1 shall be conclusive and binding upon the Holders of the Up MacroShares, the Holders of the Down MacroShares and all other Persons, absent manifest error.

Section 4.2

Calculation on Distribution Dates, on Redemption Dates, on an Early Termination Date and on the Final Scheduled Termination Date.

(a)

On the last Business Day preceding each Distribution Date, within the time period agreed upon by the Trustee and the Administrative Agent, the Trustee shall calculate (i) the Up Income Distribution Payment, if any, that the Up Trust is required to make to the Down Trust on the related Distribution Payment Date or the Down Income Distribution Payment, if any, that the Down Trust is required to make to the Up Trust on the related Distribution Payment Date pursuant to the Income Distribution Agreement and (ii) the Quarterly Distribution payable to Holders of the Up MacroShares on the related Distribution Payment Date.  The Trustee shall perform the calculations described in this Section 4.2(a) by assuming that the Reference Value of the Index for any calendar day on which the Index was no longer available to the Paired Trusts or no longer being published was the same as the Reference Value of the Index on the last Index Publication Day on which it was available and being published.

(b)

The Trustee shall calculate on the last calendar day preceding the Final Scheduled Termination Date, an Early Termination Date and the relevant Redemption Date (and provide to the Administrative Agent within the time period agreed upon by the Trustee and the Administrative Agent), (i)(x) the Up Settlement Payment, if any, required to be made by the Up Trust to the Down Trust under the Settlement Contracts that are being settled in connection with such Final Scheduled Termination Date, such Early Termination Date or the related Redemption Date or (y) the Down Settlement Payment, if any, required to be made by the Down Trust to the Up Trust under the Settlement Contracts that are being settled in connection with such Final Scheduled Termination Date, such Early Termination Date or the relevant Redemption Date, and (ii) the Final Distribution payable to Holders of the Up MacroShares on such Redemption Date, Early Termination Date or Final Scheduled Termination Date.  The Trustee shall perform the calculations described in this Section 4.2(b) by assuming that the Reference Value of the Index for any calendar day on which the Index was no longer available to the Paired Trusts or no longer being published was the same as the Reference Value of the Index on the last Index Publication Day on which it was available and being published.

(c)

The Trustee shall confirm the Administrative Agent's determination of the Redemption Cash Component, if any, that must be delivered by the redeeming Authorized Participants in connection with a Paired Optional Redemption not later than the Redemption Order Date for such Paired Optional Redemption.

ARTICLE 5

DISTRIBUTIONS ON THE UP MACROSHARES

Section 5.1

Rights of Holders of the Up MacroShares. Each Up MacroShare represents an undivided beneficial interest in the Up Trust and the Beneficial Owner thereof is entitled to receive distributions on such Up MacroShare on the dates and in the amounts specified in Section 5.2 from assets on deposit in the Up Trust.

Section 5.2

Priority of Payments.

(a)

Allocations on each Distribution Date.  On each Distribution Date, the Trustee, on behalf of the Up Trust, shall allocate the amounts on deposit in the Distribution Account, including amounts deposited therein pursuant to Section 5.6(b), in accordance with the following priority of payments:

(i)

first, for deposit of an amount equal to the Up Fee Deduction Amount into the Fee Payment Account for application to the payment of Up Expenses incurred during the preceding Calculation Period in accordance with Section 5.3 hereunder;

(ii)

second, for application of the Up Fee Deduction Amount to the payment of Up Fees accrued during the preceding Calculation Period in accordance with Section 5.4 hereunder;

(iii)

third, if such Distribution Date is a Redemption Date, an Early Termination Date or the Final Scheduled Termination Date, to segregate all funds remaining after satisfying priorities first and second of this Section 5.2(a) or, in the case of a Redemption Date, the product of the applicable Up Redemption Percentage and such remaining funds, and apply such funds (A) to make the Up Settlement Payment to the Down Trust if any such payment is owed under the Settlement Contracts being settled on such date and then (B) to make a Final Distribution to the Holders of the Up MacroShares being redeemed on such date based upon the Underlying Values of the Paired Trusts on the last calendar day preceding such Distribution Date;

(iv)

fourth, for reinvestment in Eligible Treasuries of an amount equal to the lesser of (x) the Up Aggregate Par Amount on such Distribution Date (adjusted for any Paired Issuances and/or Paired Optional Redemptions that are being concurrently settled), and (y) all funds remaining after satisfying priorities first through third of this Section 5.2(a);

(v)

fifth, for making an Up Income Distribution Payment to the Down Trust, if such a payment is due under the Income Distribution Agreement; and

(vi)

sixth, all remaining funds together with the amounts received by the Up Trust, if any, pursuant to Section 5.5(b), for distribution as the Quarterly Distribution on the Distribution Payment Date that follows such Distribution Date, all funds that are remaining after satisfying priorities first through fifth of this Section 5.2(a) to those Holders of the Up MacroShares who are listed on the books and records of the Depository as Beneficial Owners on the related Record Date.

(b)

Quarterly Distributions.  On the Distribution Payment Date that follows each Distribution Date, the Trustee shall distribute to each Person who was a Registered Owner of the Up MacroShares as of the Record Date that preceded such Distribution Payment Date the Quarterly Distribution provided for under priority sixth of clause (a) above in cash, for delivery thereof by the Depository to each Person who was a Beneficial Owner of Up MacroShares on such Record Date.

(c)

Final Distributions.

(i)

On the Distribution Payment Date that follows the Final Scheduled Termination Date or an Early Termination Date, the Trustee shall distribute to each Person who was a Registered Owner of the Up MacroShares as of the Record Date that preceded such Distribution Payment Date the Final Distribution provided for under priority third of clause (a) above in cash, for delivery thereof by the Depository to each Person who was a Beneficial Owner of Up MacroShares on such Record Date.

(ii)

On the Redemption Date for a Paired Optional Redemption directed on a Distribution Date, the Trustee shall distribute to each Authorized Participant who directed such Paired Optional Redemption the Final Distribution provided for under priority third of clause (a) above in cash.

(iii)

On the settlement date for any Paired Optional Redemption directed on any Redemption Order Date that was not a Distribution Date, the Trustee shall distribute the Final Distribution for such Paired Optional Redemption to each Authorized Participant who directed such Paired Optional Redemption using cash and/or Eligible Treasuries, as directed by the Administrative Agent.  In the event that insufficient cash is on deposit in the Netting Account and the Distribution Account to effect any Paired Optional Redemption, the Trustee, as instructed by the Administrative Agent, will identify and segregate a portion of the Eligible Treasuries on deposit in the Securities Account such that the Value of the Eligible Treasuries so identified is equal to the product of the applicable Up Redemption Percentage for such Paired Optional Redemption and the Up Asset Amount on the Redemption Valuation Date or the portion thereof that is not available to be delivered in cash.  The Trustee, as instructed by the Administrative Agent, will then deliver Eligible Treasuries and cash with a Value equal to the Up Settlement Payment that is owed, if any, under each Settlement Contract that is being settled in connection with such Paired Optional Redemption to the Down Trustee and deliver the remaining Eligible Treasuries that were segregated, together with the Down Settlement Payment, if any, that was received from the Down Trust, to the Authorized Participants who delivered the Redemption Order on such Redemption Order Date in accordance with the procedures specified in Section 6.1(d).

Section 5.3

Payment of Expenses.  On each Distribution Payment Date (or, at the direction of the Administrative Agent, on any Business Day occurring during any Calculation Period), the Trustee, on behalf of the Up Trust, shall apply funds on deposit in the Fee Payment Account to pay the following expenses (such expenses, the "Up Expenses"):

(i)

taxes and any other governmental charges, including any taxes, fees and charges relating to each Paired Issuance or Paired Optional Redemption of Paired Shares (exclusive of fees and expenses required to be borne by Authorized Participants directing the Paired Optional Redemptions or Paired Issuances);

(ii)

trust administration fees;

(iii)

registration and periodic reporting expenses incurred in complying with the public registration requirements for the Up MacroShares;

(iv)

legal expenses, including those incurred in connection with ongoing reporting obligations, any amendments to this Trust Agreement and amendments to the registration statement to comply with continuous offering requirements;

(v)

prospectus and marketing materials printing and delivery expenses;

(vi)

fees payable to the Up Trust's independent registered public accounting firm;

(vii)

fees payable to NYSE Arca for acting as a listing exchange agent for the Up MacroShares;

(viii)

directors' and officers' insurance premiums;

(ix)

fees payable under the Street Name Investors Report service agreement entered into with Wall Street Concepts, Inc,; and

(x)

all other fees and expenses of third-party service providers incurred by or on behalf of the Up Trust, other than the variable fees specified in Section 5.4.

The Trustee shall be responsible for recording all expenses incurred by it on behalf of, or in the course of, administering the Up Trust.

Each of the Administrative Agent and the Marketing Agent may, in its sole discretion, waive reimbursement of any expenses which it pays on behalf of the Up Trust during any period of time when yields on Eligible Treasury Securities are below the sum of (i) the combined variable rates at which the Up Fees accrue and (ii) the effective rate at which the Up Fixed Expense Estimate is deducted from the Trust Assets, as such rate may fluctuate as a result of adjustments in the Up Fixed Expense Estimate.

Section 5.4

Payment of Fees. On each Distribution Payment Date (or, at the direction of the Administrative Agent, on any Business Day occurring during any Calculation Period), the Trustee, on behalf of the Up Trust, shall apply funds on deposit in the Fee Payment Account to pay the following fees (collectively, the "Up Fees"):

(i)

to the Trustee, the Up Trustee Fee that has accrued during the preceding Calculation Period (which will include the expenses associated with settling the purchase of Eligible Treasuries);

(ii)

to MacroMarkets LLC, for acting as the Administrative Agent, the Up Administration Fee that has accrued during the preceding Calculation Period, out of which the Administrative Agent shall pay fees of the SNIR Service Agent, treasury settlement expenses, a sublicensing fee to the Reference Index Provider for the right of the Up Trust to reference the Index, and certain other administrative fees and expenses of the Up Trust;

(iii)

to MacroMarkets LLC, the Up Licensing Fee for the preceding Calculation Period;

(iv)

to MacroMarkets LLC, the Up Structuring Fee that has accrued during the preceding Calculation Period;

(v)

to Macro Financial, LLC, the Up Advertising Fee that has accrued during the preceding Calculation Period; and

(vi)

to Macro Financial, LLC, the Up Marketing Fee that has accrued during the preceding Calculation Period.

Each of the Administrative Agent and the Marketing Agent may, in its sole discretion, waive any fees payable to it by the Up Trust during any period of time when yields on Eligible Treasury Securities are below the sum of (i) the combined variable rates at which the Up Fees accrue and (ii) the effective rate at which the Up Fixed Expense Estimate is deducted from the Trust Assets, as such rate may fluctuate as a result of adjustments in the Up Fixed Expense Estimate.

Section 5.5

Payments under the Income Distribution Agreement.

(a)

On each Distribution Payment Date, in accordance with priority fifth of Section 5.2(a) and the terms of the Income Distribution Agreement, the Trustee shall cause the Up Trust to pay to the Down Trust the Up Income Distribution Payment, from amounts on deposit in the Distribution Account, if any such payment is owed by the Up Trust with respect to the related Distribution Date, as calculated pursuant to Section 4.2(a) hereof.  If the Up Trust had no Up Available Income on such Distribution Date, then the Up Trust shall not be required to make any payment under the Income Distribution Agreement on the related Distribution Payment Date or on any subsequent date and no interest shall accrue on any such unpaid amounts.

(b)

On each Distribution Payment Date, Trustee shall deposit any Down Income Distribution Payment received from the Down Trust under the Income Distribution Agreement into the Distribution Account for application in accordance with Section 5.2(a) on such Distribution Payment Date.

Section 5.6

Payments under the Settlement Contracts.

(a)

On the Distribution Payment Date that follows the Final Scheduled Termination Date or an Early Termination Date, in accordance with priority third of Section 5.2(a) and the terms of the Settlement Contracts, the Trustee shall cause the Up Trust to make the Up Settlement Payment to the Down Trust from amounts on deposit in the Distribution Account if any such payment is owed by the Up Trust with respect to such Final Scheduled Termination Date or Early Termination Date, as calculated pursuant to Section 4.2(b) hereof.  On each Redemption Date, the Trustee, as instructed by the Administrative Agent, shall cause the Up Trust to make an Up Settlement Payment, if any such payment is due under the Settlement Contracts being settled on such Redemption Date.

(b)

In connection with the Final Scheduled Termination Date, an Early Termination Date or any Redemption Date, any Down Settlement Payment received from the Down Trust under the Settlement Contracts on the Distribution Payment Date that follows such Final Scheduled Termination Date or such Early Termination Date, or received on such Redemption Date, shall be deposited into the Distribution Account (i) for application in accordance with Section 5.2(a) on such Distribution Payment Date or (ii) to be used to effect the Paired Optional Redemption on such Redemption Date.

Section 5.7

Withholding.

(a)

The Up Trust is authorized to withhold from or in respect of any payments or allocations to any Holder, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. federal, state or local law or any foreign law, and shall allocate any such amounts to the Holder with respect to which such amounts were withheld.  Furthermore, if the Up Trust is required by law to withhold any amount in respect of any Holder, the Up Trust may choose to withhold in like manner in respect of all Holders.  All amounts withheld in accordance with this Section 5.7 or pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, dividend or other distribution or allocation to any Holder shall be treated as amounts paid to such Holder for all purposes of this Trust Agreement.

(b)

To the extent that the Up Trust is required or elects to withhold or otherwise pays to any taxing authority any amount resulting from the allocation or distribution of income to any Holder (including by reason of Section 1446 of the Code), the Depositor in its sole determination may treat the amount withheld as a distribution of cash pursuant to this Article 5 from or with respect to such Holder or the amounts so withheld as an expense to be borne by Holders generally.

ARTICLE 6

REDEMPTIONS AND ISSUANCES OF SHARES;
THE ADMINISTRATION AND REINVESTMENT OF THE ELIGIBLE TREASURIES

Section 6.1

Paired Optional Redemptions.

(a)

On any Business Day occurring after the Closing Date but prior to the Final Scheduled Termination Date or an Early Termination Date, any Authorized Participant may direct the redemption of Paired Shares by delivering a Redemption Order to the Administrative Agent and satisfying the conditions set forth in this Section 6.1 (such redemption, a "Paired Optional Redemption").  The Authorized Participant directing the Paired Optional Redemption must be the Beneficial Owner of the Paired Shares which are being tendered for redemption, as shown on the records of the Depository.  Only Authorized Participants may direct Paired Optional Redemptions.  Up MacroShares will be redeemed at their Per Share Underlying Value, as calculated on the Redemption Valuation Date preceding the relevant Redemption Date.

(b)

Subject to the procedures and requirements specified in the Participants Agreements, the redeeming Authorized Participants may effect a Paired Optional Redemption by delivering a Redemption Order to the Administrative Agent on any day that is a Business Day (such date, a "Redemption Order Date") by 4:00 p.m. New York City Time.  Any Redemption Order not received by the Administrative Agent by or prior to the time specified in the foregoing sentence may be accepted or rejected by the Administrative Agent, acting at its sole discretion.  If rejected, such Redemption Order may be resubmitted by the applicable Authorized Participant, if it so desires, on any subsequent Business Day at the applicable Per Share Underlying Value as of the Redemption Valuation Date related to the relevant Redemption Date.  Following the Redemption Order Date, the redeeming Authorized Participant must transfer to the Trustee, not later than the date and time specified in the Participants Agreements, (i) the requisite number of Paired Shares constituting at least one MacroShares Unit or integral multiples thereof, (ii) the applicable Redemption Cash Component, if any, and (iii) the transaction fee described in clause (e) of this Section 6.1, and provide written or electronic evidence of the required transfer of shares and the required deposit of immediately available funds to the Administrative Agent in accordance with the Participants Agreements.

(c)

The Administrative Agent shall have the right, but not any obligation, to reject any Redemption Order for the reasons specified in the Participants Agreements.  None of the Trustee, the Depositor or the Administrative Agent shall be liable to any Person for the Administrative Agent's rejection of a Redemption Order pursuant to the provisions of the Participants Agreements.

(d)

If the Redemption Order Date on which a Paired Optional Redemption was directed is not a Distribution Date and there are insufficient funds on deposit in the Cash Netting Subaccount delivered in connection with Paired Issuances directed on the same date as such Paired Optional Redemption and in the Distribution Account from maturing Eligible Treasury Repurchase Agreements, as determined in accordance with Section 6.4, the Administrative Agent shall deliver instructions to the Trustee with respect to the Eligible Treasuries then on deposit in the Up Trust, in which the Administrative Agent, employing "last in, first out" methodology and complying in all respects with the requirements and conditions set forth in Exhibit H hereto, shall:

(i)

identify and segregate the Eligible Treasuries on deposit in the Up Trust that are the most recently-acquired Eligible Treasuries with a Value equal to the product of the Up Redemption Percentage and the Up Asset Amount (or the portion thereof that is not available to be delivered in cash);

(ii)

(A) select from among the segregated Eligible Treasuries with a Value equal to the Up Settlement Payment, if any such payment is required to be made by the Up Trust, (B) allocate the remaining Eligible Treasuries to be delivered as a Final Distribution to the Authorized Participants directing the Paired Optional Redemption and (C) in the event that the Value of such remaining Eligible Treasuries to be delivered as a Final Distribution exceeds the amount due to the Authorized Participants directing the Paired Optional Redemption, calculate the amount to be paid by the Authorized Participants to the Up Trust to compensate the trust for the excess Value of the Eligible Treasuries being delivered to the Authorized Participants as a Final Distribution (such amount, the "Redemption Cash Component"); and

(iii)

instruct the Trustee as to which Eligible Treasuries the Trustee is to use to effect the Paired Optional Redemption and, of those, (A) the Eligible Treasuries to be used to make the Up Settlement Payment, if any, (B) the Eligible Treasuries to be used to make the Final Distribution to the redeeming Authorized Participants and (C) the Redemption Cash Component to be collected from the Authorized Participants, if any.

The Eligible Treasuries selected by the Administrative Agent to be delivered as the Final Distribution in a Paired Optional Redemption shall be distributed ratably, by type, to each redeeming Authorized Participant.  A "type" of Eligible Treasury will include all Eligible Treasuries on deposit in the Up Trust with the same acquisition date, the same purchase price, the same maturity and the same implied discount or stated interest.  The Trustee shall cause the Up Trust to deliver Eligible Treasuries pursuant to this Section 6.1(d) only in accordance with the directions of the Administrative Agent.  If the Administrative Agent violates any of the requirements or conditions set forth in Exhibit H in the course of directing the Trustee in the selection and distribution of Eligible Treasuries "in kind" pursuant to this Section 6.1(d), the Administrative Agent shall undertake to remedy such violation in the manner specified in such Exhibit H.

(e)

A non-refundable transaction fee will be payable to the Trustee for its own account in connection with each Redemption Order in the amount specified in Section 6 of the Participants Agreements.  In the event that a Redemption Order fails and the Trustee or the Administrative Agent has incurred expenses on behalf of the Up Trust in connection with taking steps to effect a Paired Optional Redemption pursuant thereto, and any reimbursement of such expenses cannot be obtained from the Authorized Participant who delivered the Redemption Order, then such expenses shall be reimbursed to the Trustee and the Administrative Agent on the next Distribution Payment Date out of funds available in the Fee Payment Account.

(f)

On any Distribution Date that is an Early Termination Date or on the Final Scheduled Termination Date, the Trustee shall redeem all of the Up MacroShares that are Outstanding on such Distribution Date at their Per Share Underlying Value as of the last calendar day preceding either such date, using the funds that are on deposit in the Distribution Account after all of the Settlement Contracts have been settled, as specified in priority third of Section 5.2(a).

Section 6.2

Paired Issuances.

(a)

On any Business Day that occurs after the Closing Date but prior to the Final Scheduled Termination Date or an Early Termination Date, the Up Trust shall issue additional Up MacroShares contemporaneously with the issuance of additional Down MacroShares in the form of MacroShares Units (such an issuance, a "Paired Issuance") following the receipt of, and in accordance with, a Creation Order delivered by an Authorized Participant and forwarded to the Trustee by the Administrative Agent.  Only Authorized Participants may direct Paired Issuances.  Up MacroShares will be issued at the Per Share Underlying Value of the existing Up MacroShares on the Issuance Valuation Date preceding the relevant Issuance Date.

(b)

Subject to the procedures and requirements specified in the Participants Agreements, a Paired Issuance may be made only upon the direction of one or more Authorized Participants delivered in the form of a Creation Order to the Administrative Agent on any day that is a Business Day (such date, the "Issuance Order Date") by 4:00 p.m. New York City Time.  Any Creation Order not received by the Administrative Agent by or prior to the time specified in the foregoing sentence may be accepted or rejected by the Administrative Agent, acting at its sole discretion.  If rejected, such Creation Order may be resubmitted by the applicable Authorized Participant, if it so desires, on any subsequent Business Day at the applicable Per Share Underlying Value as of the Issuance Valuation Date related to the relevant Issuance Date.  Subject to the requirements and limitations set forth herein and in the Participants Agreements, the number of Up MacroShares that the Up Trust may issue as part of a Paired Issuance is unlimited.

(c)

The Administrative Agent shall have the right, but not any obligation, to reject any Creation Order for the reasons specified in the Participants Agreements.  None of the Trustee, the Depositor or the Administrative Agent shall be liable to any Person for the Administrative Agent's rejection of a Creation Order pursuant to the provisions of the Participants Agreements.

(d)

A non-refundable transaction fee will be payable to the Trustee for its own account in connection with each Creation Order in the amount specified in Section 6 of the Participants Agreements.  In the event that a Creation Order fails and the Trustee or the Administrative Agent has incurred expenses on behalf of the Up Trust in connection with taking steps to effect a Paired Issuance pursuant thereto, and any reimbursement of such expenses cannot be obtained from the Authorized Participant who delivered the Creation Order, then such expenses shall be reimbursed to the Trustee and the Administrative Agent on the next Distribution Payment Date out of funds available in the Fee Payment Account or, if such funds are insufficient.

(e)

A Launch Cost Recovery Fee shall be payable by Authorized Participants in connection with Creation Orders placed at any time following the Closing Date until either (i) an amount equal to $992,474 has been reimbursed by the Up Trust and an amount equal to $1.057,526 has been reimbursed by the Down Trust, in each case, to MacroMarkets LLC and Macro Financial, LLC, or (ii) such Launch Cost Recovery Fee has been eliminated by Macro Financial, LLC, acting in its sole discretion.

Section 6.3

Settlement of the Settlement Contracts; Adjustments to the Notional Amount of the Income Distribution Agreement.

(a)

In connection with a Paired Optional Redemption directed on a Redemption Date that is not also an Issuance Date, the Trustee, acting together with the Down Trustee, each on behalf of its respective Paired Trust and at the direction of the Administrative Agent, will settle one Settlement Contract for each MacroShares Unit that is redeemed and amend the Income Distribution Agreement to reduce the notional amount thereof to reflect the decrease in the Aggregate Par Amount of Up and Down MacroShares that are Outstanding.

(b)

In connection with a Paired Issuance directed on an Issuance Date that is not also a Redemption Date, the Trustee, acting together with the Down Trustee, each on behalf of its respective Paired Trust and at the direction of the Administrative Agent, will enter into one Settlement Contract for each MacroShares Unit that is created and amend the Income Distribution Agreement to increase the notional amount thereof to reflect the increase in the Aggregate Par Amount of Up and Down MacroShares that are Outstanding.

(c)

In connection with any Paired Optional Redemptions and Paired Issuances for which Redemption Orders and Creation Orders, as applicable, are received on the same Business Day, the Trustee, acting together with the Down Trustee, each on behalf of its respective Paired Trust and at the direction of the Administrative Agent, shall (i) amend the Income Distribution Agreement to increase or decrease the notional amount thereof based on the Net Par Amount Increase or Net Par Amount Decrease that was directed on such Business Day, and (ii) enter into additional Settlement Contracts, based on the Net Par Amount Increase that was directed on such Business Day or settle existing Settlement Contracts, based on the Net Par Amount Decrease that was directed on such Business Day.

(d)

Each amendment to the Income Distribution Agreement shall be in the form of Exhibit B hereto, and each Settlement Contract shall be in the form of Exhibit C hereto and shall constitute an additional confirmation to the Master Agreement.  The original, executed Income Distribution Agreement, each amendment thereto and each original, executed Settlement Contract shall be maintained by the Trustee among the books and records it keeps on behalf of the Up Trust.

(e)

In connection with each Paired Optional Redemption and each Paired Issuance, Schedule A of one or more of the Global Certificates will be adjusted (and, if necessary, additional Global Certificates will be issued) to reflect the Net Par Amount Decrease or the Net Par Amount Increase, as applicable, in the Aggregate Par Amount of the Up MacroShares that are Outstanding after giving effect to such Paired Optional Redemption and/or Paired Issuance.  On the Final Scheduled Termination Date or an Early Termination Date, after a Final Distribution has been made on the Up MacroShares, all Outstanding Up MacroShares shall be cancelled by the Trustee, on behalf of the Up Trust, in accordance with the procedures of the Depository.  On any Redemption Date on which a Net Par Amount Decrease occurred, Up MacroShares in an amount equal to such Net Par Amount Decrease shall be cancelled by the Trustee, on behalf of the Up Trust, in accordance with the procedures of the Depository.

(f)

On the Final Scheduled Termination Date or an Early Termination Date, the Trustee, acting together with the Down Trustee, each on behalf of its respective Paired Trust and at the direction of the Administrative Agent, will terminate the Income Distribution Agreement and settle and terminate all outstanding Settlement Contracts.

Section 6.4

Settlement of Redemptions. On the Business Day after the applicable Redemption Order Date or, in the event that the Redemption Order Date is a Distribution Date or the Business Day following the Distribution Date, on the third Business Day after the Redemption Order Date (such date, the "Redemption Date"), not later than 10:00 a.m. New York City Time, the Authorized Participant directing the Paired Optional Redemption must deliver (i) to the Trustee's account at the Depository the Paired Shares being tendered for redemption which together form at least one MacroShares Unit or integral multiples thereof, (ii) to the Trustee in immediately available funds, the applicable Redemption Cash Component, if the Authorized Participant has been notified that a Redemption Cash Component is required, and (iii) to the Trustee in immediately available funds, the non-refundable transaction fee described in Section 6.1(e). Following receipt by the Administrative Agent of electronic confirmation of the requisite tender of shares and receipt by the Trustee of the applicable Redemption Cash Component, if any, and the transaction fee, and satisfaction of the procedures and conditions for a Paired Optional Redemption that are specified in the Participants Agreements, and no later than the day and time specified in the Participants Agreements, the Trustee, acting together with the Down Trustee, each on behalf of its respective Paired Trust and as directed by the Administrative Agent, shall cause each of the Paired Trusts to deliver a Final Distribution in an amount equal to the Per Share Underlying Value, as of the relevant Redemption Valuation Date, of each Up MacroShare and each Down MacroShare tendered for redemption.  For the avoidance of doubt, such Per Share Underlying Value will include, in the case of a Redemption Order placed (A) on a Distribution Date, (B) on the Business Day that follows a Distribution Date, or (C) on a Redemption Order Date that is followed by one or more intervening non-Business Days before the Redemption Order is settled on the related Redemption Date, the Up and Down Earned Income Accruals for each intervening day between the Redemption Order Date and the Redemption Date, calculated on the basis of the Reference Value of the Index on each such intervening day.  The Final Distribution will be delivered:

(i)

if the relevant Redemption Order Date was not a Distribution Date, a Final Distribution of cash or a combination of cash and/or Eligible Treasuries to the Participant Custodian Account of the redeeming Authorized Participant; provided, that such cash and/or Eligible Treasuries shall be selected in the following priority:

(1)

first, from funds on deposit in the Cash Netting Subaccount on that day;

(2)

second, from cash on deposit in the Distribution Account from the proceeds of maturing Eligible Treasury Repurchase Agreements; and

(3)

third, Eligible Treasuries on deposit in the Securities Account selected in accordance with the provisions of Section 6.1(d); or

(ii)

in the case of the Final Scheduled Termination Date, an Early Termination Date or a Redemption Order Date that occurs on a Distribution Date, a Final Distribution of cash to the Participant Custodian Account of the redeeming Authorized Participant not later than the related Distribution Payment Date (in the case of the Final Scheduled Termination Date or an Early Termination Date) or on the applicable Redemption Date.

Section 6.5

Settlement of Issuances.

(a)

On the next Business Day after the applicable Issuance Order Date or, in the event that the Issuance Order Date is a Distribution Date or the Business Day following the Distribution Date, on the third Business Day after the Issuance Order Date (such date, the "Issuance Date"), not later than 10:00 a.m. New York City Time, the Authorized Participant directing the Paired Issuance must deliver immediately available funds to the Trustee in an amount equal to (i) the Per Share Underlying Value of Up MacroShares on the related Issuance Valuation Date multiplied by the number of Up MacroShares being created by that Authorized Participant, plus (ii) the Per Share Underlying Value of Down MacroShares on the related Issuance Valuation Date multiplied by the number of Down MacroShares being created by that Authorized Participant, plus (iii) the non-refundable transaction fee described in Section 6.2(d), plus, the Launch Cost Recovery Fee for each Up and Down MacroShare being created, subject to Section 6.2(e).  For the avoidance of doubt, this Per Share Underlying Value will include, in the case of any Creation Order placed (A) on a Distribution Date, (B) on the Business Day succeeding a Distribution Date, or (C) on an Issuance Order Date that is followed by one or more intervening non-Business Days before the Creation Order is settled on the related Issuance Date, the Up and Down Earned Income Accruals for each intervening day between the Issuance Order Date and the Issuance Date calculated on the basis of the Reference Value of the Index on each of these intervening days.  Following the delivery of requisite funds and satisfaction of the procedures and conditions for a Paired Issuance that are specified in the Participants Agreements and no later than the day and time specified in the Participants Agreements, the Trustee, acting together with the Down Trustee, each on behalf of its respective Paired Trust and as directed by the Administrative Agent, shall credit the Depository account of the Authorized Participant who directed such Paired Issuance, as applicable, with such Paired Shares in the Aggregate Par Amount that was specified in the Creation Order.  The Trustee shall obtain the Up MacroShares so credited from the Shares Netting Subaccount or, in the event of a Net Par Amount Increase, by causing each of the Paired Trusts to issue Paired Shares in the Aggregate Par Amount of such Net Par Amount Increase.

(b)

Upon receipt of the aggregate funds delivered by one or more Authorized Participants in connection with a Paired Issuance, 50% of such funds shall be deposited into the Up Trust and 50% of such funds shall be deposited into the Down Trust, without regard to the Per Share Underlying Values at which the Up and Down MacroShares were issued, in order to preserve the one-to-one proportion of cash and Eligible Treasuries in the Paired Trusts.

Section 6.6

Suspension or Delay of Settlement.

(a)

The Administrative Agent shall suspend the right of redemption and/or creation, or postpone the date of settlement for any Paired Optional Redemption or any Paired Issuance of Paired Shares,

(i)

for any period during which NYSE Arca is closed, or trading is suspended or restricted;

(ii)

for any period during which an emergency exists as a result of which delivery or acquisition of Eligible Treasuries by the Paired Trusts is not reasonably practicable;

(iii)

if any such redemption would cause the Up or Down Investment Amount to equal less than 10 million dollars; and

(iv)

for such other period as the Administrative Agent determines to be necessary for the protection of the Beneficial Owners of any of the Paired Shares.

None of the Depositor, the Trustee or the Administrative Agent will be liable to any Person for any loss or damages that may result from any such suspension or postponement.

Section 6.7

The Participants Agreements.

(a)

Each Paired Optional Redemption and each Paired Issuance shall be effected in accordance with the procedures set forth in the Participants Agreements, which procedures may be amended from time to time with the written consent of the Trustee, the Down Trustee and the Administrative Agent in accordance with the provisions thereof.

(b)

The Trustee and the Administrative Agent shall only process Redemption Orders and Creation Orders from Authorized Participants who have executed a Participants Agreement that is in full force and effect at the time when the Redemption Order or Creation Order is placed.  The Administrative Agent will maintain and make available at its Business Office during normal business hours a current list of the Authorized Participants eligible to participate in a Paired Issuance.

(c)

In the event that the provisions of this Trust Agreement and any Participants Agreement conflict in any way, the provisions of the Participants Agreement will prevail insofar as such provisions relate (i) to the requirements and procedures for directing and effecting Paired Optional Redemptions and Paired Issuances or (ii) to the circumstances in which the Administrative Agent may reject any Redemption Order or any Creation Order or suspend or postpone the settlement of any Paired Optional Redemption or Paired Issuance; provided, that any rejection or acceptance of a Redemption Order or Creation Order shall remain within the sole discretion of the Administrative Agent and no party shall have the right to question such discretion in light of subsequent events or for any other reason whatsoever.

Section 6.8

Administration of Eligible Treasuries.

(a)

The Trustee, acting on behalf of the Up Trust and at the direction of the Administrative Agent, shall apply funds in the amount specified in Section 5.2(a)(iv) on each Distribution Date, all funds received in connection with each Paired Issuance, to the extent such funds are not withdrawn from the Netting Account in connection with a Paired Optional Redemption, and any maturity proceeds of Eligible Treasuries that are received prior to the end of any Calculation Period, to acquire Eligible Treasuries.  The Administrative Agent shall direct the Trustee to acquire Eligible Treasuries in accordance with the following "Acquisition Guidelines":

(i)

dealers from whom the Paired Trusts will purchase Eligible Treasury Securities shall be selected based on best execution;

(ii)

counterparties with whom the Paired Trusts will enter into Eligible Treasury Repurchase Agreements shall be selected based on best execution;

(iii)

no Eligible Treasury Repurchase Agreement may be entered into with, and no Eligible Treasury Security may be purchased from, any person who is an Affiliated Person with respect to any of the Depositor, either of the Paired Trusts, the Trustee, the Administrative Agent, the Marketing Agent or any Authorized Participant;

(iv)

Eligible Treasury Repurchase Agreements may be entered into with, and Eligible Treasury Securities may be purchased from, an Authorized Participant or an Affiliated Person of both the Up Trust and an Authorized Participant only in accordance with the requirements and conditions set forth in Exhibit H;

(v)

Eligible Treasuries shall be allocated as between the Up Trust and the Down Trust in such a manner that each of the Paired Trusts shall hold an identical portfolio of Eligible Treasuries or as close to an identical portfolio as is commercially feasible; and

(vi)

the allocation of funds among Eligible Treasury Securities and Eligible Treasury Repurchase Agreements during any Calculation Period (the "Asset Allocation Percentage") shall be a minimum of 65% in Eligible Treasury Securities and a maximum of 35% in Eligible Treasury Repurchase Agreements for the first 12 months following the first Issuance Date and, thereafter, the Administrative Agent shall use commercially reasonable efforts to adjust such Asset Allocation Percentage on behalf of the Up Trust on every other Distribution Date such that the amount invested in Eligible Treasury Repurchase Agreements is equal to up to 10% plus the highest percentage of Up MacroShare that were redeemed on any one Redemption Date (relative to all Outstanding Up MacroShare on such Redemption Date) during the preceding twelve-month period.

The Trustee shall cause the Up Trust to acquire Eligible Treasuries pursuant to this Section 6.8 only in accordance with the directions of the Administrative Agent.  If the Administrative Agent violates any of the requirements or conditions set forth in Exhibit H in the course of directing the Trustee in the acquisition of Eligible Treasuries, the Administrative Agent shall undertake to remedy such violation in the manner specified in such Exhibit H.

(b)

On each Distribution Date and on each Issuance Order Date, the Administrative Agent shall, subject to, and in accordance with, the Acquisition Guidelines and the Asset Allocation Percentage, solicit offers for Eligible Treasuries and shall place a purchase order for the selected Eligible Treasuries with one or more securities dealers and shall direct the Trustee to settle such acquisition.  The Administrative Agent shall direct the Trustee and the Down Trustee in allocating all Eligible Treasury Securities acquired as described above equally between the Up Trust and the Down Trust.  Eligible Treasury Securities allocated to the Up Trust on each Distribution Date, Issuance Date or any other date shall be credited by the Trustee to the Securities Account.

(c)

On each Distribution Date and on each Issuance Order Date, the Administrative Agent shall, subject to, and in accordance with, the Acquisition Guidelines and the Asset Allocation Percentage solicit offers for Eligible Treasury Repurchase Agreements and shall direct the Trustee to enter into such Eligible Treasury Repurchase Agreements and shall place a purchase order for such Eligible Treasury Repurchase Agreements with one or more counterparties.  The Trustee shall allocate all Eligible Treasury Repurchase Agreements as described above equally between the Up Trust and the Down Trust, as directed by the Administrative Agent.  Eligible Treasury Repurchase Agreements entered into on each Distribution Date, Issuance Date or any other date shall be credited by the Trustee to the Securities Account.

(d)

On any Business Day during any Calculation Period (other than the last Business Day prior to a Distribution Date), if cash is available in the Distribution Account for reinvestment in Eligible Treasuries, the Administrative Agent shall provide instructions to the Trustee to apply such cash to purchase Eligible Treasuries in accordance with the Acquisition Guidelines and the Asset Allocation Percentage.

(e)

Without limiting the generality of Section 13.1 and Section 13.2, the Trustee shall not under any circumstances be held liable under this Trust Agreement for any action it takes in accordance with directions provided to it by the Administrative Agent under this Section 6.8 or for any omission on the part of the Trustee to take any action in the absence of receiving such instructions from the Administrative Agent.

ARTICLE 7

CAPITAL ACCOUNTS OF HOLDERS
AND OPERATION THEREOF; TAX ALLOCATIONS

Section 7.1

Capital Contributions.

(a)

Each Holder has made an initial Capital Contribution (as defined below) to the Up Trust in cash equal to the amount paid for its Up MacroShares.  Except as provided for herein, a Holder shall not be required to make any further Capital Contributions to the Up Trust.

(b)

Except as expressly set forth herein, no Holder shall be entitled to any return of capital, interest or compensation by reason of its Capital Contributions.

Section 7.2

Capital Accounts; Allocations.  There shall be established in respect of each Holder a separate capital account in the books and records of the Up Trust in respect of the Holder's Capital Contributions to the Up Trust (each, a "Capital Account"), to which the following provisions shall apply:

(a)

The Capital Account of each Holder initially shall be equal to the cash contributed in exchange for its Up MacroShares  (each, a "Capital Contribution") and, at the end of each day shall be:

(i)

increased by (A) an amount equal to any amounts paid with respect to Up MacroShares issued as part of a Paired Issuance by such Holder during such day; and (B) such Holder's interest in the Net Profit (and items thereof) of the Up Trust during such day as allocated under Section 7.2(b); and

(ii)

decreased by (A) any distributions made in cash by the Up Trust to such Holder on such day; (B) the fair market value of any property other than cash distributed by the Up Trust to such Holder on such day; and (C) such Holder's interest in the Net Loss (and items thereof) of the Up Trust for such day as allocated under Section 7.2(b).

(b)

Except pursuant to the Regulatory Allocations set forth in Section 7.3, or as otherwise provided in this Trust Agreement, Net Profit and Net Loss (and items of each) of the Up Trust shall be provisionally allocated as of the end of each day among the Holders in a manner such that the Capital Account of each Holder immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount equal to the distributions that would be made to such Holder during such fiscal year pursuant to Article 5 if (i) the Up Trust were dissolved and terminated; (ii) its affairs were wound up and each Trust Asset was sold for cash equal to its book value; (iii) all Up Trust liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets securing such liability); and (iv) the net assets of the Up Trust were distributed in accordance with Article 5 to the Holders immediately after giving effect to such allocation.  The Depositor may, in its discretion, make such other assumptions (whether or not consistent with the above assumptions) as it deems necessary or appropriate in order to effectuate the intended economic arrangement of the Holders.  Except as otherwise provided elsewhere in this Trust Agreement, if upon the dissolution and termination of the Up Trust pursuant to Section 14.1 and after all other allocations provided for in this Section 7.2 have been tentatively made as if this Section 7.2(b) were not in this Trust Agreement, a distribution to the Holders under Section 14.1 would be different from a distribution to the Holders under Article 5 then Net Profit (and items thereof) and Net Loss (and items thereof) for the fiscal year in which the Up Trust dissolves and terminates pursuant to Section 14.1 shall be allocated among the Holders in a manner such that the Capital Account of each Holder, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distribution that would be made to such Holder during such last fiscal year pursuant to Article 5.  The Depositor may, in its discretion, apply the principles of this Section 7.2(b) to any fiscal year preceding the fiscal year in which the Up Trust dissolves and terminates (including through application of Section 761(e) of the Code) if delaying application of the principles of this Section 7.2(b) would likely result in distributions under Section 14.1 that are materially different from distributions under Article 5 in the fiscal year in which the Up Trust dissolves and terminates.

(c)

Before any distribution of property (other than cash) from the Up Trust to a Holder (including without limitation, any non-cash asset which shall be deemed distributed immediately prior to the dissolution and winding up of the Up Trust), the Capital Accounts of all Holders of the Up Trust shall be adjusted and, upon the occurrence of one or more of the other events described in Section 1.704-1(b)(2)(iv)(f) of the Regulations, may be adjusted to reflect the manner in which any unrealized income, gain, loss or deduction inherent in such property (that has not been previously reflected in the Holders' Capital Accounts) would be allocated among the Holders if there were a taxable disposition of such property by the Up Trust on the date of distribution, in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations.

(d)

In determining the amount of any liability for purposes of this Section 7.2, there shall be taken into account Section 752 of the Code and any other applicable provisions of the Code and any Regulations promulgated thereunder.

(e)

Notwithstanding any other provision of this Trust Agreement to the contrary, the provisions of this Section 7.2 regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of the Code and any Regulations thereunder.  The Depositor in its sole and absolute discretion and whose determination shall be binding on the Holders is hereby authorized to interpret and to modify the foregoing provisions to the extent necessary to comply with the Code and Regulations.

Section 7.3

Regulatory and Related Allocations.  Notwithstanding any other provision in this Article 7 to the contrary, the following special allocations shall be made to the Capital Accounts of the Holder in the following order:

(a)

Minimum Gain Chargeback.  If there is a net decrease in Partnership Minimum Gain during any taxable year, each Holder shall be specially allocated items of Up Trust income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to the greater of (A) the portion of such Holder's share of the net decrease in such Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(d)(1), or (B) if such Holder would otherwise have an Adjusted Capital Account Deficit attributable solely to such Holder's Capital Account at the end of such taxable year, an amount sufficient to eliminate such Adjusted Capital Account Deficit.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Holders pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2.  This Section 7.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.  To the extent permitted by such section of the Regulations and for purposes of this Section 7.3(a) only, each Holder's Adjusted Capital Account Deficit shall be determined prior to any other allocations with respect to such taxable year.

(b)

Partner Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any taxable year, each Holder shall be specially allocated items of Up Trust income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Holder's share, if any, of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Holder's Partner Nonrecourse Debt, as determined in accordance with Regulations Section 1.704-2.  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2.  This Section 7.3(b) is intended to comply with the minimum gain chargeback requirements in such Regulations and shall be interpreted consistently therewith.

(c)

Qualified Income Offset.  In the event any Holder unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to such Holder's Capital Account, items of Up Trust income and gain shall be specially allocated to each such Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided that an allocation pursuant to this Section 7.3(c) shall be made only if and to the extent that such Holder's Capital Account would have an Adjusted Capital Account Deficit after all other allocations provided for in this Trust Agreement have been tentatively made as if this Section 7.3(c) were not in this Trust Agreement.  This Section 7.3(c) is intended to constitute a "qualified income offset" within the meaning of Regulations Section 1.704-1 and shall be interpreted consistently therewith.

(d)

Nonrecourse Deductions.  Any Nonrecourse Deductions for any taxable year or other period shall be allocated to the Capital Accounts of the Holders in accordance with their respective Capital Accounts.

(e)

Partner Nonrecourse Deductions.  Any Partner Nonrecourse Deductions for any taxable year (or portion thereof) of the Up Trust shall be allocated to the Holder who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2.

(f)

Gross Income Allocation.  In the event any Holder has an Adjusted Capital Account Deficit, items of Up Trust income and gain shall be specially allocated to the Capital Account of such Holder in an amount and manner sufficient to eliminate such Holder's Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 7.3(f) shall be made only if and to the extent that such Holder's Capital Account would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 (other than this Section 7.3(f)) have been tentatively made as if this Section 7.3(f) were not in this Trust Agreement.

(g)

Loss Allocation Limitation.  No allocation of Net Loss (or items thereof) shall be made to any Holder to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Holder.

(h)

Curative Allocations.  The allocations set forth in this Section 7.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704 of the Code.  Notwithstanding any other provision of this Trust Agreement (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Up Trust items of income, gain, loss, deduction and expense among the Holders so that, to the extent possible, the net amount of such allocations of other Up Trust items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Holders pursuant to this Trust Agreement if the Regulatory Allocations had not been made.

Section 7.4

Transfer of or Change in Up MacroShares.  The Depositor may use any convention or combination of conventions that it believes is reasonable for U.S. federal income tax purposes regarding the allocation of items of income, gain, loss, deduction and expense with respect to transferred Up MacroShares and redeemed Up MacroShares.  A transferee who takes all or part of a Holder's Up MacroShares shall succeed to the Capital Account maintained in respect of the transferor Holder to the extent of such transfer, including where the transfer causes a termination of the Up Trust under Section 708(b)(1)(B) of the Code, in which case the Capital Account of the transferee and the Capital Accounts of the other Holders of Up MacroShares in the terminated Up Trust shall carry over to the new Up Trust that is formed, for U.S. federal income tax purposes, as a result of the termination.

Section 7.5

Tax Allocations.  As of the end of each day, income, expense, deduction, gain or loss of the Up Trust, all as determined for U.S. federal income tax purposes, shall be allocated among the Holders pursuant to the following subsections solely for U.S. federal and other applicable tax purposes (both U.S. and non-U.S. taxes) as provided below.  Such allocations shall be pro rata from short-term capital gain or loss and long-term capital gain or loss and operating income or loss recognized by the Up Trust.  Such allocations shall be made, to the extent required, in a manner consistent with the principles of Section 7.2(b).

(a)

Except as provided in the second and third sentences of Section 7.5(b)(ii), items of ordinary income (such as interest income), deduction and expense (such as advisory fees and brokerage fees) shall be allocated in a manner consistent with the economic allocations described in Section 7.2.

(b)

Items of recognized capital gain or loss from the Up Trust's trading activities shall be allocated as follows:

(i)

There shall be established a tax basis account with respect to each Holder's shares in the Up Trust.  The initial balance of each tax basis account shall be the amount contributed to the capital of the Up Trust for such shares.

(1)

Each tax basis account shall be increased by the amount of (I) any additional contributions made with respect to such Holder's shares in the Up Trust and (II) any taxable income or gain allocated to such Holder pursuant to Section 7.5(a) above and this Section 7.5(b);

(2)

Each tax basis account shall be decreased by the amount of (I) taxable expense, deduction or loss allocated to such Holder pursuant to Section 7.5(a) above and this Section 7.5(b) and (II) any distribution received by such Holder with respect to its Up MacroShares other than as a consequence of a partial redemption of Up MacroShares; and

(3)

When any Up MacroShare is redeemed, the tax basis account attributable to such redeemed Up MacroShare shall be eliminated.

(ii)

Items of recognized capital gain shall be allocated first to each Holder who has fully or partially redeemed its Up MacroShares on such day up to any excess of (A) the amount received upon such redemption over (B) the tax basis account attributable to the redeemed Up MacroShares in the Up Trust.  If the aggregate amount of recognized capital gain to be so allocated to all Holders who have redeemed Up MacroShares on such day is less than the excess of all such amounts received upon redemption over all such tax basis accounts, then items of ordinary income shall be allocated first to all such Holders up to any excess of all such amounts.  If the aggregate amount of recognized capital gain and ordinary income to be so allocated to all Holders who have redeemed Up MacroShares on such day is less than the excess of all such amounts received upon redemption over all such tax basis accounts, the entire amount of capital gain and ordinary income for such day shall be allocated among all such Holders in the ratio that each such Holder's allocable share of such excess bears to the aggregate excess of all such Holders who redeemed any of their Up MacroShares on such day.

(iii)

Items of recognized capital gain remaining after the allocations in subsection (ii) above shall be allocated among all Holders whose Capital Accounts are in excess of their tax basis accounts (after the adjustments in subsection (ii)) in the ratio that each such Holder's allocable share of such excess bears to all such Holders' excesses.  If the aggregate amount of recognized capital gain to be so allocated is greater than the aggregate excess of all such Holders' Capital Accounts over all such tax basis accounts, the excess amount of gain shall be allocated among all Holders in the ratio that each Holder's Capital Account bears to all Holders' Capital Accounts.

(iv)

Items of recognized capital loss shall be allocated first to each Holder who has redeemed any of its Up MacroShares on such day up to any excess of (A) the tax basis account attributable to the redeemed Up MacroShares over (B) the amount received upon such redemption.  If the aggregate amount of recognized capital loss to be so allocated to all Holders who have redeemed any Up MacroShares on such day is less than the aggregate excess of all such tax basis accounts over all such amounts received upon redemption, the entire amount of loss for such day shall be allocated among all such Holders in the ratio that each such Holder's excess bears to the aggregate excess of all such Holders who redeemed any of their Up MacroShares on such day.

(v)

Items of recognized capital loss remaining after the allocations in subsection (iv) above shall be allocated among the Holders whose tax basis accounts are in excess of their Capital Accounts (after the adjustments in subsection (iv)) in the ratio that each such Holder's allocable share of such excess bears to all such Holders' excesses.  If the aggregate amount of loss to be so allocated is greater than the aggregate excess of all such tax basis accounts over all such Holders' Capital Accounts, the excess amount of recognized capital loss shall be allocated among all Holders in the ratio that each Holder's Capital Account bears to all Holders' Capital Accounts.

(vi)

The allocations of profit and loss to the tax basis accounts of Holders in respect of the Up MacroShares shall not exceed the allocations permitted under Subchapter K of the Code as determined by the Depositor in its sole and absolute discretion, whose determination shall be binding on the Holders.

(c)

The allocation of income, gain, loss, deduction and expense for U.S. federal income tax purposes set forth herein is intended to allocate such items so as to eliminate, to the extent possible, any disparity between a Holder's Capital Account and its tax basis account, consistent with principles set forth in Section 704(c) of the Code.

Section 7.6

Determination of Certain Matters.  Notwithstanding anything express or implied to the contrary in this Trust Agreement, all matters concerning the computation of Capital Accounts and tax basis accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of income, gain, loss, deduction and expense for tax purposes, the adoption or modification of any accounting procedures, any adjustments to the books and records of the Up Trust and all matters related to liquidation and dissolution of the Up Trust shall be determined by the Depositor, in its sole and absolute discretion.  Such determination shall be final and conclusive as to all Holders and be in accordance with the Code and Regulations.  Notwithstanding anything expressed or implied in this Trust Agreement, in the event the Depositor shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts and tax basis accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Holders, the Depositor may make such modification.  Allocations of Net Profit and Net Loss to a Holder's Capital Account shall be made for each day as soon as practicable thereafter.

Section 7.7

No Deficit Makeup.  Notwithstanding anything herein to the contrary, upon the liquidation of the Up Trust, no Holder shall be required to make any contribution to the Up Trust in respect of any deficit in such Holder's Capital Account.

Section 7.8

U.S. Partnership Tax Treatment.  It is the intent of the Holders and the Depositor that the Up Trust be governed by the applicable provisions of Subchapter K, of Chapter 1, of the Code.  The Depositor may file such forms and make such elections as the Depositor deems appropriate to effect such intent.

Section 7.9

Definitions.  For the purposes of this Trust Agreement, unless the context otherwise requires:

(a)

"Adjusted Capital Account Deficit" shall mean, with respect to any Holder, the deficit balance, if any, in such Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

(i)

credit to such Capital Account any amounts which such Holder is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g) and 1.704-2(i)(5); and

(ii)

debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b)

"Capital Account" shall have the meaning specified in Section 7.2.

(c)

"Capital Contribution" shall have the meaning set forth in Section 7.2(a).

(d)

"Code" shall mean the U.S. Internal Revenue Code of 1986, as amended.

(e)

"Net Loss" shall mean the net decrease in the Up Asset Amount on a day, excluding from such calculation the increase due to any contributions with respect to a Paired Issuance made with respect to the Up Trust for such day and any decrease due to any redemptions made on such day.

(f)

"Net Profit" shall mean the net increase in the Up Asset Amount on a day, excluding from such calculation the increase due to any contributions with respect to a Paired Issuance made on such day and any decrease due to any distributions or redemptions made on such day.

(g)

"Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(b)(1).

(h)

"Nonrecourse Liability" shall have the meaning set forth in Regulations Section 1.752-1(a)(2).

(i)

"Partner Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

(j)

"Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(i)(3).

(k)

"Partner Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.704-2(i)(2).

(l)

"Partnership Minimum Gain" shall have the meaning set forth in Regulations Section 1.704-2(b)(2).

(m)

"Regulations" shall mean United States Treasury Regulations.

(n)

"Regulatory Allocations" shall have the meaning set forth in Section 7.3(h).

ARTICLE 8

REPORTING

Section 8.1

Calculations for the Up MacroShares.

(a)

On each Business Day, the Trustee shall calculate, within the time period agreed upon by the Trustee and the Administrative Agent, the following data:

(i)

the Up Aggregate Par Amount and the Down Aggregate Par Amount on that day;

(ii)

the Up Asset Amount and the Down Asset Amount on that day;

(iii)

the Up Underlying Value and the Down Underlying Value on that day, and the Per Share Underlying Value of one Up MacroShare and one Down MacroShare on that day;

(iv)

the Up Daily Fee Accrual and the Down Daily Fee Accrual for that day and the cumulative amount of the Up Daily Fee Accruals and the Down Daily Fee Accruals for the current Calculation Period;

(v)

the Up Investment Amount and the Down Investment Amount on the preceding Distribution Date and the Up Investment Amount and the Down Investment Amount on that day;

(vi)

the Up Available Income Accrual and the Down Available Income Accrual for that day and the cumulative amount of the Up Available Income Accruals and the Down Available Income Accruals for the current Calculation Period;

(vii)

the amount of the Up Available Income in the Up Trust and the amount of the Down Available Income in the Down Trust and the amount of the Up Available Income and the amount of the Down Available Income allocable to each Up MacroShare and Down MacroShare, respectively;

(viii)

the Up Earned Income Accrual and the Down Earned Income Accrual for that day and the cumulative amount of the Up Earned Income Accruals and the Down Earned Income Accruals for each day that has elapsed in the current Calculation Period;

(ix)

the number of Up MacroShares and Down MacroShares issued in Paired Issuances during the current Calculation Period;

(x)

the number of Up MacroShares and Down MacroShares redeemed in Paired Optional Redemptions during the current Calculation Period, as well as the amount of cash or Eligible Treasuries delivered in such Paired Optional Redemptions;

(xi)

the Net Par Amount Increase or Net Par Amount Decrease, if any, that occurred on that day; and

(xii)

the number of Up MacroShares and Down MacroShares Outstanding on that day.

(b)

On each Business Day, the Administrative Agent shall post on the MacroShares Website, not later than one hour prior to the commencement of trading on NYSE Arca or the applicable stock exchange on which the Up MacroShares are listed, (i) the Up Underlying Value and the Down Underlying Value for the last preceding calendar day, (ii) the Per Share Underlying Value of one Up MacroShare and one Down MacroShare on that day, and (iii) the premium or discount of the midpoint of the bid/offer price spread for one Up MacroShare at the close of the preceding trading day over or to the Per Share Underlying Value of one Up MacroShare on that preceding day, based in each case upon (x) the Reference Value of the Index for such last preceding calendar day, and (y) the calculations of the Trustee pursuant to Section 8.1(a) of this Trust Agreement and the calculations of the Down Trustee pursuant to Section 8.1(a) of the Down Trust Agreement.

(c)

On each Redemption Order Date and the Final Scheduled Termination Date or an Early Termination Date, within the time period agreed upon by the Administrative Agent and the Trustee, the Trustee shall calculate the following data (in the case of each Redemption Order Date, based upon copies of each Redemption Order and each Creation Order received by the Administrative Agent with respect to such date and forwarded by it to the Trustee), and provide such data to the Administrative Agent:

(i)

the Up Underlying Value, the Down Underlying Value and the Per Share Underlying Value of one Up MacroShare and one Down MacroShare, on the Redemption Valuation Date, as calculated in accordance with the method specified in this Trust Agreement and the Down Trust Agreement;

(ii)

the Up Settlement Payment, if any, to be paid by the Up Trust to the Down Trust and the Down Settlement Payment, if any, to be paid by the Down Trust to the Up Trust under the Settlement Contracts being settled on such Redemption Date;

(iii)

the Redemption Cash Component, if any; and

(iv)

the Final Distribution and the portion thereof that is allocable to each Up MacroShare and each Down MacroShare.

(d)

On each Issuance Order Date, within the time period agreed upon by the Trustee and the Administrative Agent, the Trustee shall calculate the following data and provide such data to the Administrative Agent and the Depositor:

(i)

the Up Underlying Value, the Down Underlying Value, and the Per Share Underlying Value of one Up MacroShare and one Down MacroShare on the related Issuance Valuation Date; and

(ii)

the Net Par Amount Increase or Net Par Amount Decrease, as applicable, which will occur on the related Issuance Date.

(e)

Not later than the 10 Business Days following each calendar quarter, the Trustee shall calculate and provide to the Depositor for inclusion in the quarterly report on Form 10-Q that the Depositor is required to prepare and file with the SEC on behalf of the Up Trust the following information:

(i)

the Up Fee Deduction Amount and the Down Fee Deduction Amount for each of the three preceding Calculation Periods;

(ii)

the aggregate amount of all Up Expenses, all Up Fees, all Down Expenses and all Down Fees presented to the Trustee for payment during each of the three preceding Calculation Periods;

(iii)

the Up Income Distribution Payment, if any, paid by the Up Trust to the Down Trust and the Down Income Distribution Payment, if any, paid by the Down Trust to the Up Trust under the Income Distribution Agreement on each of the three preceding Distribution Dates;

(iv)

the Up Earned Income Accrual and the Down Earned Income Accrual for each of the three preceding Calculation Periods;

(v)

the Up Available Income and the Down Available Income for the preceding three Calculation Periods;

(vi)

each Quarterly Distribution and each Final Distribution made by each of the Paired Trusts for each of the preceding three Calculation Periods; and

(vii)

the number of Up MacroShares and Down MacroShares redeemed during the preceding three calendar quarters and the number of Up MacroShares and Down MacroShares issued during the preceding three calendar quarters.

Section 8.2

Periodic Reports.

(a)

After the end of each fiscal year, the Depositor shall cause to be prepared an annual report on Form 10-K for the Up Trust containing financial statements prepared by the Depositor and audited by Independent accountants engaged by the Depositor.  The annual report shall contain such information as shall be required by applicable laws, rules and regulations and may contain such additional information as the Depositor or the Administrative Agent determines shall be included.  The Depositor shall file such annual report with the SEC in such manner as shall be required by applicable laws, rules and regulations.

(b)

After the end of each fiscal quarterly period, the Depositor shall cause to be prepared a quarterly report on Form 10-Q for the Up Trust containing unaudited financial statements prepared by the Depositor.  The quarterly report shall be in such form and contain such information as shall be required by applicable laws, rules and regulations and may contain such information as the Depositor or the Administrative Agent determines shall be included.  The Depositor shall file such quarterly report with the SEC in such manner as shall be required by applicable laws, rules and regulations.

(c)

Reports on Form 10-Q and Form 10-K pursuant to this Section 8.2 shall be prepared in accordance with the instructions set forth in such Form 10-Q or Form 10-K, as applicable.

Section 8.3

Form 8-K Disclosure.  Within four Business Days (or such shorter period as required under the general instructions to Form 8-K), the Depositor shall file a Form 8-K with the SEC disclosing:

(i)

the occurrence of a Trustee Termination Event;

(ii)

the occurrence of a trading halt on any stock exchange on which the Up MacroShares are listed and the reason for such trading halt;

(iii)

the appointment of a Successor Trustee;

(iv)

the resignation of the Trustee, the Down Trustee, the Administrative Agent or the Marketing Agent;

(v)

the appointment of a successor trustee for the Down Trust, a successor Administrative Agent or any successor Marketing Agent;

(vi)

the occurrence of a Termination Trigger;

(vii)

an amendment to this Trust Agreement, the Down Trust Agreement, the Participants Agreements or any other Transaction Document;

(viii)

at the sole discretion of the Depositor, entering into a Participants Agreement with a new Authorized Participant or terminating any existing Participants Agreement; and

(ix)

any other event that would be material to the Holders of the Up MacroShares and which would be, accordingly, required to be disclosed by means of the filing of a Form 8-K.

Section 8.4

Disclosure Controls and Procedures.  The Depositor shall establish and maintain disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act, giving effect to the rules and regulations and SEC interpretations (whether or not public) thereunder) that shall be designed to ensure that (i) material information relating to the Up Trust is made known to the Depositor; (ii) such disclosure controls and procedures are effective to perform the functions for which they were established; (iii) the Depositor will be advised, on behalf of the Up Trust, of:  (A) any significant deficiencies in the design or operation of such controls which could adversely affect the Trust Accounting Agent's or the Depositor's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Trust Accounting Agent's or the Depositor's internal controls; and (iv) any material weaknesses in such controls are able to be identified for the Up Trust's auditors.

Section 8.5

Trust Accounting Agent Responsibilities.  The Trustee, in its capacity as the Trust Accounting Agent, shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with this Trust Agreement and the Trustee's duties hereunder; (ii) transactions with respect to the Up Trust and notified to the Trustee are recorded as necessary to permit preparation of financial statements and to maintain accountability for the Trust Assets; and (iii) the Trust Assets are held for the Up Trust by the Trustee in accordance with this Trust Agreement.

ARTICLE 9

OTHER MATTERS RELATING TO THE DEPOSITOR

Section 9.1

Liability of the Depositor.  The Depositor shall be liable in all respects for the obligations, covenants, representations and warranties of the Depositor arising under or related to this Trust Agreement.  The Depositor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Depositor.

Section 9.2

Limitations on Liability of the Depositor, MacroMarkets LLC and Macro Financial, LLC.  None of the Depositor, MacroMarkets LLC, Macro Financial, LLC or any of their respective directors, officers, employees or agents acting in such capacities shall be under any liability to the Up Trust, the Trustee, the Holders of the Up MacroShares, the Down Trust, the Down Trustee, the Holders of the Down MacroShares or any other Person for taking any action or for refraining from taking any action in good faith in their capacities as Depositor, Administrative Agent or Marketing Agent, as applicable, pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Depositor, MacroMarkets LLC, Macro Financial, LLC or any of their respective directors, officers, employees or agents against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of their respective duties or by reason of reckless disregard of their respective obligations and duties hereunder.  The Depositor, MacroMarkets LLC, Macro Financial, LLC and each of their respective directors, officers, employees and agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than, in the case of the Depositor, the Depositor, in the case of MacroMarkets LLC, MacroMarkets LLC and, in the case of Macro Financial, LLC, Macro Financial, LLC) respecting any matters arising hereunder.

Section 9.3

Liabilities; Indemnification.

(a)

Notwithstanding the other provisions of this Trust Agreement, the Depositor, by entering into this Trust Agreement, agrees to be liable, directly to the injured party, for the entire amount of any loss, liability, expense, damage or injury (collectively, a "Loss") (other than those incurred by a Holder as a result of the performance of the Eligible Treasuries, market fluctuations, the level of the Reference Value of the Index or other similar market or investment risks associated with ownership of the Up MacroShares) arising out of any allegation of infringement of the intellectual property rights of third parties.  If the Trust Assets at the time the claim is made were not previously used to pay in full all Outstanding Up MacroShares, the Trust Assets would be used to pay any such Loss.

(b)

The Depositor shall indemnify and hold harmless the Trustee and its officers, directors, employees and agents from and against any Loss suffered or sustained by reason of the acts performed or omitted by the Trustee pursuant to this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim including, without limitation, any action, proceeding or claim relating to or arising from any alleged infringement of intellectual property rights of third parties; provided, however, that the Depositor's duty to indemnify under this Section 9.3(b) shall not extend to any Losses (i) for which the Trustee has a right to indemnification under any other provision of this Trust Agreement and for which it and, if applicable, its officers, directors, employees and agents, have, in fact, been indemnified, or (ii) that are caused by or result from the breach of contract by, or the fraud, gross negligence or willful misconduct of, the Trustee or its officers, directors, employees or agents.

(c)

The Depositor and its members, managers, officers, employees, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a "Depositor Indemnified Party") shall be indemnified by the Up Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Depositor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement or (2) reckless disregard on the part of such Depositor Indemnified Party of its obligations and duties under this Trust Agreement.  Each Depositor Indemnified Party shall also be indemnified by the Up Trust and held harmless against any loss, liability or expense arising under the Income Distribution Agreement, the Settlement Contracts or any Participants Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Depositor by any of the Listing Agent, the Administrative Agent and the Trustee.  Such indemnity shall include payment from the Up Trust of the costs and expenses incurred by such Depositor Indemnified Party in defending itself against any such indemnified claim or liability.

Section 9.4

Covenant of the Depositor. On or before December 31, 2009, the Depositor shall subscribe for not fewer than one Up MacroShare and shall at all times until the termination of the Up Trust own at least one Up MacroShare.

ARTICLE 10

MATTERS RELATING TO THE
ADMINISTRATIVE AGENT AND THE MARKETING AGENT

Section 10.1

Role of the Administrative Agent.  The Administrative Agent hereby acknowledges and accepts its role pursuant to its duties set forth in this Trust Agreement.

Section 10.2

Liability of the Administrative Agent.  The Administrative Agent shall be liable under this Trust Agreement only to the extent of the obligations specifically undertaken hereunder by the Administrative Agent in its capacity as Administrative Agent.

Section 10.3

Limitation on Liability of the Administrative Agent.  Neither the Administrative Agent nor any of the members, managers, directors, officers, employees or agents of the Administrative Agent shall be under any liability to the Up Trust, the Trustee, the Holders of the Up MacroShares, the Down Trust, the Down Trustee, the Holders of the Down MacroShares or any other Person for any action taken or for refraining from taking any action in good faith in its capacity as Administrative Agent pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Administrative Agent or any member, manager, director, officer, employee or agent of the Administrative Agent against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder.  The Administrative Agent and any member, manager, director, officer, employee or agent of the Administrative Agent may rely in good faith on any document properly executed and delivered under this Trust Agreement by the Depositor, the Trustee, the Down Trustee or any Authorized Participant respecting any matters arising hereunder.  The Administrative Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Administrative Agent in accordance with this Trust Agreement and which in its reasonable judgment may involve it in any expense or liability unless the Administrative Agent has obtained an indemnity from the Holders of the Up MacroShares sufficient to hold it harmless from such liability.  The Administrative Agent may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit and interests of the Holders of the Up MacroShares and the rights and duties of the parties hereto.

Section 10.4

Administrative Agent Indemnification of the Up Trust and the Trustee.  The Administrative Agent shall indemnify and hold harmless the Up Trust, the Depositor and the Trustee and their respective officers, members, managers, directors, employees and agents (each, an "Administrative Agent Indemnified Party") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Administrative Agent under this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Administrative Agent shall not indemnify the Trustee if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, gross negligence, or willful misconduct of the Trustee; provided, further, that the Administrative Agent shall not indemnify the Depositor if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, gross negligence, or willful misconduct of the Depositor; provided, further, that the Administrative Agent shall not indemnify the Up Trust or the Holders of the Up MacroShares for any liabilities, costs or expenses of the Up Trust with respect to any action taken by the Trustee at the request of the Holders of the Up MacroShares; provided, further, that the Administrative Agent shall not indemnify the Up Trust or the Holders of the Up MacroShares as to any losses, claims or damages incurred by any of them in their capacities as investors, including, without limitation, losses with respect to market or investment risks associated with ownership of the Up MacroShares or losses incurred as a result of the performance of, or a default on, any Eligible Treasuries; and provided, further, that the Administrative Agent shall not indemnify the Up Trust or the Holders of the Up MacroShares for any liabilities, costs or expenses of the Up Trust or the Holders of the Up MacroShares arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Up Trust or the Holders of the Up MacroShares in connection herewith to any taxing authority.  Indemnification pursuant to this Section 10.4 shall not be payable from the Trust Assets.  The provisions of this indemnity shall run directly to and be enforceable by an Administrative Agent Indemnified Party, subject to the limitations hereof.  The obligations of the Administrative Agent under this Section 10.4 shall survive the termination of the Up Trust and the resignation or removal of the Administrative Agent or the resignation or removal of any of the entities which constitute Administrative Agent Indemnified Parties at the time of the execution of this Trust Agreement and the appointment of successors thereto.

Section 10.5

Delegation of Duties by Administrative Agent; Assignment of Fees.  In the ordinary course of business, the Administrative Agent may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with this Trust Agreement. Any such delegations shall not relieve the Administrative Agent of its liability and responsibility with respect to such duties and shall not constitute a resignation, and the Administrative Agent will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article 10 as if the Administrative Agent had performed such duty; provided, however, that in the case of any significant delegation to a Person other than an Affiliate of the Administrative Agent, (1) at least thirty (30) days' prior written notice shall be given to the Trustee and the Depositor of such delegation to any entity that is not an Affiliate of the Administrative Agent and (2) the prior written consent of the Depositor must be obtained.  Furthermore, any delegation of duties by the Administrative Agent with respect to the Up Trust shall be accompanied by the delegation of such similar duties to the same entity with respect to the Down Trust, unless the prior written consent of the Depositor is obtained.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not assign any of its duties and responsibilities hereunder, provided, that the Administrative Agent shall be entitled to assign or pledge its right to receive the Up Administration Fee hereunder to any third party.

Section 10.6

Resignation or Removal of Administrative Agent.

(a)

The Administrative Agent shall hold office until its successor shall have been appointed in accordance with this Trust Agreement following its removal or resignation.

(b)

Subject to the provisions of this Section 10.6, the Administrative Agent may be appointed, removed or replaced with or without cause at any time by the Depositor, upon written notice; provided, however, that the Administrative Agent shall not be removed in accordance with this Section 10.6 until a successor administrative agent possessing the qualifications to act as Administrative Agent and willing and able to make the representations contained in Section 3.4 (a "Successor Administrative Agent") has been appointed by the Depositor and has accepted such appointment by written instrument executed by such Successor Administrative Agent and delivered to the Depositor.

(c)

Any Administrative Agent may resign hereunder by an instrument in writing signed by the Administrative Agent and delivered to the Depositor and the Trustee, which shall become effective on the date specified in such instrument; provided, however, that no such resignation of a Administrative Agent shall become effective:

(i)

until a Successor Administrative Agent has been appointed and has accepted such appointment by instrument executed by such Successor Administrative Agent and delivered to the Up Trust, the Depositor and the resigning Administrative Agent; or

(ii)

until the assets of the Up Trust have been completely liquidated and the proceeds thereof distributed to the Holders.

If no Successor Administrative Agent shall have been appointed and accepted such appointment within thirty (30) days after delivery to the Depositor and the Up Trust of an instrument of resignation, the resigning Administrative Agent may petition at the expense of the Up Trust any court of competent jurisdiction for appointment of a Successor Administrative Agent.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Administrative Agent.

(d)

No Administrative Agent shall be liable for anything that occurs after it has ceased to act in such capacity, including, without limitation, the acts or omissions to act of any Successor Administrative Agent.

Section 10.7

Role of the Marketing Agent.  The Marketing Agent hereby acknowledges and accepts its role pursuant to this Trust Agreement and its duties set forth in Exhibit G to this Trust Agreement.

Section 10.8

Liability of the Marketing Agent.  The Marketing Agent shall be liable under this Trust Agreement only to the extent of the obligations specifically undertaken hereunder by it in its capacity as Marketing Agent.

Section 10.9

Limitation on Liability of the Marketing Agent.  Neither the Marketing Agent nor any of its directors, officers, employees or agents shall be under any liability to the Up Trust, the Trustee, the Administrative Agent, the Holders of the Up MacroShares, the Down Trust, the Down Trustee, the Holders of the Down MacroShares or any other Person for any action taken or for refraining from taking any action in good faith in its capacity as Marketing Agent pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Marketing Agent or its directors, members, managers, officers, employees or agents against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder.  The Marketing Agent and its directors, members, managers, officers, employees or agents may rely in good faith on any document properly executed and delivered under this Trust Agreement by the Depositor, the Trustee, the Administrative Agent, the Down Trustee or any Authorized Participant respecting any matters arising hereunder.  The Marketing Agent shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Marketing Agent in accordance with this Trust Agreement and which in its reasonable judgment may involve it in any expense or liability unless the Marketing Agent has obtained an indemnity from the Holders of the Up MacroShares sufficient to hold it harmless from such liability.

Section 10.10

Marketing Agent's Indemnification of the Up Trust, the Depositor and the Trustee.  The Marketing Agent shall indemnify and hold harmless the Up Trust, the Depositor and the Trustee and their respective officers, members, managers, directors, employees and agents (each, a "Marketing Agent Indemnified Party") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Marketing Agent under this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Marketing Agent shall not indemnify the Trustee if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, gross negligence, or willful misconduct of the Trustee; provided, further, that the Marketing Agent shall not indemnify the Depositor if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, gross negligence, or willful misconduct of the Depositor; provided, further, that the Marketing Agent shall not indemnify the Up Trust or the Holders of the Up MacroShares for any liabilities, costs or expenses of the Up Trust with respect to any action taken by the Trustee at the request of the Holders of the Up MacroShares; provided, further, that the Marketing Agent shall not indemnify the Up Trust or the Holders of the Up MacroShares as to any losses, claims or damages incurred by any of them in their capacities as investors, including, without limitation, losses with respect to market or investment risks associated with ownership of the Up MacroShares or losses incurred as a result of the performance of, or a default on, any Eligible Treasuries; and provided, further, that the Marketing Agent shall not indemnify the Up Trust or the Holders of the Up MacroShares for any liabilities, costs or expenses of the Up Trust or the Holders of the Up MacroShares arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Up Trust or the Holders of the Up MacroShares in connection herewith to any taxing authority.  Indemnification pursuant to this Section 10.10 shall not be payable from the Trust Assets.  The provisions of this indemnity shall run directly to and be enforceable by a Marketing Agent Indemnified Party, subject to the limitations hereof.  The obligations of the Marketing Agent under this Section 10.10 shall survive the termination of the Up Trust and the resignation or removal of the Marketing Agent or the resignation or removal of any of the entities which constitute Marketing Agent Indemnified Parties at the time of the execution of this Trust Agreement and the appointment of successors thereto.

Section 10.11

Delegation of Duties by Marketing Agent; Assignment of Fees.  In the ordinary course of business, the Marketing Agent may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with this Trust Agreement.  Any such delegations shall not relieve the Marketing Agent of its liability and responsibility with respect to such duties and shall not constitute a resignation, and the Marketing Agent will remain severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article 10 as if the Marketing Agent had performed such duty; provided, however, that in the case of any significant delegation to a Person other than an Affiliate of the Marketing Agent, (1) at least thirty (30) days' prior written notice shall be given to the Trustee and the Depositor of such delegation to any entity that is not an Affiliate of the Marketing Agent and (2) the prior written consent of the Depositor must be obtained.  Furthermore, any delegation of duties by the Marketing Agent with respect to the Up Trust shall be accompanied by the delegation of such similar duties to the same entity with respect to the Down Trust, unless the prior written consent of the Depositor is obtained.  Notwithstanding anything herein to the contrary, the Marketing Agent shall not assign any of its duties and responsibilities as a Marketing Agent; provided, that, the Marketing Agent shall be entitled to assign or pledge its right to receive its fee hereunder to any third party.

ARTICLE 11

EARLY TERMINATION

Section 11.1

Termination Triggers.

(a)

The Up Trust shall terminate if any one of the following events (each, a "Termination Trigger") occurs:

(i)

the Reference Index Provider fails to publish the S&P/Case-Shiller Composite-10 Home Price Index or the Reference Index Provider fails to make the Reference Value of the Index available to the Paired Trusts for purposes of calculating Underlying Value, in either case, for three (3) consecutive Index Publication Days;

(ii)

for three (3) consecutive Index Publication Days, the Reference Value of the Index is equal to or below 108.11 or equal to or above 216.23;

(iii)

the Up Trust and/or the Down Trust becomes required to register as an "investment company" under the Investment Company Act;

(iv)

the Up Trust and/or the Down Trust becomes a commodities pool that is subject to regulation under the CEAct;

(v)

the Up MacroShares or Down MacroShares are delisted by NYSE Arca or the applicable national securities exchange on which they are listed;

(vi)

DTC becomes unwilling or unable to act as Depository under this Trust Agreement and no suitable replacement is willing and able to assume the duties of the Depository hereunder;

(vii)

the Administrative Agent resigns or is unable to perform its duties hereunder and/or under the Down Trust Agreement or becomes bankrupt or insolvent, and no suitable replacement is willing and able to assume the duties of the Administrative Agent hereunder and/or under the Down Trust Agreement;

(viii)

the Depositor elects to terminate the Up Trust and Holders of Up MacroShares representing 66 and 2/3% of all Up MacroShares that are outstanding and Holders of Down MacroShares representing 66 and 2/3% of all Down MacroShares that are outstanding, each voting as a separate class, consent to such termination;

(ix)

a decree or order is entered by a court having competent jurisdiction adjudging either the Up Trust or the Down Trust to be bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either the Up Trust or the Down Trust under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee or sequestrator (or other similar official) of either the Up Trust or the Down Trust or of any substantial part of the property of the Up Trust or the Down Trust, or ordering the winding up or liquidation of the affairs of the Up Trust or the Down Trust, or, in a court having jurisdiction, either the Up Trust or the Down Trust commences a voluntary case or proceeding under the Bankruptcy Code or any other applicable law, or an involuntary case or proceeding is commenced against either the Up Trust or the Down Trust, seeking any of the foregoing and such case or proceeding continues undismissed or unstayed and in effect for a period of 90 consecutive days;

(x)

the Depositor determines in good faith that there is a material risk that the Up Trust or the Down Trust  is subject to withholding tax liability, and elects to terminate the Paired Trusts;

(xi)

either of the Paired Trusts becomes undercollateralized, as measured on any Distribution Date prior to the making of any payments or distributions on that Distribution Date and without taking into account the rights and obligations of the Paired Trusts under the Income Distribution Agreement and the Settlement Contracts, such that the amount of cash on deposit in the affected trust is equal to 90% or less of the cash on deposit in the other trust;

(xii)

the amount of cash and Eligible Treasuries on deposit in the Up Trust or the Down Trust is reduced to less than ten (10) million dollars on any Business Day; and

(xiii)

the amount of cash and Eligible Treasuries on deposit in the Up Trust or the Down Trust on any Business Day is equal to less than fifty (50) million dollars and the Depositor elects, in its sole discretion, to terminate the Paired Trusts.

(b)

The Administrative Agent will be responsible for notifying the Depositor and the Trustee of the occurrence of the Termination Triggers described in subclauses (i), (ii), (v), (vii), (viii), (x) and (xiii) of clause (a) of this Section 11.1.  Upon obtaining knowledge of the occurrence of any of the other Termination Triggers described in clause (a) of this Section 11.1, the Trustee will be responsible for notifying the Depositor and the Administrative Agent of such occurrence; provided, that the Trustee shall have no affirmative duty to investigate or conduct due diligence with respect to the occurrence or status of any such Termination Trigger to the extent that such investigation or due diligence would require the Trustee to assume any duties above and beyond those duties which are specifically assigned to it by all other provisions of this Trust Agreement.  Notwithstanding the foregoing, both the Administrative Agent and the Trustee shall be required to notify the Depositor and each other of the occurrence of any Termination Trigger of which either of them acquires actual knowledge; provided, that neither the Administrative Agent nor the Trustee shall have any affirmative duty to investigate or conduct due diligence with respect to the occurrence or status of any such Termination Trigger to the extent that such investigation or due diligence would require either of them to assume any duties above and beyond those duties which are specifically assigned to each of them by all other provisions of this Trust Agreement.  The Trustee shall give prompt notice of the occurrence of any Termination Trigger of which it has knowledge or of which it has been informed to the Depositor, the Administrative Agent, the Down Trustee and the Registered Owners of the Up MacroShares.

(c)

On the next Distribution Date following the occurrence of a Termination Trigger (an "Early Termination Date"), the Trustee and the Down Trustee shall terminate the Income Distribution Agreement and settle all of the Settlement Contracts on behalf of the Paired Trusts; provided, that (i) in the case of the Termination Triggers described in subclauses (i) and (ii) of clause (a) of this Section 11.1,the Early Termination Date will not occur until the Distribution Date that follows the third consecutive Index Publication Day on which the circumstances described therein have persisted, (ii) in the case of the Termination Trigger related to the bankruptcy of either of the Paired Trusts, the Early Termination Date will not occur until the Distribution Date that follows the ninetieth day after the date on which either of the Paired Trusts have been adjudged to be bankrupt or insolvent or on which they become involved in voluntary or involuntary insolvency or similar proceedings, and (iii) in the case of the Termination Trigger described in subclause (xi) of clause (a) of this Section 11.1, the related Early Termination Date will occur on the same Distribution Date as the Distribution Date on which such Termination Trigger occurred.  Following the settlement of the Settlement Contracts on the Early Termination Date, the Trustee shall then make a Final Distribution on all Outstanding Up MacroShares, as set forth in Section 5.2.  Upon receipt of this Final Distribution, all Outstanding Up MacroShares shall be deemed to be redeemed in full.

(d)

The Depositor, upon receiving notice or otherwise obtaining actual knowledge of the occurrence of any Termination Trigger, shall file a Form 8-K with the SEC disclosing such occurrence.

ARTICLE 12

TRUSTEE TERMINATION EVENTS

Section 12.1

Trustee Termination Events.  Any one of the following events shall constitute a Trustee Termination Event (a "Trustee Termination Event"):

(a)

to the extent that funds are available in the Up Trust to make any Quarterly Distribution, any failure by the Trustee to make such Quarterly Distribution in the amount determined in accordance with the calculations required to be made pursuant to Article 4 hereof, which failure continues unremedied for a period of five (5) or more Business Days;

(b)

any failure by the Trustee to distribute the proceeds of all of the Trust Assets on the Final Scheduled Termination Date, which failure continues unremedied for a period of five (5) or more Business Days;

(c)

to the extent that funds are available in the Up Trust, any failure by the Trustee to make any payment required to be made under the Income Distribution Agreement or the Settlement Contracts, which failure continues unremedied for a period of five (5) or more Business Days;

(d)

any failure by the Trustee to observe or perform in any material respect any of its other covenants or obligations hereunder, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the Trustee by the Depositor or by not less than 25% of the Holders, voting by par amount;

(e)

the Trustee becomes ineligible or incapable of acting as Trustee hereunder; or

(f)

the occurrence of a Trustee Termination Event under the terms of the Down Trust Agreement.

Section 12.2

Force Majeure.  Notwithstanding the foregoing, any delay in or failure of performance under Section 12.1 shall not constitute a Trustee Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Trustee and such delay or failure was caused by an act of God or the public enemy, terrorism, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.  The preceding sentence shall not relieve the Trustee from the obligation to use its reasonable best efforts to perform its obligations in a timely manner in accordance with the terms of this Trust Agreement and the Trustee shall provide the Depositor with immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 12.3

Notification to Holders of the Up MacroShares.  Within two (2) Business Days after the Administrative Agent or the Trustee is notified or obtains actual knowledge of any Trustee Termination Event, the Administrative Agent or the Trustee, as applicable, shall give notice thereof to the Depositor and the Administrative Agent or the Trustee, as applicable, and notification of such Trustee Termination Event shall be filed by the Depositor on Form 8-K with the SEC.

ARTICLE 13

THE TRUSTEE

Section 13.1

Duties of Trustee.

(a)

The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement, including:

(i)

causing the Up Trust to make its required payments under the Income Distribution Agreement and the Settlement Contracts, to the extent that funds are available for that purpose in accordance with the terms of this Trust Agreement;

(ii)

making distributions on the Up MacroShares in accordance with Section 5.2 and Section 6.1 hereof, to the extent that funds are available for that purpose in accordance with the terms of this Trust Agreement;

(iii)

administering the Up Trust;

(iv)

at the direction of the Administrative Agent, acquiring Eligible Treasuries on behalf of the Up Trust;

(v)

paying the fees and expenses of the Up Trust, as specified in Section 5.3 and Section 5.4 of this Trust Agreement, to the extent that funds are available for that purpose in accordance with the terms of this Trust Agreement;

(vi)

effecting Paired Optional Redemptions in accordance with the provisions of Section 6.1 hereof, to the extent that funds and/or Eligible Treasuries are available for that purpose in accordance with the terms of this Trust Agreement;

(vii)

effecting Paired Issuances in accordance with the provisions of Section 6.2 hereof;

(viii)

performing the calculations required under Section 4.1 and Section 8.1 and providing such calculations to the Administrative Agent;

(ix)

preparing and delivering any notices required to be prepared and delivered by the Trustee to the Registered Owners of the Up MacroShares hereunder; and

(x)

performing all of the other obligations expressly required of it under this Trust Agreement and the other Transaction Documents.

(b)

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments that are specifically required to be furnished to the Trustee pursuant to any provision hereof, shall examine them to determine whether they conform on their face to the requirements of this Trust Agreement, without any obligation on the part of the Trustee to conduct any further inquiry or investigation.

(c)

No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, its own bad faith, its own reckless disregard of its duties hereunder or its own willful misconduct; provided, however, that:

(i)

the Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(ii)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted by it in good faith and in accordance with the direction of the Administrative Agent, the Depositor or Holders of Up MacroShares representing at least 66 and 2/3% of all outstanding Up MacroShares; and

(iii)

any creditor of the Up Trust or party asserting any claim relating to the Up MacroShares, other than a claim that the Trustee has acted with gross negligence, was grossly negligent in failing to act, acted with bad faith or reckless disregard of its duties hereunder or engaged in willful misconduct, shall look solely to the assets of the Up Trust and shall not look to the Trustee to satisfy such claims.

(d)

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it believes in good faith that repayment of such funds or adequate indemnity against any related risk or liability is not absolutely assured to it.

(e)

The Trustee shall have no power to vary the corpus of the Up Trust, except as expressly directed by the Administrative Agent in accordance with the provisions of this Trust Agreement.

(f)

In the event that the Transfer Agent and Registrar (if not also the Trustee) fails to perform any obligation, duty or agreement in the manner or on the day required under this Trust Agreement, the Trustee shall be obligated, as soon as possible upon knowledge of a Trust Officer of such failure and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner required hereunder.

Section 13.2

Rights of the Trustee.

(a)

The Trustee may rely on and shall be protected in acting, or in refraining from acting, in accord with any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Trust Agreement by the proper party or parties.

(b)

The Trustee may consult with counsel, and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder by the Trustee in good faith and in accordance with such advice or Opinion of Counsel.

(c)

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation in relation to this Trust Agreement at the request, order or direction of any of the Holders of the Up MacroShares pursuant to the provisions of this Trust Agreement unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(d)

Subject to Section 13.1(c) hereof, the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Trust Agreement.

(e)

The Trustee shall not be bound to perform any due diligence or to make any investigation into the accuracy of any assertions of facts made in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document, unless the Trustee has actual knowledge that any such assertion is in fact incorrect.

(f)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder that are customarily executed or performed by agents, custodians, nominees or attorneys under like circumstances, either directly or by or through attorneys, agents, custodians or nominees, including any of its Affiliates, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney selected by it in good faith and with due care (other than an agent or attorney that is an Affiliate of the Trustee); provided, that the Trustee shall remain liable hereunder for the performance of any duties delegated by it as permitted by this clause.

(g)

The Trustee shall be under no obligation to monitor, and shall assume no personal liability for, the actions of the Depositor, the Administrative Agent or any other Person in connection with their duties under this Trust Agreement or in connection with the Up Trust generally.

(h)

Except as may be required by Section 13.1(b) and Section 13.12, the Trustee shall not be required to make any initial or periodic examination of any documents or records for the purpose of establishing the presence or absence of defects, the compliance by the Depositor, the Administrative Agent or the Marketing Agent with their respective representations and warranties or for any other purpose.

Section 13.3

Trustee Not Liable for Recitals in Up MacroShares.  The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Up MacroShares (other than the certificate of authentication on the Up MacroShares).  Except as set forth in Section 3.2, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of the Up MacroShares (other than the certificate of authentication on the Up MacroShares).

Section 13.4

Holders May Direct Trustee.  Holders of Up MacroShares who are the Beneficial Owners of an Aggregate Par Amount representing at least 66 and 2/3% of all such shares that are Outstanding at any time may direct the Trustee with respect to actions that the Trustee is required, permitted or empowered to take under this Trust Agreement, subject to the limitations set forth in Section 2.3, Section 3.1(b) and Section 15.6 hereof.

Section 13.5

Compensation.  The Depositor shall cause to be paid in the manner provided for in Section 5.4, and the Trustee shall be entitled to receive, on each Distribution Payment Date, the Up Trustee Fee for all services rendered by it under this Trust Agreement and in the exercise and performance of any of the powers and duties hereunder of the Trustee.  The entitlement of the Trustee under this Section 13.5 for past services rendered shall survive the termination of the Up Trust.

Section 13.6

Indemnification.  The Trustee and its directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a "Trustee Indemnified Party") shall be indemnified from the Trust Assets and held harmless against any loss, liability or expense (a) arising out of or in connection with the acceptance or administration of the Up Trust and any actions taken in accordance with the provisions of this Trust Agreement or that arises out of or is related to any offer or sale of Up MacroShares incurred without (i) gross negligence, bad faith, and willful misconduct on the part of such Trustee Indemnified Party and (ii) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Trust Agreement, or (b) that arises out of or is related to any filings with or submissions to the SEC in connection with or with respect to the Up MacroShares (which, by way of illustration and not by way of limitation, include the Registration Statement and any amendments thereof or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act), but not including any information provided in writing by the Trustee to the Depositor for use in the Registration Statement or any other filing with the SEC.  Such indemnity shall include payment from the Up Trust of the costs and expenses (including counsel fees) incurred by such Trustee Indemnified Party in investigating or defending itself against any claim or liability relating to this Trust Agreement or the Up Trust, including any loss, liability or expense (including counsel fees) incurred in acting pursuant to written directions or instructions given by the Depositor, the Administrative Agent or counsel to the Up Trust to the Trustee from time to time in accordance with the provisions of this Trust Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion, subject to the limitations imposed by Section 2.3 and Section 3.1(b) to protect the Up Trust and the rights of all Beneficial Owners pursuant to the terms of this Trust Agreement.  Any amounts payable to a Trustee Indemnified Party under this Section 13.6 shall be payable in advance or shall be secured by a lien on the Trust Assets, notwithstanding any provision herein to the contrary.

Section 13.7

Eligibility Requirements.  The Trustee hereunder shall at all times:  (i) be a bank or trust company organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $20,000,000, (iii) maintain or have a parent that maintains any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof "A-1" for Standard & Poor's Rating Service or "P-1" for Moody's Investors Service, Inc.) and (iv) accept and act in the capacity of both the Trustee hereunder and as trustee of the Down Trust.  If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 13.7, the combined capital and surplus of such bank or trust company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 13.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 13.8.

Section 13.8

Resignation or Removal of Trustee.

(a)

A Trustee appointed to office shall hold office until its successor shall have been appointed in accordance with this Trust Agreement or until its termination, removal or resignation.

(b)

Subject to the provisions of this Section 13.8, the Trustee may be appointed, removed or replaced without cause at any time by the Depositor, upon written notice, or with cause upon the occurrence of a Trustee Termination Event; provided, however, that the Trustee shall not be removed in accordance with this Section 13.8 until a successor Trustee possessing the qualifications to act as Trustee and willing and able to make the representations contained in Section 3.2 (a "Successor Trustee") has been appointed by the Depositor and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Depositor.

(c)

Any Trustee may resign hereunder by an instrument in writing signed by the Trustee and delivered to the Depositor, the Administrative Agent and each Registered Owner, which shall become effective on the date specified in such instrument; provided, however, that no such resignation of a Trustee shall become effective:

(i)

until a Successor Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Trustee and delivered to the Up Trust, the Depositor, the Administrative Agent and the resigning Trustee; or

(ii)

until the assets of the Up Trust have been completely liquidated and the proceeds thereof distributed to the Holders.

If no Successor Trustee shall have been appointed and accepted such appointment within thirty (30) days after delivery to the Depositor, the Administrative Agent and the Up Trust of an instrument of resignation, the resigning Trustee may petition at the expense of the Up Trust any court of competent jurisdiction for appointment of a Successor Trustee.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.

(d)

No Trustee shall be liable for anything that occurs after it has ceased to act in such capacity, including, without limitation, the acts or omissions to act of any Successor Trustee; provided, that such resigning or terminated Trustee shall remain liable for any actions taken by it prior to its termination or resignation as a result of which it would be liable to the Up Trust pursuant to Section 13.1(c).

Section 13.9

Successor Trustee.

(a)

Any Successor Trustee appointed as provided in Section 13.8 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument in a form acceptable to the Depositor accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such Successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein.  The predecessor Trustee shall deliver to the Successor Trustee all documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the Successor Trustee all such rights, powers, duties and obligations within thirty days of execution of such instrument.

(b)

No Successor Trustee shall accept appointment as provided in this Section 13.9 unless at the time of such acceptance such Successor Trustee is eligible under the provisions of Section 13.7 and makes in the instrument of acceptance delivered pursuant to clause (a) of this Section 13.9 the representations and warranties contained in Section 3.2 hereof.

(c)

Upon acceptance of appointment by a Successor Trustee as provided in this Section 13.9, such Successor Trustee shall provide prompt notice of its succession hereunder to the Depositor, and the Depositor shall file a Form 8-K with the SEC disclosing such succession.

(d)

Without the consent of a majority of the Holders of the Up MacroShares, voting by Up Aggregate Par Amount, the compensation to be paid to the Successor Trustee may not be greater than the compensation paid to the terminated Trustee hereunder.

Section 13.10

Merger or Consolidation.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation shall be otherwise qualified and eligible under this Article 13, including without limitation, Section 13.7 hereof.  The Trustee shall promptly furnish to the Depositor and the Administrative Agent a notice of any merger or consolidation to which the Trustee is a party.

Section 13.11

Appointment of Co-Trustee or Separate Trustee.

(a)

Notwithstanding any other provisions of this Trust Agreement, the Trustee shall have the power and may execute and deliver all instruments to appoint, at any time, one or more Persons to act as a co-trustee or co-trustees, or a separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of the Up MacroShares, such title to the Trust Assets or any part thereof and, subject to the other provisions of this Section 13.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located; provided, that such co-trustee or co-trustees, or separate trustee or separate trustees, shall also assume the rights, duties and obligations of the Trustee under the Down Trust Agreement; provided, further, that the Trustee shall exercise due care in the appointment of any co-trustee or separate trustee.  Each co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility for a successor trustee under Section 13.8 and Section 13.9.  No notice to Holders of the Up MacroShares of the appointment of any co-trustee or separate trustee shall be required under this Section 13.11; provided, that the Trustee shall provide notice of each such appointment to the Depositor and the Administrative Agent.

(b)

Every co-trustee and separate trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee shall not be authorized to act unless the Trustee joins in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed the Trustee is incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Assets or any portion thereof in any such jurisdiction) shall be exercised or performed singly by such co-trustee or separate trustee, but solely at the direction of the Trustee;

(ii)

no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Trustee may at any time accept the resignation of or remove any co-trustee or separate trustee.

(c)

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees as effectively as if given to each of them.  Every instrument appointing any co-trustee or separate trustee shall refer to this Trust Agreement and the conditions of this Article 13.  Upon its acceptance of the trusts conferred by its instrument of appointment, each co-trustee and separate trustee shall be vested with the estates or property specified in such instrument, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to the Trustee.  Every such instrument shall be filed with the Trustee.

(d)

Any co-trustee or separate trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Trust Agreement on its behalf and in its name.  If any co-trustee or separate trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts under or in respect of this Trust Agreement shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 13.12

Books, Records; Taxes; Audit.

(a)

The Trustee shall keep proper books of record and account of all the transactions under this Trust Agreement at its Corporate Trust Office or such office as it may subsequently designate upon notice to the other parties hereto.  The books and records of the Trustee shall be open to inspection by any Person who establishes to the Trustee's reasonable satisfaction that it is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee.  The Administrative Agent shall keep proper records of all Paired Optional Redemptions and Paired Issuances effected at any time at its Business Office.  Such records shall be open to inspection by any Person who establishes to the Administrative Agent's reasonable satisfaction that it is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Administrative Agent.  Such records shall be preserved by the Trustee or the Administrative Agent, as applicable, for so long as the Depositor may direct.

(b)

The Trustee shall provide the Depositor such financial and other information regarding the operation of the Up Trust as may be required for the Depositor to prepare such reports and filings required under the federal securities laws as required under Section 8.2.  Unless otherwise required by applicable law or regulation, the Depositor shall be responsible for any certification of any such reports or the contents thereof; provided, that the Trustee shall make such representations to the Depositor with respect to information within the Trustee's control as shall be required for the Depositor to make such certification.

(c)

The Depositor shall prepare or cause to be prepared, and the Trustee shall sign (if it is determined that the Trustee's signature is required thereon) and timely file any tax returns required to be filed by the Up Trust.  The Depositor shall also prepare or cause to be prepared all tax information required by law to be distributed to Holders of the Up MacroShares and shall cause such information to be distributed to Holders as soon as reasonably practicable following the close of the taxable year.  The Trustee and the Administrative Agent, upon request, shall each furnish the Depositor with any information known to it that may be reasonably required in connection with the preparation of such duties set forth in the preceding two sentences.

(d)

The Depositor (or another Holder designated by the Depositor) shall be the "tax matters partner" of the Up Trust for U.S. federal income tax purposes and is authorized to act as the "tax matters partner" of the Up Trust or in any similar capacity under state, local or foreign law.  Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Up Trust, the tax matters partner shall furnish the IRS with the name, address, and taxpayer identification number of each of the Holders; provided, however, that such information is provided to the Up Trust by the Holders.

The tax matters partner is authorized, but not required:

(i)

to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Up Trust items required to be taken into account by a Holder for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Holders, except that such settlement agreement shall not bind any Holder (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Holder; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

(ii)

in the event that a notice of a final administrative adjustment at the Up Trust level of any item required to be taken into account by a Holder for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Up Trust's principal place of business is located;

(iii)

to intervene in any action brought by any other Holder for judicial review of a final adjustment;

(iv)

to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)

to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Holder for tax purposes, or an item affected by such item; and

(vi)

to take any other action on behalf of the Holders or the Up Trust in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the Trustee set forth in Section 13.6 of this Trust Agreement shall apply mutatis mutandis to the tax matters partner in its capacity as such, including if the Depositor designates another Holder to serve as tax matters partner.

(e)

In no event shall the Trustee, the Depositor or the Administrative Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of the Up MacroShares under any present or future law of the United States of America or imposed by any taxing authority having jurisdiction over the Up Trust.  For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee or the Administrative Agent may sustain or incur with respect to such taxes or charges, the Trustee or the Administrative Agent shall be reimbursed and indemnified out of the assets of the Up Trust and the payment of such amounts shall be secured by a lien on the Up Trust.  Any payments by the Trustee or the Administrative Agent shall be subject to withholding regulations then in force.  This paragraph shall survive notwithstanding any termination of this Trust Agreement and the Up Trust or the resignation or removal of the Trustee or the Administrative Agent.  If sufficient funds are not on deposit in the Fee Payment Account to reimburse the Trustee or the Administrative Agent for any taxes paid by either of them on behalf of the Up Trust, the Depositor shall reimburse the Trustee and the Administrative Agent therefor.

(f)

The accounts of the Up Trust shall be audited, as required by law and as may be directed by the Depositor, by Independent certified public accountants designated from time to time by the Depositor and the cost of such audit shall be borne by the Up Trust pursuant to Section 5.3 hereof.  The report of such accountants shall be furnished by the Administrative Agent to any Beneficial Owner upon request.

Section 13.13

Trustee May Enforce Claims Without Possession of Up MacroShares.  All rights of action and claims under this Trust Agreement or the Up MacroShares may be prosecuted and enforced by the Trustee without the possession of any of the Up MacroShares or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee.  Any recovery of judgment shall, after provision for payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Up MacroShares in respect of which such judgment has been obtained.

Section 13.14

Suits for Enforcement.  If a Termination Trigger or a Trustee Termination Event occurs and is continuing, the Trustee (or the Depositor, in the case of a Trustee Termination Event) in its discretion may proceed to protect and enforce its rights and the rights of the Holders of the Up MacroShares under this Trust Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Trust Agreement, in aid of the execution of any power granted in this Trust Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee (or the Depositor, in the case of a Trustee Termination Event), being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Holders of the Up MacroShares.  The Trustee or the Depositor, as the case may be, shall be reimbursed by the Up Trust for all expenses incurred by it in so protecting and enforcing its rights and the rights of the Holders of the Up MacroShares hereunder and the Trustee shall have a lien on the Trust Assets securing repayment of such expenses.

Section 13.15

Maintenance of Office or Agency.  The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Up MacroShares and this Trust Agreement may be served.  The Corporate Trust Office shall initially be located at Two World Financial Center, 225 Liberty Street, New York, New York 10281.  The Trustee will give prompt notice to the Depositor and to Registered Owners of the Up MacroShares of any change in the location of the Corporate Trust Office.

ARTICLE 14

TERMINATION

Section 14.1

Termination of Trust.  The Up Trust and the respective obligations and responsibilities of the Depositor, the Administrative Agent, the Marketing Agent and the Trustee created hereby shall terminate on the earlier of an Early Termination Date and the Final Scheduled Termination Date.  The Up Trust shall not terminate in the event that the Depositor is adjudged to be insolvent or is liquidated or dissolved for any reason.

Upon the termination of the Up Trust, the Trustee, after making the Final Distribution provided for in Section 5.2 and distributing ratably to each Holder of any other Trust Assets, shall wind up the activities and affairs of the Up Trust and shall cause its certificate of designation to be cancelled by filing a certificate of cancellation with the New York Secretary of State, terminating the Up Trust.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.1

Amendment; Waiver of Past Defaults and Termination.

(a)

This Trust Agreement shall not in any circumstances be amended (i) to modify the definition of "Up Underlying Value," "Down Underlying Value," "Up Income Distribution Payment," "Down Income Distribution Payment," "Up Settlement Payment," "Down Settlement Payment" or any constituent defined terms that are a part of the foregoing defined terms; or (ii) to modify the relative proportion of Up MacroShares and Down MacroShares that constitute a MacroShares Unit, which shall always be 1:1.

(b)

Subject to clause (a) of this Section 15.1, this Trust Agreement may be amended from time to time with the written consent of the Depositor, the Administrative Agent and the Trustee, but without the consent of any Holder of Up MacroShares, (i) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of this Trust Agreement or the Down Trust Agreement, (ii) to modify any provision of or add a provision to this Trust Agreement to conform it to the description of the terms of the Up MacroShares contained in the Prospectus, (iii) to add to the covenants, restrictions or obligations of any entity under this Trust Agreement for the benefit of the Holders of the Up MacroShares or to modify any provisions of this Trust Agreement in any manner that does not adversely affect any Holder of Paired Shares in any material respect, (iv) to evidence and provide for the acceptance of appointment hereunder of a Successor Trustee, a successor Administrative Agent or any successor Marketing Agent, (v) to modify the procedures for effecting Paired Issuances and Paired Optional Redemptions set forth herein in connection with an amendment of the Participants Agreements entered into among the Trustee, the Down Trustee, the Administrative Agent and each Authorized Participant, (vi) subject to compliance with clause (a) of this Section 15.1, to increase or decrease the aggregate number of Up MacroShares and Down MacroShares that constitute a MacroShares Unit, (vii) to modify the rules for acquiring Eligible Treasuries that are set forth in Section 6.8 hereof, and (viii) to comply with any requirements imposed by the Code, or any federal or state securities laws; provided, that an opinion in form and substance satisfactory to the Depositor that such amendment will not cause the Up Trust to be treated as an association taxable as a corporation must be delivered in connection with any amendment referenced in the foregoing clause (iii) and clause (vii); provided, further, that no amendment of this Trust Agreement may be made if it would have the effect of causing the Up Trust to be required to register as an investment company under the Investment Company Act or to be regulated as a commodity pool under the CEAct.  The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Trust Agreement or otherwise.

(c)

Subject to clause (a) of this Section 15.1, this Trust Agreement may also be amended from time to time with the written consent of the Depositor, the Administrative Agent and the Trustee and the written consent of the Holders of Up MacroShares evidencing not less than a majority of the Up Aggregate Par Amount, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of the Up MacroShares; provided, that the Down Trust Agreement shall be amended in an identical manner in accordance with the amendment provisions thereof, and until the requisite consent for such amendment has been obtained, any amendment to this Trust Agreement will not become effective; provided, further still, that, without the written consent of each Holder of the Up MacroShares and the Down MacroShares that would be adversely affected thereby, no amendment may (i) modify the amount or timing of any distributions that are required to be made on the Up MacroShares; or (ii) reduce the percentage of Holders that are required to consent to any of the foregoing amendments.

(d)

Subject to clause (a) of this Section 15.1, this Trust Agreement may be amended at any time prior to the initial Paired Issuance with the written consent of the Depositor, the Administrative Agent and the Trustee and the written consent of each holder of Founders' Shares for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of hereof.

(e)

The Depositor may amend the Income Distribution Agreement or the Settlement Contracts in any manner that is otherwise not prohibited by the terms of clause (a) of this Section 15.1, as long as the Trustee is not adversely affected in any way by any such amendment.

(f)

In considering, reviewing and/or evaluating any proposed amendment or a request for a consent from the Trustee pursuant to the provisions of this Section 15.1 or otherwise under this Trust Agreement, the Trustee may in its discretion seek or obtain advice or an Opinion of Counsel from counsel of its choice with respect to any such proposed amendment or consent and its compliance with the terms of this Trust Agreement and Requirements of Law as it pertains to the Up Trust, the parties to the Trust Agreement and any other related parties.  The fees and expenses of counsel selected by the Trustee, whether or not an Opinion of Counsel is rendered, shall be promptly paid out of the assets of the Up Trust or reimbursed to the Trustee.  The Trustee may rely on such advice of counsel or an Opinion of Counsel in taking any action or refraining from taking any action with respect to any such amendment or request for a consent from the Trustee.  The Trustee shall in accordance with the foregoing be afforded all rights, remedies, protections, indemnifications and limitations of liability set forth in this Trust Agreement including, without limitation, those set forth in Article 13 hereof, and nothing in this Section 15.1 shall alter the standard of care specified in Article 13 hereof as it pertains to the Trustee.

(g)

Promptly after the execution of any amendment or consent pursuant to this Section 15.1, the Depositor shall prepare and file a Form 8-K with the SEC setting forth the provisions of such amendment.

(h)

Where the consent of Holders is required under this Section 15.1 in order to amend this Trust Agreement, it shall be sufficient if such consent approves the substance of the proposed amendment; the particular form of such amendment need not be approved.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders of the Up MacroShares shall be subject to such reasonable requirements as the Trustee may prescribe.

(i)

Holders evidencing not less than a majority of the Up Aggregate Par Amount may waive any default by the Depositor, the Trustee, or the Administrative Agent in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Holders of the Up MacroShares or to make any Up Income Distribution Payment or any Up Settlement Payment or any other default relating to a provision which may not be amended under this Section 15.1 or which requires any adversely affected Holder to consent thereto.  Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Trust Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 15.2

Registration (Initial and Continuing) of Up MacroShares; Certain Securities Law Filings.  The Depositor agrees to (i) prepare and file the Registration Statement with the SEC under the Securities Act, and take such action as is necessary from time to time to qualify the Up MacroShares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments of and supplements to such Registration Statement, (ii) promptly notify the Trustee and the Administrative Agent of any such amendment of or supplement to the Registration Statement and of any order preventing or suspending the use of the Prospectus included therein, (iii) provide the Trustee and the Administrative Agent from time to time with copies, including copies in electronic form, of the Prospectus, in such quantities as the Trustee and the Administrative Agent may reasonably request, (iv) prepare and file any periodic reports or updates that may be required under the Exchange Act, as specified in Section 8.2 hereof, and (v) take such action as is necessary from time to time to register or qualify the Up MacroShares for offering and sale under the securities or blue sky laws of those states of the United States or other jurisdictions as the Depositor may select or as may be necessary to continue that registration or qualification in effect for so long as the Depositor determines that the Up Trust shall continue to offer or sell Up MacroShares in that jurisdiction.  Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses shall be borne by the Up Trust in the manner provided for in Section 5.3.

Section 15.3

Prospectus Delivery.  The Administrative Agent shall, if required to do so under the federal securities laws of the United States, deliver at the time of issuance of any Up MacroShares in any manner permitted by such laws, a copy of the Prospectus, as most recently furnished to the Administrative Agent by the Depositor, to each person submitting a Creation Order.  The Administrative Agent shall also, if required to do so under the federal securities laws of the United States, deliver in conjunction with any marketing or computational materials, in any manner permitted by such laws, a copy of the Prospectus, as most recently furnished to the Administrative Agent by the Depositor.

Section 15.4

Protection of Right, Title and Interest to Trust Assets.

(a)

The Depositor shall cause this Trust Agreement, all amendments hereof and supplements hereto and all financing statements, continuation statements and any other necessary documents covering the right, title and interest of the Holders of the Up MacroShares and of the Trustee in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Holders of the Up MacroShares and the Trustee hereunder in and to all property comprising the Trust Assets.  Not later than the Closing Date, the Depositor shall file a financing statement covering the interest of the Down Trustee, on behalf of the Down Trust, in the Trust Assets which shall secure the obligations of the Up Trust to the Down Trust under the Income Distribution Agreement and the Settlement Contracts.  The Depositor shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(b)

Within 30 days after the Depositor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Depositor shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Up Trust's security interest in the Trust Assets and the proceeds thereof.

(c)

The Depositor shall give the Trustee prompt notice of any relocation of its principal executive offices or of any office from which it performs its duties hereunder or keeps records concerning this transaction.  If, as a result of any such relocation, the applicable provisions of the UCC require the filing of any new financing statement or of any amendment to any previously filed financing or continuation statement, the Depositor shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Up Trust's security interest in the Trust Assets and the proceeds thereof.  The Depositor shall at all times maintain its principal executive offices and each office from which it performs its duties hereunder within the United States.

Section 15.5

Limitation on Rights of Holders of the Up MacroShares.

(a)

The death or incapacity of any Holder of the Up MacroShares shall not operate to terminate this Trust Agreement or the Up Trust, nor shall such death or incapacity entitle the legal representatives or heirs of such Holder to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding-up of the Up Trust, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)

No Holder of the Up MacroShares shall have any right to vote (except as expressly provided in this Trust Agreement) or in any manner otherwise control the operation and management of the Up Trust, or the obligations of the parties hereto, nor shall any Holder of the Up MacroShares be under any liability to any third person by reason of any action by the parties to this Trust Agreement pursuant to any provision hereof.

(c)

No Holder of the Up MacroShares shall have any right by virtue of any provisions of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Trust Agreement unless such Holder previously has made, and unless the Holders of Up MacroShares representing the beneficial ownership of at least 25% of all Outstanding Up MacroShares have made, written request to the Trustee to institute such suit, action or proceeding in its own name as Trustee hereunder and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for sixty (60) days after its receipt of such request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and expressly agreed to by each Holder with every other Holder and the Trustee, that no one or more Holders of the Up MacroShares shall have any right in any manner whatsoever by virtue of or by availing itself or themselves of any provisions of this Trust Agreement to affect, disturb or prejudice the rights of any other Holder of the Up MacroShares, to obtain or seek to obtain priority over or preference to any other Holder of the Up MacroShares or to enforce any right under this Trust Agreement except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Up MacroShares.  For the protection and enforcement of the provisions of this Section 15.5, each and every Holder and the Trustee shall be entitled to such relief as can be obtained either at law or in equity.

Section 15.6

Certain Rights of Holders of Up MacroShares; Voting.  Each Holder of Up MacroShares shall be able to vote on all matters on which shareholders may or are required to vote under this Trust Agreement for the Up MacroShares.  Holders of Up MacroShares evidencing not less than 66 and 2/3% of the Up Aggregate Par Amount shall have the right to direct the time, place and method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to such proceeding; provided, however, that, subject to Section 15.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if a Trust Officer in good faith determines that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unduly prejudicial to the rights of Holders of the Up MacroShares not party to such direction; provided further that nothing in this Trust Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and not inconsistent with such direction or with the limitations imposed by Section 2.3 and Section 3.1(b) hereof.

Section 15.7

MacroShares Licensing Agreement.  On the Closing Date, the Up Trust shall enter into the MacroShares Licensing Agreement with MacroMarkets LLC, the Administrative Agent and the Down Trust.  Under such MacroShares Licensing Agreement, MacroMarkets LLC shall be entitled to the receipt of the Up Licensing Fee, which shall be payable to MacroMarkets LLC in arrears on each Distribution Date in accordance with Section 5.4 hereof.

Section 15.8

Governing Law; Jurisdiction.  THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York for any litigation arising out of or relating to this Trust Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by prepaid certified mail with proof of mailing receipt validated by the United States Postal Service to the address of such party as set forth in Section 15.9 (or to the agent of such party appointed and maintained in the State of New York as such party's agent for acceptance of legal process) shall be effective service of process for any litigation brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Trust Agreement or the transactions contemplated hereby in the courts of the State of New York or of the federal courts sitting in the State of New York and hereby further irrevocably and unconditionally waives its right to, and agrees not to, plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

Section 15.9

Notices.

(a)

All demands, notices, instructions, directions and communications (collectively, "Notices") under this Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered mail, return receipt requested, or sent by facsimile transmission to the following addresses:

If to the Depositor, to:	MacroShares Housing Depositor, LLC 73 Green Tree Drive #9 Dover, DE 19904 Attention: Samuel Masucci, III Facsimile: (973) 453-8212
With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attention: Richard Kadlick, Esq. Facsimile: (212) 735-2000
If to the Trustee, to:	State Street Bank and Trust Company, N.A. Two World Financial Center 225 Liberty Street New York, New York 10281 Attention: James Casey Facsimile: (617) 988-9556 and (617) 451-4704

With a copy to:	State Street Bank and Trust Company 200 Clarendon Street Boston, Massachusetts 02116 Attention: Michael Foutes Facsimile: (617) 937-6033
And:	State Street Bank and Trust Company 4 Copley Place, 5th floor 100 Huntington Avenue Boston, Massachusetts 02116 Attention: Julie Tedesco Facsimile: (617) 662-3805
If to the Administrative Agent, to:	MacroMarkets LLC 73 Green Tree Drive #9 Dover, DE 19904 Attention: Samuel Masucci, III Facsimile: (973) 453-8212
With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attention: Richard Kadlick, Esq. Facsimile: (212) 735-2000
If to the Marketing Agent, to:	Macro Financial, LLC 73 Green Tree Drive #9 Dover, DE 19904 Attention: Samuel Masucci, III Facsimile: (973) 453-8212
With a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attention: Richard Kadlick, Esq. Facsimile: (212) 735-2000

(b)

Any Notice required or permitted to be given to a Registered Owner of the Up MacroShares shall be given by first-class mail, postage prepaid, at the address of such Registered Owner as shown in the Share Register.  Any Notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Registered Owner receives such Notice.  Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to Authorized Participants designated by the Depository for delivery to Beneficial Owners.

Section 15.10

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement is held invalid for any reason whatsoever, then such provision shall be deemed severable from the remaining provisions of this Trust Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Up MacroShares or the rights of the Holders of the Up MacroShares.

Section 15.11

Up MacroShares Nonassessable and Fully Paid.  It is the intention of the parties to this Trust Agreement that the Holders of the Up MacroShares shall not be personally liable for obligations of the Up Trust, that the interests in the Up Trust represented by the Up MacroShares shall be nonassessable for any losses or expenses of the Up Trust or for any reason whatsoever and that the Up MacroShares upon authentication thereof by the Trustee pursuant to Section 2.5 are and shall be deemed fully paid.

Section 15.12

Further Assurances.  The Depositor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Trust Agreement, including the execution of any financing statements or continuation statements relating to the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

Section 15.13

Non-Petition Covenant; No Proceedings.

(a)

Notwithstanding any prior termination of this Trust Agreement, the Trustee, the Administrative Agent, the Marketing Agent and the Depositor shall not, prior to the date which is one year and one day after the termination of this Trust Agreement with respect to the Up Trust, acquiesce in, petition for or otherwise invoke or cause the Up Trust or the Depositor to invoke the process of any Governmental Authority for the purpose of (x) commencing or sustaining a case against the Up Trust or the Depositor under any federal or state bankruptcy, insolvency or similar law, (y) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Up Trust or the Depositor or any substantial part of their respective property or (z) ordering the winding-up or liquidation of the affairs of the Up Trust or the Depositor.

(b)

Each of the Trustee, the Depositor, the Administrative Agent and the Marketing Agent and each Holder, by acceptance of its Up MacroShares, hereby agrees that it will not institute against a Holder, or join any other Person in instituting against a Holder, on account of its ownership of an Up MacroShare or its obligations hereunder, any bankruptcy, insolvency, liquidation, readjustment of debt, marshalling of assets or any similar proceeding so long as there has not elapsed one year plus one day since the last day on which any Up MacroShares shall have been Outstanding.

Section 15.14

No Waiver; Cumulative Remedies.  No failure by the Trustee or the Holders of the Up MacroShares to exercise any right, remedy, power or privilege under this Trust Agreement, and no delay in such exercise, shall operate as a waiver of such right, remedy, power or privilege; nor shall any single or partial exercise of any right, remedy, power or privilege under this Trust Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided under this Trust Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 15.15

Counterparts.  This Trust Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 15.16

Third-Party Beneficiaries.  This Trust Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of the Up MacroShares, the Holders of the Down MacroShares and their respective successors and permitted assigns.  Except as otherwise expressly provided in this Trust Agreement, no other Person will have any right or obligation hereunder.

Section 15.17

Actions or Notices by Holders of the Up MacroShares.

(a)

Wherever a provision in this Trust Agreement states that an action may be taken or a Notice given by Holders of the Up MacroShares, such action or Notice may be taken or given by any Holder, unless such provision requires a specific percentage of Holders of the Up MacroShares.

(b)

Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of an Up MacroShare shall bind such Holder and every subsequent Holder of such share and of any share issued upon the registration of transfer thereof, in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such share.

Section 15.18

Merger and Integration.  Except as specifically stated otherwise herein, this Trust Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Trust Agreement.  This Trust Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 15.19

Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Administrative Agent and the Marketing Agent have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

MACROSHARES HOUSING DEPOSITOR, LLC,
as Depositor

By:	/s/ Samuel Masucci, III
Name:	Samuel Masucci, III
Title:	President

STATE STREET BANK AND TRUST
COMPANY, N.A., not in its individual capacity, but solely as the Trustee

By:	/s/ James Newland
Name:	James Newland
Title:	Vice President

MACROMARKETS LLC,
as Administrative Agent

By:	Samuel Masucci, III
Name:	Samuel Masucci, III
Title:	Chief Executive Officer

MACRO FINANCIAL, LLC,
as the Marketing Agent

By:	/s/ Samuel Masucci, III
Name:	Samuel Masucci, III
Title:	Chief Executive Officer

Acknowledged and Accepted By: STATE STREET BANK AND TRUST COMPANY, N.A., not in its individual capacity, but solely as the Trustee for the Down Trust

By:	/s/ James Newland
Name: James Newland
Title: Vice President

EXHIBIT A

FORM OF UP MACROSHARE

GLOBAL CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

Up to [                          ] Up MacroShares

Issued by the

MACROSHARES MAJOR METRO HOUSING UP TRUST

C-[   ]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE AGREEMENT.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate, which is one of a duly authorized issue of Certificates designated as Up MacroShare Certificates (the "Certificates") each evidencing up to [        ] MacroShares Major Metro Housing Up Shares ("Shares"), and each representing a fractional undivided interest in the MacroShares Major Metro Housing Up Trust ("Trust"), created under the laws of the State of New York pursuant to the MacroShares Major Metro Housing Up Trust Trust Agreement, dated on or about May 5, 2009, among MacroShares Housing Depositor, LLC, as depositor (the "Depositor"), State Street Bank and Trust Company, N.A., as trustee (the "Trustee"), MacroMarkets LLC, as administrative agent (in such capacity, the "Administrative Agent"), and Macro Financial, LLC, as marketing agent (in such capacity, the "Marketing Agent") (hereinafter, the "Agreement"), copies of which are available at the offices of the Trustee.  The number of Shares outstanding and represented by this Certificate on any date shall be as set forth in Schedule A attached hereto.  The Trustee shall increase or decrease, as applicable, the number of Shares represented by this Certificate by making a notation on Schedule A in connection with each Paired Issuance and each Paired Optional Redemption of Shares.

The Agreement provides for the issuance of additional Shares from time to time as part of one or more units which constitutes 10,000 Shares and 10,000 MacroShares Major Metro Housing Down Shares (the "Down MacroShares"), which represent a fractional undivided interest in the MacroShares Major Metro Housing Down Trust (the "Paired Trust") or integral thereof.  Each Share has a stated par amount of $25.

The Depositor hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

Quarterly distributions, if any, will be declared on each Distribution Date, which is the second Business Day preceding each Record Date, out of funds the Trust holds on deposit, to the extent and subject to the limitations set forth in the Agreement.  Record Dates occur on the last Business Day of each March, June, September and December of each year, commencing in June of 2009.  The Registered Owners of the Shares as of each Record Date will receive these quarterly distributions on the third Business Day of each April, July, October and January of each year, commencing in July of 2009.  In addition, a holder who is also an Authorized Participant is entitled on any Business Day occurring after the Closing Date but prior to the Final Scheduled Termination Date or an Early Termination Date, upon tender of the Shares represented by this Certificate in increments of 10,000 Shares, together with the tender of Down MacroShares in the same number, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to the Administrative Agent, and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Agreement, such holder's ratable portion of the assets of the Trust for the Shares tendered and evidenced by this Certificate.

The holder of the Shares represented by this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the Corporate Trust Office, to which reference is made for all the terms, conditions and covenants thereof.

The Trustee may deem and treat the person in whose name this Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

The Agreement permits, with certain exceptions and limitations therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Trustee, the Administrative Agent and the Marketing Agent and the rights of the Shareholders under the Agreement at any time by the Depositor, the Administrative Agent, the Marketing Agent and the Trustee with the consent of the Shareholders of a majority of the Up Aggregate Par Amount.  Any such consent by the Shareholders shall be conclusive and binding on such Shareholders and upon all future Shareholders represented by this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Shareholders.

The Agreement may not be amended if the resulting amendment would cause either of the Macro Trusts to be required to register as an investment company under the Investment Company Act of 1940, as amended, or to be regulated as a commodity pool under the Commodity Exchange Act, as amended or which would change the calculation of underlying value.

This Certificate is executed and delivered by MacroShares Housing Depositor, LLC as the Depositor in the exercise of the powers and authority conferred upon and vested in it by the Agreement.  The representations, undertakings and agreements made on the part of the Trust in this Certificate are made and intended not as personal representations, undertakings and agreements by MacroShares Housing Depositor, LLC but are made and intended for the purpose of binding only the Trust.  Nothing in this Certificate shall be construed as creating any liability on the part of the Depositor, the Administrative Agent, the Marketing Agent or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee and the Depositor under the Agreement.

THIS CERTIFICATE AND THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

Terms not defined herein will have the same meaning as in the Agreement.

IN WITNESS WHEREOF, MacroShares Housing Depositor, LLC, as Depositor, has caused this Certificate to be duly executed.

MACROSHARES HOUSING DEPOSITOR, LLC
as Depositor

By:
AUTHORIZED OFFICER

Dated:  ___________, 2009

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CERTIFICATES REFERRED TO
IN THE WITHIN-MENTIONED AGREEMENT.

STATE STREET BANK AND TRUST COMPANY, N.A., not in its individual capacity but solely as Trustee

By:
AUTHORIZED OFFICER

Dated:  ___________, 2009

Schedule A

Number of Shares Outstanding

Date	Number of Shares Outstanding Prior to Paired Issuance/Paired Optional Redemption	Number of Shares Created	Number of Shares Redeemed	Number of Shares Outstanding After Paired Issuance/Paired Optional Redemption

EXHIBIT B

FORM OF INCOME DISTRIBUTION AGREEMENT

Filed as Exhibit 4.5 to this Registration Statement

B-1

EXHIBIT C

FORM OF SETTLEMENT CONTRACT

Filed as Exhibit 4.6 to this Registration Statement

C-1

EXHIBIT D

FORM OF PARTICIPANTS AGREEMENT

Filed as Exhibit 4.3.1 to this Registration Statement

D-1

EXHIBIT E

FORM OF MACROSHARES LICENSING AGREEMENT

Filed as Exhibit 4.7 to this Registration Statement

E-1

EXHIBIT F

FORM OF STANDARD & POOR'S SUBLICENSING AGREEMENT

Filed as Exhibit 4.8 to this Registration Statement

F-1

EXHIBIT G

MARKETING AGENT'S DUTIES

The duties of the Marketing Agent consist of:

•

developing a marketing strategy for promoting the MacroShares as financial products;

•

coordinating, developing and implementing a communications strategy, which will include, among other things, the design and implementation of a web marketing strategy, the preparation of marketing materials, and the coordination of public relations and marketing events;

•

leveraging the Marketing Agent's existing relationships to introduce MacroShares to MacroMarkets LLC's current financial advisors, advisor relationships and selected institutional relationships across the United States and internationally;

•

introducing and promoting the MacroShares generally in the financial advisor community;

•

responding to inquiries and/or providing referrals regarding MacroShares;

•

any other duties mutually agreed upon among the Marketing Agent, the Depositor and the Administrative Agent; and

•

applying the Up Advertising Fee for purposes of marketing the Paired Shares by engaging in, among others, the following activities: (i) educating investors about residential real estate market pricing and indexes as a new asset class for investor risk management, (ii) sponsoring independent research as part of the market education process, (iii) continuing development and maintenance of a variety of free calculators and tools, (iv) placing advertisements on third party websites and in business periodicals, (v) participating in industry conferences, and (vi) undertaking other related activities.

G-1

EXHIBIT H

AFFILIATED PERSON VERIFICATION GUIDELINES

1.

Acquisitions of Eligible Treasuries

(a)

Subject to a best execution requirement pursuant to Section 6.8, the Administrative Agent may direct the Trustee to acquire Eligible Treasuries from Authorized Participants or from an Affiliated Person of an Authorized Participant (each, an "AP Affiliated Person," and, such transaction, an "AP Acquisition") only in the event that the offers of such AP Affiliated Person are within the Range of the Best Yield, each as defined below.

(b)

The available market yields for purposes of calculating Best Yield will be based, for trades in Eligible Treasury Securities, on prices displayed on the applicable Bloomberg screen and, for trades in Eligible Treasury Repurchase Agreements, general market offered yields obtained from Bloomberg or another third-party service provider for Eligible Treasury Repurchase Agreements.

(c)

For purposes of this Exhibit H, the "Best Yield" means the average of the five highest yields offered by sellers with whom the Administrative Agent has a trading agreement and the "Range" is the difference between (i) the greater of (x) 0.10% and (y) 2% times the Best Yield, which is the bottom of the Range, and (ii) the Best Yield, which is the top of the Range.

2.

In-Kind Redemption

Any "in-kind" Paired Optional Redemption by an AP Affiliated Person will be executed in accordance with Section 6.1(d) (an "AP In-Kind Redemption").

3.

Record Retention

(a)

For each AP Acquisition, the Administrative Agent will retain a print-out of the Bloomberg screen at the time each Eligible Treasury Security purchase order is placed and a print-out of the Bloomberg or other pricing service yield information at the time each Eligible Treasury Repurchase Agreement purchase order is placed (as well as, in each case, the corresponding trade ticket information relating to such AP Acquisition).  Such print-outs will include all available offers at the time the applicable order was placed, as well as the time, date, amount, counterparty and implied yield or price of each transaction.

(b)

For each AP Acquisition that was effected at a yield that was lower than the Best Yield, the Administrative Agent will record, contemporaneously with the transaction, why the AP Acquisition was effected at a yield that was lower than the Best Yield.

(c)

For each AP In-Kind Redemption, the Administrative Agent will retain in its books and records, the date of the transaction, the name of the redeeming Authorized Participant, the Eligible Treasury Securities that were delivered in the redemption and the Eligible Treasury Securities that were on deposit in the Up Trust immediately prior to the AP In-Kind Redemption (including on the relevant acquisition date), and the Eligible Treasury Securities which remained on deposit in the Up Trust after such redemption.

(d)

The information recorded by the Administrative Agent pursuant to this Section 3, will be retained by the Administrative Agent for a period of one year from the date each AP Acquisition and AP In-Kind Redemption took place.

4.

Independent Verification Procedures

(a)

At the conclusion of each calendar quarter, the Trustee, acting as a verification agent (the "Verification Agent"), shall select, randomly and without notifying the Administrative Agent, one Business Day in each week of the preceding quarter, and

(i)

if any AP Acquisitions occurred on such day, the Verification Agent will verify that (1) the Administrative Agent properly identified and recorded all such AP Acquisitions; and (2) no transactions outside of the Range were executed with any AP Affiliated Person; and

(ii)

if any AP In-Kind Redemptions occurred on such day, the Verification Agent will verify that (1) the Administrative Agent properly identified and recorded all such AP In-Kind Redemptions and (2) the AP In-Kind Redemptions were executed in accordance with Section 2, herein.

(b)

In the event that the Verification Agent has identified an AP Acquisition outside of the Range or an AP In-Kind Redemption that violates Section 6.1(d) (each such transaction, a "Prohibited Transaction"), the Verification Agent shall review all the information retained by the Administrative Agent in accordance with Sections 3(a) or 3(b), hereof, as applicable, during,

(i)

the six-month period that preceded such Prohibited Transaction and

(ii)

the calendar quarter that follows such Prohibited Transaction, to determine whether any additional Prohibited Transactions occurred.

5.

Remedy for Prohibited Transactions

(a)

In the event that the Verification Agent identifies any Prohibited Transaction, the Verification Agent will notify the Depositor and the Administrative Agent, and the Administrative Agent will be required to pay to the Up Trust, for each such Prohibited Transaction within thirty days of such notification,

(i)

if the Prohibited Transaction was an AP Acquisition, the difference between (x) the Best Yield which the Up Trust would have obtained had such transaction occurred, less the Range and (y) the yield actually obtained in the Prohibited Transaction; and

(ii)

if the Prohibited Transaction was an AP In-Kind Redemption, an amount equal to the yield to maturity of the Eligible Treasury Securities which were delivered minus the yield to maturity of the Eligible Treasury Securities which should have been delivered to the redeeming AP Affiliated Person.

6.

These procedures will apply to transactions between the Up Trust and any Authorized Participant or any Affiliated Person with regard to such Authorized Participant, to the extent that such Authorized Participant meets the definition of "principal underwriter" with regard to the Up Trust that is set forth in Section 2(a)(29) of the Investment Company Act of 1940, as amended and as interpreted by the SEC and its Staff.